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                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

IN RE:                          )   CHAPTER 11
                                )
INTERMET CORPORATION, ET AL.,   )   CASE NO. 04-67597
                                )   (JOINTLY ADMINISTERED)
DEBTORS.                        )
                                )   HONORABLE MARCI B. MCIVOR

              AMENDED DISCLOSURE STATEMENT OF INTERMET CORPORATION
          AND CERTAIN OF ITS DOMESTIC SUBSIDIARIES DATED AUGUST 5, 2005

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M., NEW YORK CITY TIME, ON _____ (THE "VOTING DEADLINE"), UNLESS EXTENDED BY INTERMET CORPORATION ("INTERMET") OR THE APPLICABLE DEBTOR. IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY SUCH TIME.

FOLEY & LARDNER LLP
Judy A. O'Neill (P32142)
Daljit S. Doogal (P57181)
Frank W. DiCastri
500 Woodward Avenue
Detroit, Michigan 48226
(313) 234-7100

Counsel to the Debtors and
Debtors in Possession

                                   DISCLAIMER

NO PERSON (AS DEFINED IN THE PLAN) IS AUTHORIZED IN CONNECTION WITH THE PLAN, OR THE SOLICITATION OF BALLOTS WITH RESPECT TO THE PLAN, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT, ITS EXHIBITS AND ANY OTHER BANKRUPTCY COURT-APPROVED SOLICITATION MATERIALS. IF ANY SUCH REPRESENTATIONS OR INFORMATION ARE GIVEN OR MADE, THEY SHOULD NOT BE RELIED UPON. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT ALL THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

THIS DISCLOSURE STATEMENT DESCRIBES VARIOUS TRANSACTIONS CONTEMPLATED UNDER THE PLAN BUT IS NOT A SUBSTITUTE FOR THE PLAN. THE TERMS OF THE PLAN WILL GOVERN IN CASE OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT. A COPY OF THE PLAN ACCOMPANIES THIS DISCLOSURE STATEMENT. THE DEFINITIONS IN THE PLAN ARE INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT. CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT, WITHOUT DEFINITION, HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN.

THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND AN AMENDED DISCLOSURE STATEMENT AT ANY TIME SUBJECT TO THE LIMITATIONS IN THE PLAN AND THE BANKRUPTCY CODE. YOU ARE URGED TO STUDY THE PLAN IN FULL AND TO CONSULT WITH YOUR LEGAL COUNSEL AND TAX ADVISORS ABOUT THE PLAN AND ITS IMPACT UPON YOUR LEGAL RIGHTS, INCLUDING POSSIBLE TAX CONSEQUENCES. PLEASE READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND CONSIDER FULLY THE "CERTAIN FACTORS TO BE CONSIDERED" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION XII - "CERTAIN FACTORS TO BE CONSIDERED."

THE PLAN AND THIS DISCLOSURE STATEMENT ARE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION"; HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR DISCLOSURE STATEMENT AND NONE OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION OR ANY SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITIES HAS APPROVED THIS DISCLOSURE STATEMENT, THE PLAN, THE NEW COMMON STOCK (AS DEFINED IN THE

PLAN) OR THE RIGHTS (AS DEFINED IN THE PLAN) OFFERED UNDER THE PLAN, OR HAS PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

NO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR "BLUE SKY" LAWS HAS BEEN FILED WITH THE SEC OR ANY OTHER AGENCY BY THE DEBTORS WITH RESPECT TO THE RIGHTS OR THE NEW COMMON STOCK THAT WILL BE ISSUED ON THE EFFECTIVE DATE OF THE PLAN AND THAT MAY BE DEEMED TO BE OFFERED BY VIRTUE OF THIS SOLICITATION. THE DEBTORS ARE RELYING ON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 1145 OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS ANY OFFER OF THE NEW COMMON STOCK (EXCEPT ANY OFFER TO THE INITIAL COMMITTED PURCHASERS (AS DEFINED IN THE PLAN)) THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE PLAN.

EXCEPT WITH RESPECT TO THE PROJECTIONS SHOWN IN EXHIBIT G TO THIS DISCLOSURE STATEMENT (THE "PROJECTIONS"), AND EXCEPT AS OTHERWISE SPECIFICALLY AND EXPRESSLY STATED HEREIN, THIS DISCLOSURE STATEMENT DOES NOT REFLECT ANY EVENTS THAT MAY OCCUR SUBSEQUENT TO THE DATE HEREOF. SUCH EVENTS MAY HAVE A MATERIAL IMPACT ON THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS DO NOT INTEND TO UPDATE THE PROJECTIONS. THE PROJECTIONS ARE QUALIFIED BY, AND ARE SUBJECT TO, THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS INCLUDED IN THIS DISCLOSURE STATEMENT. IN ADDITION, NONE OF THE AUDITORS OR OTHER ADVISORS FOR THE DEBTORS HAS COMPILED OR EXAMINED THE PROJECTIONS AND, ACCORDINGLY, NONE OF SUCH PARTIES EXPRESSES ANY OPINION OR PROVIDES ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, OR ASSUMES ANY RESPONSIBILITY FOR, AND EACH SUCH PARTY EXPRESSLY DISCLAIMS ANY RESPONSIBILITY FOR, THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE PLAN AND THIS DISCLOSURE STATEMENT INCLUDING UNDER
SECTION IV - "OPERATIONS OF THE

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DEBTORS," SECTION VI - "CAUSES OF ACTION," AND SECTION XII - "CERTAIN FACTORS TO
BE CONSIDERED."

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. NOTHING CONTAINED HEREIN WILL CONSTITUTE AN ADMISSION OF ANY FACT OR OF LIABILITY BY ANY PARTY WITH REGARD TO ANY CLAIM OR LITIGATION. NO STATEMENT OF FACT WILL BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR IN ANY PROCEEDING WITH RESPECT TO ANY LEGAL EFFECT OF THE REORGANIZATION OF THE DEBTORS OR THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND THIS DISCLOSURE STATEMENT.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, BY ITS NATURE, IS IN THE MANNER OF PROJECTIONS, WHICH MAY PROVE TO BE DIFFERENT FROM ACTUAL RESULTS AND MAY BE SUBJECT TO CHANGE FROM TIME TO TIME.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY MANAGEMENT OF THE DEBTORS, EXCEPT WHERE OTHER SOURCES ARE IDENTIFIED. THE DEBTORS AUTHORIZE NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE PLAN OTHER THAN THOSE IN THIS DISCLOSURE STATEMENT AND ACCOMPANYING DOCUMENTS. YOU SHOULD NOT RELY ON ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PARTY TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT. NO ONE IS AUTHORIZED TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE DEBTORS. THE DEBTORS HAVE BEEN CAREFUL TO BE ACCURATE IN THIS DISCLOSURE STATEMENT IN ALL MATERIAL RESPECTS, AND THEY BELIEVE THAT THE CONTENTS OF THIS DISCLOSURE STATEMENT ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS. HOWEVER, THE DEBTORS CANNOT AND DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY. IN PARTICULAR, EVENTS AND FORCES BEYOND THE CONTROL OF THE DEBTORS MAY ALTER THE ASSUMPTIONS UPON WHICH THE FEASIBILITY OF THE PLAN ARE SUBJECT.

THIS DISCLOSURE STATEMENT MAY CONTAIN STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD LOOKING STATEMENTS INCLUDE THOSE REGARDING CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. SUCH

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FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND
OTHER FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED IN SECTION XII, "CERTAIN FACTORS TO BE CONSIDERED," THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS TO BE DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE STATEMENTS. YOU SHOULD ALSO REVIEW PART II, ITEM 7, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," CONTAINED IN INTERMET'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, FOR ADDITIONAL INFORMATION REGARDING FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS TO BE DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED BY ANY FORWARD-LOOKING STATEMENTS.

                                TABLE OF CONTENTS

I.      INTRODUCTION...............................................................     1
        A.   GENERAL...............................................................     1
        B.   SUMMARY OF DEBTORS' CORPORATE STRUCTURE...............................     2
        C.   JOINTLY PROPOSED PLANS OF REORGANIZATION..............................     3
        D.   INTERCOMPANY CLAIMS...................................................    20
        E.   PRESERVATION OF CERTAIN CAUSES OF ACTION..............................    20

II.     PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION...........................    20
        A.   VOTING PROCEDURES.....................................................    20
        B.   ELECTIONS ON THE BALLOT TO RECEIVE NEW COMMON STOCK...................    21
        C.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS OTHER THAN
             NOTEHOLDER CLAIMS.....................................................    22
        D.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF NOTEHOLDER CLAIMS................    22
        E.   INQUIRIES.............................................................    24
        F.   ACCEPTANCE............................................................    25
        G.   CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS OF THE PLAN..    25
        H.   MODIFICATION OF THE PLAN AND AMENDMENTS...............................    27
        I.   EFFECT OF CONFIRMATION................................................    27
        J.   REVOCATION OF THE PLAN................................................    27

III.    BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF
        BANKRUPTCY PROCEEDINGS.....................................................    27

IV.     OPERATIONS OF THE DEBTORS..................................................    29
        A.   CORPORATE STRUCTURE...................................................    29
        B.   INTERMET'S BUSINESS OPERATIONS........................................    30
        C.   PROPERTIES............................................................    38
        D.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS.......................    39
        E.   THE PRINCIPALS OF THE DEBTORS.........................................    42
        F.   ENVIRONMENTAL RELATED LIABILITIES.....................................    47

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
V.      THE DEBTORS' DEBT OBLIGATIONS..............................................    50
        A.   THE PRE-PETITION CREDIT FACILITY......................................    50
        B.   LETTERS OF CREDIT AGREEMENT...........................................    50
        C.   SENIOR NOTES..........................................................    51
        D.   INDUSTRIAL REVENUE BONDS..............................................    52
        E.   TRADE DEBT............................................................    53

VI.     CAUSES OF ACTION...........................................................    54
        A.   CHAPTER 5 CLAIMS......................................................    54
        B.   OTHER CLAIMS..........................................................    54
        C.   PENDING LITIGATION....................................................    54

VII.    SIGNIFICANT POST-PETITION ACTIONS..........................................    54
        A.   FIRST DAY MOTIONS.....................................................    55
        B.   RETENTION OF PROFESSIONALS............................................    55
        C.   CASE ADMINISTRATION...................................................    56
        D.   OPERATIONAL DEVELOPMENTS..............................................    56
        E.   DEBTOR-IN-POSSESSION FINANCING........................................    64
        F.   FORMATION OF THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS........    66
        G.   APPROVAL OF THE KEY EMPLOYEE RETENTION PLAN...........................    66
        H.   GOODWILL AND ASSET IMPAIRMENT.........................................    68

VIII.   SUMMARY OF THE PLAN........................................................    69
        A.   EIGHTEEN (18) DIFFERENT PLANS OF REORGANIZATION.......................    69
        B.   TREATMENT OF UNCLASSIFIED CLAIMS......................................    71
        C.   TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN...............    76
        D.   TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN.................    78
        E.   INTERCOMPANY CLAIMS...................................................    84

IX.     EFFECT OF CONFIRMATION AND IMPLEMENTATION OF THE PLAN......................    84
        A.   CONFIRMATION..........................................................    84
        B.   EFFECTS OF PLAN CONFIRMATION..........................................    85

        C.   EXIT FINANCING........................................................    92
        D.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................    93
        E.   DISTRIBUTIONS.........................................................    95
        F.   RETIREE BENEFITS......................................................    98
        G.   CORPORATE GOVERNANCE..................................................    99
        H.   REORGANIZED DEBTORS...................................................    99
        I.   CORPORATE ACTION......................................................    99
        J.   NON-DEBTOR AFFILIATES.................................................   101
        K.   STOCKHOLDERS' AGREEMENT...............................................   101
        L.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS....................   101
        M.   REGISTRATION RIGHTS AGREEMENT.........................................   104
        N.   CANCELLATION OF EXISTING COMMON STOCK AND EXISTING PREFERRED STOCK....   104
        O.   MANAGEMENT INCENTIVE PLAN.............................................   105
        P.   KEY EMPLOYEE RIGHTS OFFERING..........................................   105
        Q.   CONTINUATION OF BUSINESS..............................................   106
        R.   EMPLOYMENT AGREEMENTS.................................................   106
        S.   DISBANDMENT OF OFFICIAL COMMITTEES....................................   106
        T.   DISBURSING AGENT......................................................   106
        U.   POST-CONFIRMATION EFFECT OF INDENTURE.................................   107
        V.   PRESERVATION OF CERTAIN CAUSES OF ACTION..............................   107

X.      THE RESTRUCTURING COMMITMENT LETTER AND THE RIGHTS OFFERING................   107
        A.   INITIAL COMMITTED PURCHASERS..........................................   107
        B.   TERMS AND CONDITIONS OF THE RESTRUCTURING COMMITMENT LETTER...........   110
        C.   ABILITY TO PARTICIPATE IN THE RIGHTS OFFERING.........................   111
        D.   ISSUANCE OF RIGHTS....................................................   111
        E.   SUBSCRIPTION PERIOD...................................................   111
        F.   SUBSCRIPTION PRICE....................................................   112
        G.   SUBSCRIPTION RECORD DATE..............................................   112

        H.   SUBSCRIPTION AGENT....................................................   112
        I.   EXERCISE OF RIGHTS....................................................   112
        J.   TRANSFER RESTRICTION; REVOCATION......................................   113
        K.   DISTRIBUTION OF RIGHTS OFFERING SHARES................................   113
        L.   SUBSEQUENT ADJUSTMENTS TO THE RIGHTS PARTICIPATION CLAIM AMOUNT.......   113
        M.   NO INTEREST...........................................................   114
        N.   VALIDITY OF EXERCISE OF RIGHTS........................................   114
        O.   USE OF PROCEEDS.......................................................   114
        P.   MARKETING TO OTHER POTENTIAL INVESTORS AND ALTERNATIVES...............   114
        Q.   JURISDICTION..........................................................   115

XI.     VALUATION ANALYSIS.........................................................   115
        A.   VALUATION OF THE REORGANIZED DEBTORS..................................   115

XII.    CERTAIN FACTORS TO BE CONSIDERED...........................................   124
        A.   CERTAIN BANKRUPTCY CONSIDERATIONS.....................................   125
        B.   RISKS RELATING TO THE NEW COMMON STOCK................................   125
        C.   RISKS ASSOCIATED WITH THE BUSINESSES..................................   126

XIII.   UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF THE PLAN IS CONFIRMED.....   127
        A.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS...................   128
        B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS.....   132
        C.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NEW COMMON STOCK...   135

XIV.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST...........   139
        A.   FEASIBILITY OF THE PLAN...............................................   139
        B.   BEST INTERESTS TEST...................................................   140
        C.   CHAPTER 7 LIQUIDATION ANALYSIS........................................   142

XV.     SOLICITATION OF THE PLAN...................................................   144
        A.   PARTIES IN INTEREST ENTITLED TO VOTE..................................   144
        B.   CLASSES IMPAIRED UNDER THE PLAN.......................................   145

        C.   WAIVERS OF DEFECTS, IRREGULARITIES, ETC...............................   145
        D.   WITHDRAWAL OF BALLOTS; REVOCATION.....................................   145
        E.   FURTHER INFORMATION; ADDITIONAL COPIES................................   146

XVI.    CONCLUSION.................................................................   146

List of Exhibits

Exhibit A  - Debtors' Amended Plans of Reorganization

Exhibit B  - Corporate Structure Chart

Exhibit B1 - Post-Emergence Corporate Structure Chart

Exhibit C  - List Of Debtors' Properties

Exhibit D  - List Of Pending Litigation

Exhibit E  - List Of First Day Motions

Exhibit F  - Liquidation Analysis

Exhibit G  - Projected Financial Information For The Reorganized Debtors

Exhibit H  - Selected Historical Financial Information

Exhibit I  - Distribution Schedule

Exhibit J  - Stockholders' Agreement

I.   INTRODUCTION

     A.   GENERAL

The purpose of this Amended Disclosure Statement (the "Disclosure Statement") is to provide Holders of all Claims and Interests in the Debtors with adequate information, within the meaning of Section 1125(a) and 1126 of the Bankruptcy Code, of a kind, and in sufficient detail, to make an informed judgment about the amended plans of reorganization submitted to the Bankruptcy Court on August 5, 2005 (collectively, the "Plan") by Intermet Corporation, a Georgia corporation ("Intermet"), and certain of its domestic subsidiaries, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc. (collectively, the "Domestic Subsidiaries") (Intermet and the Domestic Subsidiaries are each individually referred to as a "Debtor" and collectively, as the "Debtors"). A copy of the Plan is attached hereto as Exhibit A.

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

The Debtors are debtors and debtors-in-possession in jointly administered Cases under Chapter 11 of the Bankruptcy Code. The Debtors are reorganizing and continuing to conduct their businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code and are soliciting votes to accept or reject the Plan. The Debtors [and the Creditors' Committee] believe that acceptance of the Plan is in the best interests of any Person who holds a Claim against the Debtors.

None of the non-Debtor Affiliates incorporated outside of the United States have commenced, or are subject to, a case under Chapter 11 of the Bankruptcy Code or similar insolvency proceeding in any other jurisdiction. These foreign non-Debtor Affiliates, which are identified in the corporate structure chart attached hereto as Exhibit B, continue to operate their businesses in the ordinary course of business. In addition, there are two domestic non-Debtor Affiliates: Western Capital Corporation and Transnational Indemnity Company. These subsidiaries have ceased operations and will be dissolved pursuant to state law prior to, or soon after, the Effective Date.

Debtors Alexander City Casting Company, Inc., Ironton Iron, Inc., Wagner Havana, Inc. and Intermet Illinois, Inc. are non-operating entities which currently own Assets. It is each such Debtor's intention to sell such Assets after the Effective Date. The proceeds of such sales will be paid to the Exit Lenders.

HOLDERS OF CLAIMS AGAINST ANY OF THE DEBTORS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN, TOGETHER WITH THE EXHIBITS, IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

     B.   SUMMARY OF DEBTORS' CORPORATE STRUCTURE

Attached as Exhibit B hereto is a chart illustrating the current corporate structure of the Debtors and the non-Debtor Affiliates.

Immediately after the Effective Date, the Debtors intend to restructure their domestic operations in order to realign the legal structure with the management reporting system, streamline and simplify the corporate structure to reduce the administrative burden of managing the current structure, and the Debtors believe the new corporate structure will allow them to more effectively manage the tax consequences associated with cancellation of indebtedness income. Attached as Exhibit B1 is a chart illustrating the post-Effective Date corporate structure of the Debtors that is currently contemplated. The Debtors currently contemplate the following changes to their domestic corporate structure:(1)

     - Reorganized Intermet will form a new corporation named "Light Metals Group, Inc."

     - "Light Metals Group, Inc." will form "Tool Products, LLC," "Ganton Technologies, LLC," "Diversified Diemakers, LLC" and "Alexander City, LLC"

     -    Reorganized Tool Products, Inc. will merge with "Tool Products, LLC"

     - Reorganized Ganton Technologies, Inc. will merge with "Ganton Technologies, LLC"

     - Reorganized Alexander City Casting Company, Inc. will merge with "Alexander City, LLC"

     - Reorganized Diversified Diemakers, Inc. will merge with "Diversified Diemakers, LLC"

----------
(1) The post-emergence corporate structure chart attached as Exhibit B1 and the transactions contemplated therein (including all corporate name changes) are preliminary and subject to change as the Debtors (and the Reorganized Debtors) continue to evaluate the reorganization of their businesses.

     -    Reorganized Sudbury, Inc. will be renamed "Ferrous Metals Group, Inc."

     - Reorganized Intermet will contribute the stock of Reorganized Lynchburg Foundry Company, Reorganized Ironton Iron, Inc., and Reorganized Northern Castings Corporation to "Ferrous Metals Group, Inc."

     - "Ferrous Metals Group, Inc." will form "Lynchburg, LLC," "Northern, LLC," and "Ironton, LLC"

     -    Reorganized Lynchburg Foundry Company will merge with "Lynchburg, LLC"

     -    Reorganized Northern Castings Corporation will merge with "Northern,
          LLC"

     -    Reorganized Ironton Iron, Inc. will merge with "Ironton, LLC"

     - "Ferrous Metals Group, Inc." will contribute the stock of Reorganized Western Capital Corporation to Reorganized Wagner Castings Company

     - Reorganized Wagner Havana, Inc. will merge with Reorganized Western Capital Corporation

     C.   JOINTLY PROPOSED PLANS OF REORGANIZATION

THE PLAN IS THE PRODUCT OF INTENSIVE NEGOTIATIONS AMONG THE DEBTORS, THE CREDITORS' COMMITTEE, THE PRE-PETITION AGENT, AND THE INITIAL COMMITTED PURCHASERS. THE DEBTORS [AND THE CREDITORS' COMMITTEE] BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THEY STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, see SECTION VIII "SUMMARY OF PLAN." The Plan was the result of a term sheet negotiated among the Debtors, the Creditors' Committee, the Pre-Petition Agent, and the Initial Committed Purchasers which is attached to the Restructuring Commitment Letter attached to the Plan as Exhibit A. The following summary is qualified in its entirety by the provisions of the Plan.

The Plan provides for the treatment of both classified and unclassified Claims against and Interests in each of the Debtors. SEE SECTION VIII - "SUMMARY OF THE PLAN" and Exhibit A to this Disclosure Statement for more details.

          1.   Unclassified Claims Against Each Debtor

In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Plan provides that Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims (to the extent such Workers' Compensation Claims are not General Unsecured Claims as described in Article 3.06 of the Plan), Pension Claims, and

Consignment Claims are not classified. The respective treatment of such unclassified Claims is set forth below.

               A.   Administrative Claims Against Any Debtor

Except for Holders of DIP Facility Claims, each Holder of an Allowed Administrative Claim against any Debtor will receive, in full satisfaction of such Allowed Administrative Claim, Cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder agrees to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor will be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing in the Plan will be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or another court of competent jurisdiction.

               B.   Tax Claims Against Any Debtor

Each Holder of an Allowed Tax Claim against any Debtor will receive, in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Effective Date and (2) the date that is ten (10) days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Tax Claim, or (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim, totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim will have agreed in writing; provided that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to the Plan and the Holder of an Allowed Tax Claim will not assess or attempt to collect such penalty from the Debtors, their Estates, the Reorganized Debtors, or their property.

               C.   DIP Facility Claims Against Any Debtor

On the Effective Date, in full satisfaction of the DIP Facility Claims against each Debtor, the DIP Agents (for the benefit of the DIP Lenders, as applicable) will receive Cash in an amount equal to the then outstanding amount of the DIP Facility Claims (including, without limitation, all accrued and unpaid interest, fees and expenses and any other amounts that may then be due and payable under the DIP Facility) and any undrawn letters of credit issued pursuant to the DIP Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility. On the Effective Date, the DIP Agents' and the DIP Lenders' commitments and obligations under the DIP Facility will be irrevocably terminated and the Debtors will be deemed to have unconditionally and irrevocably released the DIP Lenders and the DIP Agents from all obligations, claims and liabilities arising thereunder or relating thereto.

               D.   U.S. Trustee Fees Owed By Any Debtor

The U.S. Trustee's quarterly fees owed by any Debtor will be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

               E.   Workers' Compensation Claims Against Any Debtor

Upon the Effective Date of the Plan, with the exception of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., the Reorganized Debtors will continue the Workers' Compensation Programs for all states in which they operate. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Workers' Compensation Programs, provided that in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., Claims arising thereunder will be General Unsecured Claims. The Reorganized Debtors will be responsible for all valid Claims for benefits and liabilities under the applicable Workers' Compensation Programs, provided that, in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., such Claims arising thereunder will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. All obligations under the applicable Workers' Compensation Programs will be paid in accordance with the terms and conditions of applicable Workers' Compensation Programs and all other applicable laws other than the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., which Claims will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. For all states in which the Debtors currently operate or have operated, with the exception of the State of Ohio, the Workers Compensation Programs are either (i) self-insured, or (ii) insured with a third party insurance carrier, and are in all cases secured by letters of credit. Accordingly, Claims resulting from the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., will be Class 4 General Unsecured Claims or Class 5 Unsecured Convenience Claims as applicable.

               F.   Pension Claims Against Any Debtor

Upon Confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue all Pension Plans in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Pension Plans will remain unaltered. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their control group of or from any current or future liability under applicable law with respect to the Pension Plans. On the Effective Date, the Debtors will pay into each Pension Plan the amount then due for the 2004 Pension Plan years, unless such payments have already been made by the Debtors in the ordinary course. On the Effective Date, the Debtors will pay into each Pension Plan the remaining amounts then due under applicable minimum funding standards and the PBGC will be deemed to have withdrawn its Claims with respect to the Pension Plans. The PBGC will be enjoined from seeking relief against the Reorganized Debtors under 29 U.S.C. Section 1362(e) as a consequence of the closure of the Debtors' Racine, Wisconsin or Decatur, Illinois facilities.

               G.   Consignment Claims Against Any Debtor

Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all Liens, if any, of Persons who provided goods to the Debtors on consignment
(i) prior to the Petition Date and who hold valid, enforceable, and perfected Liens in such goods (a) pursuant to a written agreement with the Debtors and (b) in accordance with applicable law, or (ii) after the Petition Date pursuant to any order of the Bankruptcy Court will, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the Debtors and such Persons and will remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to the Debtors on consignment will be deemed to hold General Unsecured Claims under the Plan.

          2.   Classified Claims Against Each Debtor

Classes 1, 2, and 3 are Unimpaired for all Debtors. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims or Unimpaired Equity Interests in such Classes are conclusively presumed to have accepted the Plan. Classes 3a, 3b, 4, 4a, 4b, 4c, 5 and Class 6b Impaired Equity Interests are Impaired. Holders of Allowed Claims in Classes 3a, 3b, 4, 4a, 4b, 4c and 5 are, to the extent that such Claims are Allowed, not Disputed, or Temporarily Allowed for voting purposes pursuant to Bankruptcy Rule 3018(a), allowed to vote as a Class to accept or reject the Plan. Holders of Class 6b Impaired Equity Interests in the Impaired Equity Debtors are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

The tables below provide summaries of the classification and treatment of classified Claims and Equity Interests for each Debtor. The treatment of Claims shown below is more fully explained in the distribution schedule attached as
Exhibit I to this Disclosure Statement.

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF

THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
Class 1        Unimpaired for each Debtor - deemed to have     Intermet                           100%
(Priority      accepted the Plan and not entitled to vote on   Corporation: ~ $1,337,882
Claims)        the Plan; each Holder paid in full in Cash
               from the Assets of each particular Debtor       Alexander City Casting             100%
               against whom the Holder holds its Claim on      Company, Inc.: $0
               the latest of the (i) Effective Date, (ii)
               the date that is 10 days after the Allowance    Cast-Matic                         100%
               Date of such Claim and (iii) the date when      Corporation: ~ $123,878
               such Claim becomes due and payable according
               to its terms.                                   Columbus                           100%
                                                               Foundry, L.P.: ~ $95,175

                                                               Diversified                        100%
                                                               Diemakers, Inc.: ~ $33,135

                                                               Ganton                             100%
                                                               Technologies, Inc.: ~ $146,574

                                                               Intermet Holding Company: $0       100%

                                                               Intermet Illinois, Inc.: $0        100%

                                                               Intermet International, Inc.: $0   100%

                                                               Intermet U.S.                      100%
                                                               Holding, Inc.: ~ $10,186

                                                               Ironton Iron, Inc.: $0             100%

                                                               Lynchburg Foundry                  100%
                                                               Company: ~ $26,431

                                                               Northern Castings                  100%
                                                               Corporation: ~ $27,871

                                                               Sudbury, Inc.: $0                  100%

                                                               SUDM, Inc.: $0                     100%

                                                               Tool Products, Inc.: ~ $70,048     100%

                                                               Wagner Castings                    100%
                                                               Company: ~ $14,983

                                                               Wagner Havana, Inc.: $0            100%

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
Class 2        Unimpaired for each Debtor - deemed to have     Intermet                           100%
(Pre-          accepted the Plan and not entitled to vote on   Corporation: ~ $171 million
Petition       Plan; Pre-Petition Agent paid Cash in full
Lender         amount of principal and interest due, plus      Alexander City Casting             100%
Claims)        all un-reimbursed fees and expenses incurred    Company, Inc.: ~ $171 million
               by the Pre-Petition Agent through the
               Effective Date, plus all interest and fees      Cast-Matic                         100%
               (if any) to which the Pre-Petition Lenders      Corporation: ~ $171 million
               are entitled under Section 506(b) of the
               Bankruptcy Code, and any other amounts owed     Columbus                           100%
               by the Debtors under the DIP Order.             Foundry, L.P.: ~ $171 million

                                                               Diversified                        100%
                                                               Diemakers, Inc.: ~ $171 million

                                                               Ganton                             100%
                                                               Technologies, Inc.: ~ $171
                                                               million

                                                               Intermet                           100%
                                                               Holding Company: ~ $171 million

                                                               Intermet Illinois, Inc.: ~ $171    100%
                                                               million

                                                               Intermet                           100%
                                                               International, Inc.: ~ $171
                                                               million

                                                               Intermet U.S.                      100%
                                                               Holding, Inc.: ~ $171 million

                                                               Ironton Iron, Inc.: ~ $171         100%
                                                               million

                                                               Lynchburg Foundry                  100%
                                                               Company: ~ $171 million

                                                               Northern Castings                  100%
                                                               Corporation: ~ $171 million

                                                               Sudbury, Inc.: ~ $171 million      100%

                                                               SUDM, Inc.: ~ $171 million         100%

                                                               Tool Products, Inc.: ~ $171        100%
                                                               million

                                                               Wagner Castings                    100%
                                                               Company: ~ $171 million

                                                               Wagner Havana, Inc.: ~ $171        100%
                                                               million

Class 3        Unimpaired - legal, equitable and contractual   Intermet Corporation: ~ $322,248   100%
(Secured       rights reinstated on the Effective Date, or
Claims         otherwise satisfied in accordance with the      Alexander City Casting             100%
Against        Plan.                                           Company, Inc.: $0
Any Debtor
Except                                                         Cast-Matic Corporation: ~ $6,983   100%
Claims In
Class 3a As                                                    Columbus                           100%
To Wagner                                                      Foundry, L.P.: ~ 201,595
Castings
Company)                                                       Diversified                        100%
                                                               Diemakers, Inc.: ~ $50,787

                                                               Ganton                             100%
                                                               Technologies, Inc.: ~ $2,841,476

                                                               Intermet Holding Company: $0       100%

                                                               Intermet Illinois, Inc.: $0        100%

                                                               Intermet International, Inc.: $0   100%

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                               Intermet U.S.                      100%
                                                               Holding, Inc.: ~ $22,763

                                                               Ironton Iron, Inc.: $0             100%

                                                               Lynchburg Foundry                  100%
                                                               Company: ~ $157,687

                                                               Northern Castings                  100%
                                                               Corporation: ~ $798

                                                               Sudbury, Inc.: $0                  100%

                                                               SUDM, Inc.: $0                     100%

                                                               Tool Products, Inc.: ~ $617,655    100%

                                                               Wagner Castings                    100%
                                                               Company: ~ $330,712

                                                               Wagner Havana, Inc.: $0            100%

Class 3a       Impaired. On the Effective Date, Dana           Wagner Castings                    100%
(Secured       Corporation will be allowed to setoff such      Company: ~ $5,300
Claims Held    Claim from amounts owed to Wagner Castings,
By Dana        Columbus Foundry, L.P., Lynchburg Foundry
Corporation    Company, and Intermet, on the condition that
Against        Dana provides the amendments to its purchase
Wagner         orders with the aforementioned Debtors set
Castings       forth in an agreement by and among such
Company)       Debtors and Dana dated April, 2005.

*Class 4       Impaired - each Holder paid:                    Intermet                           Cash-Out Amount for
(General                                                       Corporation: ~ $189,197,093        non-Noteholder
Unsecured      (a) the Cash-Out Amount; OR                     (includes Noteholder Claims)       Claims: 3.77%
Claims Other
Than Those     (b) at the option of each such Holder of a                                         Cash-Out Amount for
In Classes     General Unsecured Claim and only to the                                            Noteholder Claims:
4a, 4b, or     extent that such Holder of General Unsecured                                       13.38%
4c)            Claims so elects on the Ballot:
                                                                                                  If New Common Stock
                    (i) a Pro Rata portion of shares of New                                       and Rights elected
               Common Stock allocated to the applicable                                           (non-Noteholder
               Debtor as indicated in Exhibit B to the Plan,                                      Claims): 14.2%
               and
                                                                                                  If New Common Stock
                    (ii) its Pro Rata share of the Rights                                         and Rights elected
               allocated to the applicable Debtor as                                              (Noteholder Claims):
               indicated on Exhibit B to the Plan; OR                                             50.6%

               (c) at the option of each such Holder of a                                         If Inducement Cash
               General Unsecured Claim and only to                                                elected: 15.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $1,389,878

                                                               Alexander City Casting             Cash-Out Amount for
                                                               Company, Inc.: ~ $179,931,240      non-Noteholder
                                                               (consists only of Noteholder       Claims: 0.14%
                                                               Claims)
                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
               the extent that such Holder of General                                             If New Common Stock
               Unsecured Claims so elects on the Ballot, the                                      and Rights elected
               Inducement Cash Amount.                                                            (non-Noteholder
                                                                                                  Claims): 0.5%
               For the avoidance of doubt, in the event a
               Holder of a General Unsecured Claim fails to                                       If New Common Stock
               elect the options set forth in subsections                                         and Rights elected
               (b) or (c) above, such Holder will receive                                         (Noteholder Claims):
               Cash equal to the Cash-Out Amount.                                                 50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: N/A

                                                               Cast-Matic                         Cash-Out Amount for
                                                               Corporation: ~ $183,197,759        non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.83%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 3.1%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $163,326

                                                               Columbus                           Cash-Out Amount for
                                                               Foundry, L.P.: ~ $189,397,046      non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 3.54%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 13.3%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 14.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $1,325,213

                                                               Diversified                        Cash-Out Amount for
                                                               Diemakers, Inc.: ~ $183,291,005    non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 1.4%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 5.3%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 6.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $201,586

                                                               Ganton Technologies,               Cash-Out Amount for
                                                               Inc.: ~ $187,016,248               non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.26%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 1.0%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $354,250

                                                               Intermet Holding Company: $0       N/A
                                                               (not a guarantor of Senior Notes
                                                               and therefore, no Noteholder
                                                               Claims)

                                                               Intermet                           Cash-Out Amount for
                                                               Illinois, Inc.: ~ $181,331,240     non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.14%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $70,000

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                               Intermet                           Cash-Out Amount for
                                                               International, Inc.: ~ $14,000     non-Noteholder
                                                               (not a guarantor of Senior         Claims: N/A
                                                               Notes, and therefore, no
                                                               Noteholder Claims)                 Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  N/A

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 100%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  N/A

                                                                                                  If Inducement Cash
                                                                                                  elected: 100%


                                                               Intermet U.S.                      Cash-Out Amount for
                                                               Holding, Inc.: ~ $185,889,247      non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.45%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 1.7%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $297,900

                                                               Ironton Iron, Inc.: ~              Cash-Out Amount for
                                                               $182,736,103 (includes             non-Noteholder
                                                               Noteholder Claims)                 Claims: 0.13%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $140,243

                                                               Lynchburg Foundry                  Cash-Out Amount for
                                                               Company: ~ $189,342,671            non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.17%

                                                                                                  Cash-Out Amount for

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.6%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $470,572

                                                               Northern Castings                  Cash-Out Amount for
                                                               Corporation: ~ $181,482,233        non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 0.94%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 3.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $77,550

                                                               Sudbury, Inc.: ~ $182,804,825      Cash-Out Amount for
                                                               (includes Noteholder Claims)       non-Noteholder
                                                                                                  Claims: 0.13%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $143,679

                                                               Tool                               Cash-Out Amount for
                                                               Products, Inc.: ~ $186,138,827     non-Noteholder
                                                               (includes Noteholder Claims)       Claims: 1.08%

                                                                                                  Cash-Out Amount for

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 4.1%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $310,379

                                                               Wagner Castings Company            Cash-Out Amount for
                                                               Company: ~ $184,580,140            non-Noteholder
                                                               (includes Noteholder Claims).      Claims: 0.13%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $232,445

                                                               Wagner                             Cash-Out Amount for
                                                               Havana, Inc.: ~ $181,369,667       non-Noteholder
                                                               (includes Noteholder Claims).      Claims: 0.14%

                                                                                                  Cash-Out Amount for
                                                                                                  Noteholder Claims:
                                                                                                  13.38%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (non-Noteholder
                                                                                                  Claims): 0.5%

                                                                                                  If New Common Stock
                                                                                                  and Rights elected
                                                                                                  (Noteholder Claims):
                                                                                                  50.6%

                                                                                                  If Inducement Cash
                                                                                                  elected: 5.0%, or
                                                                                                  Pro Rata share of
                                                                                                  $71,921

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
Class 4a       Impaired. If the Liquidating Plan Condition     Wagner Castings Company Company:   0%
(General       is satisfied, each Holder paid:                 ~ $184,580,140 General Unsecured
Unsecured                                                      Claims (includes Noteholder
Claims and     On or as soon as reasonably practicable after   Claims).
Unsecured      the Effective Date, in full satisfaction of
Convenience    the Allowed General Unsecured Claims in such
Claims         Class, the Indenture Trustee, on behalf of
Against        each of the Noteholders, or each Holder of
Wagner         the Allowed General Unsecured Claims,
Castings       respectively, will receive in full
Company but    satisfaction of their Claims against Wagner
only if the    Castings:
Liquidating
Plan
Condition is   Cash equal to each Holder's Pro Rata share of
satisfied)     all proceeds remaining after liquidation of
               all assets of Wagner Castings and the
               satisfaction of all Liens thereon, including
               those arising after the Effective Date, such
               as the Liens arising under the Exit Financing
               Facility.

Class 4b       Impaired. On or as soon as reasonably           SUDM, Inc.: ~ $179,931,240         Cash-Out Amount for
(General       practicable after the Effective Date, in full   (consists only of Noteholder       non-Noteholder
Unsecured      satisfaction of its Allowed General Unsecured   Claims)                            Claims: N/A
Claims         Claims in such Class, the Indenture Trustee,
Against        on behalf of each of the Noteholders, or each                                      Cash-Out Amount for
SUDM, Inc.)    Holder of the Allowed General Unsecured                                            Noteholder Claims:
               Claims, respectively, will receive:                                                13.38%

               (a) the Indenture Trustee Fee Amount, and                                          If New Common Stock
                                                                                                  and Rights elected
               (b) the Cash-Out Amount allocated to SUDM as                                       (non-Noteholder
               indicated at right and in Exhibit B to the                                         Claims): 0.8%
               Plan; OR
                                                                                                  If New Common Stock
               (c) at the option of each such Holder of a                                         and Rights elected
               General Unsecured Claim and only to the                                            (Noteholder Claims):
               extent that such Holder of General Unsecured                                       50.6%
               Claims so elects on the Ballot:
                                                                                                  If Inducement Cash
                    (i) a Pro Rata portion of shares of New                                       elected: N/A
               Common Stock allocated to SUDM as indicated
               in Exhibit B to the Plan, and

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                    (ii) its Pro Rata share of the Rights
               allocated to SUDM as indicated on Exhibit B
               to the Plan; OR

               (d) at the option of each such Holder of a General Unsecured Claim against SUDM and only to the extent that such Holder so elects on the Ballot, the Inducement Cash Amount with respect to SUDM.

               For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections
               (c) or (d) above, such Holder will receive
               Cash equal to the Cash-Out Amount.

Class 4c       Impaired. If the Liquidating Plan Condition     Wagner Havana, Inc.: ~             Cash-Out Amount for
(General       is satisfied:                                   $181,369,667 (includes             non-Noteholder
Unsecured                                                      Noteholder Claims)                 Claims: 0.14%
Claims And     On the Effective Date, the Indenture Trustee,
Unsecured      on behalf of each of the Noteholders, or a                                         Cash-Out Amount for
Convenience    Holder of Allowed General Unsecured Claims                                         Noteholder Claims:
Claims         against Wagner Havana, Inc., will receive in                                       13.38%
Against        full satisfaction of their Claims:
Wagner                                                                                            If New Common
Havana,        (a) the Cash-Out Amount allocated to Wagner                                        Stock and Rights
Inc., but      Havana as indicated in Exhibit B to the Plan;                                      elected
only if the    OR                                                                                 (non-Noteholder
Liquidating                                                                                       Claims): 0.5%
Plan           (b) at the option of each such Holder of a
Condition is   General Unsecured Claim and only to the                                            If New
satisfied)     extent that such Holder of General Unsecured                                       Common Stock and
               Claims so elects on the Ballot:                                                    Rights elected
                                                                                                  (Noteholder Claims):
                    (i) a Pro Rata portion of shares of the                                       50.6%
               New Common Stock allocated to Wagner Havana
               as indicated in Exhibit B to the Plan,                                             If Inducement
                                                                                                  Cash elected: 5.0%,
                    (ii) its Pro Rata share of the Rights                                         or Pro Rata share of
               allocated to Wagner Havana and indicated on                                        $71,921
               Exhibit B to the Plan; and

                    (iii) its Pro Rata share of the

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
               Reorganized Wagner Havana New Common Stock
               which will be conveyed immediately to
               Reorganized Intermet upon the Effective Date;
               OR

               (c) at the option of each such Holder of a General Unsecured Claim against Wagner Havana and only to the extent that such Holder so elects on the Ballot, the Inducement Cash
               Amount with respect to Wagner Havana as
               indicated in Exhibit B to the Plan.

               In the event a Holder of a General Unsecured
               Claim fails to elect the options set forth in subsections (b) or (c) above, such Holder will receive the Cash-Out Amount allocated to Wagner Havana.

**Class 5      Impaired - each Holder paid as soon as          Intermet Corporation: ~            22.5%
(Unsecured     practicable after the Effective Date, the       $3,014,877
Convenience    fixed percentage of each Holder's Allowed
Claims)        Claim shown at right and in Exhibit B to the    Alexander City Casting Company,    N/A
               Plan.                                           Inc.: $0

                                                               Cast-Matic Corporation: ~          7.5%
                                                               $1,169,873

                                                               Columbus Foundry, L.P.: ~          21.0%
                                                               $3,749,449

                                                               Diversified Diemakers, Inc.: ~     9.0%
                                                               $2,826,606

                                                               Ganton Technologies, Inc.: ~       7.5%
                                                               $4,438,257

                                                               Intermet Holding Company: $0       N/A

                                                               Intermet Illinois, Inc.: ~ $348    7.5%

                                                               Intermet International, Inc.: $0   100%

                                                               Intermet U.S. Holding, Inc.: ~     7.5%
                                                               $2,363,306

                                                               Ironton Iron, Inc.: ~ $2,517       7.5%

                                                               Lynchburg Foundry Company: ~       7.5%
                                                               $2,965,232

                                                               Northern Castings Corporation: ~   7.5%
                                                               $1,117,590

                                                               Sudbury, Inc.: ~ $6,853            7.5%

                                                               SUDM, Inc.: $0                     N/A

                                                               Tool Products, Inc.: ~             7.5%
                                                               $3,096,229

                                                               Wagner Castings Company: ~         7.5%
                                                               $2,950,382

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                               Wagner Havana, Inc.: ~ $252,977    7.5%

Class 6a       Unimpaired as to the Unimpaired Equity          Alexander City Casting Company,    100%; Allowed and
(Unimpaired    Interests in the Unimpaired Equity Debtors,     Inc.: 500 shares                   retained by
Equity         in which cases the Holders are deemed to have                                      Reorganized Intermet
Interests)     accepted the Plan and are not entitled to
               vote. As to such Unimpaired Equity Debtors,     Cast-Matic Corporation: 47,805     100%; Allowed and
               the Class 6 Unimpaired Equity Interests will    shares                             retained by
               be Allowed and retained by the applicable                                          Reorganized Sudbury,
               Reorganized Debtor shown at right.                                                 Inc.

                                                               Columbus Foundry, L.P.: 95%        100%; Allowed and
                                                               General Partner Interest, and 5%   retained by
                                                               Limited Partner Interest           Reorganized Intermet
                                                                                                  U.S. Holding, Inc.
                                                                                                  (95% General Partner
                                                                                                  Interest) and SUDM,
                                                                                                  Inc. (5% Limited
                                                                                                  Partner Interest)

                                                               Diversified Diemakers, Inc.:       100%; Allowed and
                                                               10,000 shares                      retained by
                                                                                                  Reorganized Intermet

                                                               Ganton Technologies, Inc.:         100%; Allowed and
                                                               1,000,000 shares                   retained by
                                                                                                  Reorganized Intermet

                                                               Intermet Holding Company: 1,000    100%; Allowed and
                                                               shares                             retained by
                                                                                                  Reorganized Intermet
                                                                                                  International, Inc.

                                                               Intermet Illinois, Inc.: 1,000     100%; Allowed and
                                                               shares                             retained by
                                                                                                  Reorganized Sudbury,
                                                                                                  Inc.

                                                               Intermet International, Inc.:      100%; Allowed and
                                                               500 shares                         retained by
                                                                                                  Reorganized Intermet

                                                               Intermet U.S. Holding, Inc.:       100%; Allowed and
                                                               1,000 shares                       retained by Intermet
                                                                                                  International, Inc.

                                                               Ironton Iron, Inc., but only as    Existing Common
                                                               to the Existing Common Stock:      Stock: 100%; Allowed
                                                               23,000 shares. See Class 6b for    and retained by
                                                               treatment of the Existing          Reorganized Intermet
                                                               Preferred Stock.

                                                               Lynchburg Foundry Company: 100     100%; Allowed and
                                                               shares                             retained by
                                                                                                  Reorganized Intermet

                                                               Northern Castings Corporation:     100%; Allowed and
                                                               500 shares                         retained by
                                                                                                  Reorganized Intermet

                                                               Sudbury, Inc.: 1,000 shares        100%; Allowed and
                                                                                                  retained by
                                                                                                  Reorganized Intermet

                                                               SUDM, Inc.: 1,000 shares           100%; Allowed and

  CLASS AND
   TYPE OF
  CLAIM OR                                                        ESTIMATED AMOUNT OF ALLOWED      ESTIMATED RECOVERY
   EQUITY                                                        CLAIMS OR EQUITY INTERESTS BY    OF ALLOWED CLAIMS OR
INTEREST FOR                                                     DEBTOR ON THE EFFECTIVE DATE,     EQUITY INTERESTS BY
 EACH DEBTOR              TREATMENT BY EACH DEBTOR                   SUBJECT TO OBJECTIONS               DEBTOR
------------   ---------------------------------------------   --------------------------------   --------------------
                                                                                                  retained by Intermet
                                                                                                  International, Inc.

                                                               Tool Products, Inc.: 100 shares    100%; Allowed and
                                                                                                  retained by
                                                                                                  Reorganized Intermet

                                                               ***Wagner Castings Company:        If Liquidating Plan
                                                               296,550 shares if the              Condition is not
                                                               Liquidating Plan Condition is      satisfied: 100%;
                                                               not satisfied. See Class 6b if     Allowed and retained
                                                               the Liquidating Plan Condition     by Reorganized
                                                               is satisfied.                      Sudbury, Inc.

                                                               ***Wagner Havana, Inc.: 100        If Liquidating Plan
                                                               shares if the Liquidating Plan     Condition is not
                                                               Condition is not satisfied. See    satisfied: 100%;
                                                               Class 6b if the Liquidating Plan   Allowed and retained
                                                               Condition is satisfied.            by Reorganized
                                                                                                  Wagner Castings
                                                                                                  Company

Class 6b       Impaired as to the Impaired Equity Interests    Intermet Corporation: 0 shares     0%; Cancelled.
(Impaired      in the Impaired Equity Debtors, in which
Equity         cases the Holders are not entitled to vote on   ***Wagner Castings Company, but    If the Liquidating
Interests)     the Plan and are deemed to have rejected it.    only if the Liquidating Plan       Plan Condition is
               On the Effective Date, all of the Class 6b      Condition is satisfied: 0 shares   satisfied: For
               Impaired Equity Interests of such Impaired                                         liquidation purposes
               Equity Debtors will be cancelled.                                                  only, 1 share of
                                                                                                  Reorganized Wagner
                                                                                                  Castings Common
                                                                                                  Stock issued and
                                                                                                  transferred to a
                                                                                                  third-party
                                                                                                  liquidating trustee.

                                                               ***Wagner Havana, Inc., but only   If Liquidating Plan
                                                               if the Liquidating Plan            Condition is
                                                               Condition is satisfied: 0          satisfied: 0%;
                                                               shares.                            Cancelled. 1000
                                                                                                  shares of New Wagner
                                                                                                  Havana Common Stock
                                                                                                  issued to Holders of
                                                                                                  General Unsecured
                                                                                                  Claims and
                                                                                                  transferred to
                                                                                                  Reorganized
                                                                                                  Intermet.

                                                               Ironton Iron, Inc., but only as    Existing Preferred
                                                               to the Existing Preferred Stock:   Stock: 0%;
                                                               0 shares.                          Cancelled.

Note: The Claims estimates set forth above reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.

* See "Explanation of Creditor Treatment in Class 4" in Section VIII.D.2.a, below.

** Allowed unsecured Claims that are less than or equal to $125,000 and for which only one Debtor is liable according to the Debtors' books and records, or for which the Holder makes a Convenience Class Election.

*** See "Explanation of Impaired Equity Interest Treatment in Class 6b for Wagner Castings Company and Wagner Havana, Inc." in Section VIII.D.7.a, below.

For a more detailed description of the foregoing Classes of Claims and Equity Interests and the proposed Distributions thereto, SEE SECTION VIII - "SUMMARY OF THE PLAN."

     D.   INTERCOMPANY CLAIMS

All Intercompany Claims will be released, waived and discharged as of the Effective Date. Claims held by Non-Debtor Affiliates against the Debtors will, with the consent of the Initial Committed Purchasers, to the maximum extent practicable, be (a) released, waived, and discharged as of the Effective Date,
(b) offset against claims held by Debtors against Non-Debtor Affiliates, or (c) converted to equity with respect to the obligee Debtor.

     E.   PRESERVATION OF CERTAIN CAUSES OF ACTION

In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, including Avoidance Actions and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules or on Exhibit J to the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the Confirmation or consummation of the Plan. Further, recovery of any proceeds of Causes of Action will be deemed "for the benefit of the Estates" as set forth in Section 550(a) of the Bankruptcy Code.

II. PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION

     A.   VOTING PROCEDURES

Under the Bankruptcy Code, the only Classes that are entitled to vote to accept or reject the Plan are Classes of Claims that are Impaired under the Plan. Accordingly, Classes of Claims or Interests that are Unimpaired under the Plan as to all Debtors, Classes 1 (Priority Claims Against Any Debtor), 2 (Pre-Petition Lender Claims Against Any Debtor), 3 (Class 3 Against Any Debtor Except As To Wagner Castings Company), and

6a (Unimpaired Equity Interests) are presumed to have accepted the Plan as to all Debtors and are not entitled to vote on the Plan. Holders of Secured Claims held by Dana Corporation Against Wagner Castings Company (Class 3a), General Unsecured Claims against any Debtor (Classes 4, 4a, 4b, and 4c), and Unsecured Convenience Claims (Class 5), as to all Debtors, are Impaired and will be entitled to vote to accept or reject the Plan. Holders of Impaired Equity Interests (Class 6b) will not vote because such Impaired Equity Interests will not receive any Distribution and, accordingly, such Holders are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

Creditors that hold Claims in more than one Impaired Class are entitled to vote separately in each Class. To the extent that such multiple claims can be identified by J.P. Morgan Trust Company N.A. ("JP Morgan" or the "Balloting Agent"), such a Creditor will receive a separate Ballot for each of its Claims in each Class (in accordance with the records of the Clerk of the Court) and should complete and sign each Ballot separately.

Votes on the Plan will be counted only with respect to Claims: (a) that are listed on the Schedules other than as disputed, contingent or unliquidated; or
(b) for which a Proof of Claim was filed on or before the applicable Claims Filing Bar Date. Any vote by a Holder of a Claim will not be counted if such Claim has been disallowed or is the subject of an unresolved objection, or is otherwise not entitled to a vote pursuant to the Bankruptcy Code or Bankruptcy Rules absent an order of the Bankruptcy Court allowing such Claim for voting purposes pursuant to Section 502 of the Bankruptcy Code and Rule 3018 of the Bankruptcy Rules.

Voting on the Plan by each Holder of a Claim in an Impaired Class entitled to vote is important. After carefully reviewing the Plan and this Disclosure Statement, each Holder of such a Claim should use the enclosed Ballot or Ballots to vote to either accept or reject the Plan, and then return the Ballot or Ballots by mail to the appropriate address.

     B.   ELECTIONS ON THE BALLOT TO RECEIVE NEW COMMON STOCK

The Ballots will give Creditors the option of electing to receive New Common Stock together with the option of participating in the Rights Offering. All holders of New Common Stock will be subject to the Stockholders' Agreement which will, among other things, govern each holder of New Common Stock's access to information with respect to the Reorganized Debtors, and each holder's ability to transfer such holder's New Common Stock. ACCORDINGLY, A PERSON'S ELECTION ON THE BALLOT TO RECEIVE NEW COMMON STOCK WILL CONSTITUTE SUCH PERSON'S AGREEMENT TO BE BOUND BY THE STOCKHOLDERS' AGREEMENT, WHICH IS ATTACHED TO THE PLAN AS EXHIBIT F AND AS EXHIBIT J TO THIS DISCLOSURE STATEMENT.

     C. SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS OTHER THAN NOTEHOLDER CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE BALLOT AND THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED BY THE BALLOTING AGENT NO LATER THAN THE VOTING DEADLINE.

If a Ballot is damaged, lost, or missing, a replacement Ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact the Balloting Agent at WWW.ADMINISTAR.NET or by telephone at (904) 807-3023.

     D.   SPECIFIC INSTRUCTIONS FOR HOLDERS OF NOTEHOLDER CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT.

If a Ballot is damaged, lost, or missing, a replacement Ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact the Balloting Agent at WWW.ADMINISTAR.NET or by telephone at (904) 807-3023.

The Record Date for determining which Holders of Noteholder Claims are entitled to vote on the Plan is __________. THE INDENTURE TRUSTEE WILL NOT VOTE ON BEHALF OF THE HOLDERS OF SUCH NOTEHOLDER CLAIMS. HOLDERS MUST SUBMIT THEIR OWN BALLOTS IN ACCORDANCE WITH THE BALLOT AND THE INSTRUCTIONS ON THE BALLOT.

          1.   Beneficial Owners

A beneficial owner holding Senior Notes as record Holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Balloting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

A beneficial owner holding Senior Notes in "street name" through a designated representative of such Holder (a "Nominee") may vote on the Plan by one of the following two methods (as selected by such beneficial owner's Nominee):

          (i) Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Balloting Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Balloting Agent or your Nominee for instructions; or

          (ii) Complete and sign the pre-validated Ballot (as described below) provided to you by your Nominee. Return the pre-validated Ballot to the Balloting Agent by the Voting Deadline using the return envelope provided.

Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and timely delivers to the Balloting Agent that Ballot or a master Ballot that reflects the vote of such beneficial owner.

If any beneficial owner owns Senior Notes through more than one Nominee, such beneficial owner may receive multiple mailings containing the Ballots. The beneficial owner should execute a separate Ballot for each block of Senior Notes that it holds through any particular Nominee and return each Ballot to the respective Nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Senior Notes held through more than one Nominee must indicate on each Ballot the names of ALL such other Nominees and the additional amounts of such Senior Notes so held and voted. If a beneficial owner holds a portion of the Senior Notes through a Nominee and another portion as a record holder, the beneficial owner should follow the procedures described in the first paragraph above to vote the portion held of record and the procedures described in the second paragraph above to vote the portion held through a Nominee or Nominees.

          2.   Nominees

A Nominee that on the Record Date is the registered holder of Senior Notes for a beneficial owner can obtain the votes of the beneficial owners of such Senior Notes, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

          (i) Pre-Validated Ballots. The Nominee may "pre-validate" a Ballot by
(1) signing the Ballot; (2) indicating on the Ballot the name of the registered Holder, the amount of Senior Notes held by the Nominee for the beneficial owner, and the account numbers for the accounts in which such Senior Notes are held by the Nominee; and (3) forwarding such Ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot; review the certifications contained in the Ballot, and return the Ballot directly to the Balloting Agent in the pre-addressed, postage-paid envelope so that it is RECEIVED by the Balloting Agent before the Voting Deadline. A list of the beneficial owners to whom "pre-validated" Ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline; or

          (ii) Master Ballots. If the Nominee elects not to pre-validate Ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded, no later than five (5) business days after receipt by such Nominee of such materials. Each such beneficial owner must then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee will, in turn, complete a master Ballot compiling the votes and other information from the Ballot, execute the master Ballot, and deliver the master Ballot to the Balloting Agent so that it is RECEIVED by the Balloting Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Balloting Agent (along with the master ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE BALLOTING AGENT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT BEFORE THE VOTING DEADLINE.

          3.   Miscellaneous

For purposes of voting to accept or reject the Plan, the beneficial owners of Senior Notes will be deemed to be the "Holders" of the Claims represented by such Senior Notes. The Debtors, in their sole discretion, may request that the Balloting Agent attempt to contact voters who have submitted defective Ballots to cure any such defects in the Ballots or master Ballots.

Except as provided below, unless the Ballot or master Ballot is timely submitted to the Balloting Agent before the Voting Deadline together with any other documents required by such Ballot or master Ballot, the Debtors may, in their sole discretion, reject such Ballot or master Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

In the event that any Noteholder Claim is Disputed, any vote to accept or reject the Plan cast with respect to such Disputed Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

     E.   INQUIRIES

If you have questions about the procedures for voting your Claim, or the packet of materials that you received, please contact the Balloting Agent as set forth above.

If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the Exhibits to those documents at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the Balloting Agent.

FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XV OF THIS DISCLOSURE STATEMENT.

     F.   ACCEPTANCE

The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims of that class which actually timely and properly cast ballots.

In the event that any of the Impaired Classes of Claims do not accept the Plan with respect to any Debtor, the Debtors reserve the right to (a) modify the Plan in accordance with its terms, and (b) request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code, notwithstanding such lack of acceptance, by a finding that the Plan provides fair and equitable treatment to any Impaired Class of Claims voting to reject the Plan.

     G.   CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS OF THE PLAN

          1. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

The following must occur on or before Confirmation, unless and until each of the following conditions has been satisfied or waived, in accordance with Article
9.04 of the Plan, in writing by the Debtors and each of the Initial Committed
Purchasers:

               A.   The Bankruptcy Court will have entered the Confirmation
                    Order;

               B. The following documents will be executed and delivered to the Initial Committed Purchasers, each in form and substance satisfactory to the Initial Committed Purchasers:

                    (i) a commitment letter related to the Exit Financing Facility;

                    (ii) the Private Placement Purchase Agreement; and

                    (iii) the Cash-Out Purchase Agreement.

               C. The Restructuring Commitment Letter will have been approved by the Bankruptcy Court pursuant to a Final Order.

               D. The Restructuring Commitment Letter will not have been terminated, and all conditions precedent thereunder will have been satisfied or waived, unless such conditions precedent relate to post-Confirmation events.

          2.   Conditions Precedent To Effectiveness Of The Plan

Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur, and the Plan will not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Article 9.04 of the Plan, in writing by the Debtors and each of the Initial Committed Purchasers:

               (i) The Confirmation Order, in form and substance reasonably satisfactory to the Initial Committed Purchasers, will have become a Final Order;

               (ii) The closing and an initial funding will have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) will have been waived or satisfied in accordance with the terms thereof;

               (iii) The closing and funding will have occurred under the Rights Offering and/or Private Placement Purchase Agreement and the Cash-Out Purchase Agreement and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) will have been waived or satisfied in accordance with the terms thereof;

               (iv) The certificate of incorporation for Reorganized Intermet, and the bylaws of Reorganized Intermet (and similar corporate governance documents), the Registration Rights Agreement, the Stockholders' Agreement, and the Exit Financing Facility will each be in form and substance acceptable to the Initial Committed Purchasers and will be effective on the Effective Date.

               (v) The New Common Stock will have been issued in accordance with the Plan;

               (vi) The Restructuring Commitment Letter will not have been terminated and all conditions precedent thereunder will have been satisfied or waived;

               (vii) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date will have been delivered and all conditions precedent thereto will have been satisfied or waived; and

               (viii) Reorganized Intermet and the Initial Committed Purchasers will have approved the terms of the Employment Agreements.

     H.   MODIFICATION OF THE PLAN AND AMENDMENTS

The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under
Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing Date with the consent of the Initial Committed Purchasers which consent will not be reasonably withheld. The Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

     I.   EFFECT OF CONFIRMATION

If the Plan is Confirmed by the Bankruptcy Court:

     - The terms of the Plan will be binding on the Debtors, all Creditors, Holders of Equity Interests, and other parties in interest, regardless of whether they have accepted the Plan.

     - Except as provided in the Plan, all Claims and Equity Interests will be discharged; and Creditors and Holders of Equity Interests will be prohibited from asserting their Claims against or Equity Interests in the Debtors or their Assets, or against Reorganized Intermet or any of the Reorganized Debtors.

     J.   REVOCATION OF THE PLAN

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan, then the Plan will be null and void and, in such event, nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor.

III. BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS(2)

The Debtors' Cases were initiated primarily in response to substantial and unprecedented increases in the cost of raw materials, especially scrap steel. The price of scrap steel, which is the Debtors' primary raw material for ferrous casting operations, increased from approximately $160 per net ton at the beginning of 2003 to approximately $210 per net ton at the end of 2003 and to approximately $400 per net ton by the end of 2004. The price of scrap steel reached a peak of $440 per net ton in November, 2004.

----------
(2) This information is intended as a summary only. No single factor, but rather a combination of the events described below, led to these Chapter 11 Cases.

Industry commentators attribute this unprecedented rise in scrap steel prices to, among other things:

     - An assessment of an export tariff by Russia and the Ukraine, which decreased the supply available to countries such as China, South Korea and Turkey.

     - High oil prices and war which contributed to a worldwide rise in freight prices.

     - China's rapid macroeconomic and intensive manufacturing growth, which fueled China's purchase of more than 3.3 million tons of U.S. scrap in 2003 alone (accounting for approximately 30% of all U.S. exported scrap for the year).

     - South Korea's increased purchases of scrap steel from the U.S. (approximately 2.5 million tons in 2003).

     - The economic rebound of the U.S. economy which resulted in increased domestic demand for scrap.(3)

Because of pre-existing contractual pricing terms with most of the Debtors' customers, the Debtors' were limited in their ability to pass these and other raw material cost increases to customers. At the same time, some of the Debtors' largest trade creditors began to tighten or eliminate credit terms, which increased working capital requirements. The Debtors also experienced operational difficulties at the Pulaski, Tennessee and Racine, Wisconsin light-metals plants.

These financial and operational difficulties impaired the Debtors' ability to continue to draw on the Pre-Petition Credit Facility. In an effort to avoid anticipated defaults under loan covenants, which would have occurred as of September 30, 2004, the Debtors entered into discussions with the Pre-Petition Agent, seeking waivers of certain conditions contained in the Pre-Petition Credit Facility. The Debtors were unable to obtain waivers on acceptable terms and, consequently, the Cases were filed on September 29, 2004.

The Debtors have continued to operate their U.S. businesses as debtors-in-possession under Bankruptcy Court protection from Creditors. The Debtors continue to review all aspects of their business for opportunities to improve performance, while seeking to restructure their secured and unsecured debt, rationalize their facilities and cost structure, and effect a customer strategy focused on scrap steel cost recovery and other commercial and financial issues.

----------
(3) Spada, Alfred T., "Ferrous Scrap Pricing: A Case of Supply and Demand," Modern Casting, April 2004 at 18.

IV.  OPERATIONS OF THE DEBTORS

     A.   CORPORATE STRUCTURE

Intermet, a Georgia corporation, has been publicly held since 1985. Intermet directly or indirectly owns all of the issued and outstanding ownership interests of each of the Domestic Subsidiaries listed below. Each of the Domestic Subsidiaries listed below is an entity organized under the laws of the respective states identified below and each is a Debtor in the Cases:

ALEXANDER CITY CASTING COMPANY, INC.,   INTERMET U.S. HOLDING, INC., a/k/a
a/k/a Intermet Alexander City           Intermet New River Foundry, a/k/a
Foundry, an Alabama corporation         Intermet Columbus Machining, a Delaware
                                        corporation

CAST-MATIC CORPORATION, a/k/a           LYNCHBURG FOUNDRY COMPANY, a/k/a
Intermet Stevensville Plant, a          Intermet Archer Creek Foundry, a/k/a
Michigan corporation                    Intermet Radford Foundry, a Virginia
                                        corporation

COLUMBUS FOUNDRY, L.P., a/k/a           NORTHERN CASTINGS CORPORATION, a/k/a
Intermet Columbus Foundry, a Delaware   Intermet Hibbing Foundry, a Georgia
limited partnership                     corporation

DIVERSIFIED DIEMAKERS, INC., a/k/a      SUDBURY, INC., a Delaware corporation
Intermet Hannibal Plant, a/k/a
Intermet Palmyra Plant, a/k/a
Intermet Monroe City Plant, a
Delaware corporation

GANTON TECHNOLOGIES, INC., a/k/a        SUDM, INC., a Michigan corporation
Intermet Racine Plant, a/k/a Intermet
Racine Machining, a/k/a Intermet
Pulaski Plant, an Illinois
corporation

INTERMET HOLDING COMPANY, a Delaware    TOOL PRODUCTS, INC., a/k/a Intermet
corporation                             Minneapolis Plant, a/k/a Intermet
                                        Jackson Plant, a Delaware corporation

INTERMET ILLINOIS, INC., f/k/a Frisby   WAGNER CASTINGS COMPANY, a/k/a Intermet
P.M.C., Incorporated, an Illinois       Decatur Foundry, a Delaware corporation
corporation

INTERMET INTERNATIONAL, INC., f/k/a     WAGNER HAVANA, INC., a/k/a Intermet
Intermet New River Foundry,             Havana Foundry, a Delaware corporation
f/k/a Intermet Columbus Machining,
a Georgia corporation

IRONTON IRON, INC., a/k/a Intermet
Ironton Foundry, an Ohio corporation

Intermet also conducts business through its foreign Non-Debtor Affiliates, as listed in the organizational chart attached as Exhibit B hereto. None of the foreign Non-Debtor Affiliates have commenced, or is subject to, cases under Chapter 11 of the Bankruptcy Code or similar insolvency proceedings in any other jurisdiction. These foreign Non-Debtor Affiliates continue to operate their businesses in the ordinary course of business outside of any insolvency proceeding.

In addition, there are two domestic Non-Debtor Affiliates: Western Capital Corporation and Transnational Indemnity Company. These domestic Non-Debtor Affiliates have ceased operations and will be dissolved pursuant to state law prior to or shortly after the Effective Date.

     B.   INTERMET'S BUSINESS OPERATIONS

Intermet is one of the largest independent producers of ductile iron, aluminum, magnesium and zinc castings in the world. In addition, the Debtors provide machining and tooling related to their casting business along with a range of other products and services to the automotive and industrial markets. The Debtors specialize in the design and manufacture of highly engineered, cast automotive components for the global light truck, passenger car, light vehicle and heavy-duty vehicle markets. These products are primarily structural and safety components and are used in vehicle powertrain, chassis, brake and body/interior parts.

The Debtors supply cast products to a broad array of automotive and industrial customers. Original equipment manufacturers ("OEMs") and Tier 1 and Tier 2 suppliers of automotive components increasingly rely on their suppliers to design and engineer parts based on specific design parameters, including weight, size, cost and performance criteria. In addition, OEMs, Tier 1 and Tier 2 suppliers look to their suppliers to solve problems arising in the design and manufacturing process. The Debtors provide a broad range of full-service capabilities, including advanced design and engineering, casting, machining and sub-assembly.

The Debtors' ferrous metal products include ductile iron castings and related machining operations. These castings include crankshafts, brackets, bearing caps, steering knuckles, wheel spindles, differential carriers and cases, brake anchors and calipers and suspension control arms. The Debtors' light metals products include aluminum, magnesium and zinc castings and related machining operations. These castings include engine covers, brackets, instrument panel frames, connector housings, steering knuckles, airbag controller enclosures, heat sinks, steering column components and windshield wiper motor enclosures.

The Debtors provide cast products used by automotive OEMs including, but not limited to, DaimlerChrysler, Ford, General Motors, PSA Peugeot Citroen, Volkswagen, BMW, Honda and Toyota, as well as their leading suppliers, such as Delphi, Visteon, PBR Automotive, TRW, Continental Teves, Knorr, Denso, Metaldyne and Dana.

As of December 31, 2004, the Debtors' Ferrous Metals segment had a total average straight time casting capacity of 625,000 net tons, a decrease of 18,000 net tons as compared to 643,000 net tons in 2003. The decrease was due to the closure of the Debtors' Havana, Illinois plant in 2004. The Debtors' Light Metals segment had a total average straight time available casting capacity of 75,600 net tons as of December 31, 2004, an increase of 4,000 net tons as compared to 71,600 net tons in 2003.

The Debtors' casting facilities, including their European facilities, operated at an average annual capacity utilization of 74% in 2004, 68% in 2003 and 70% in 2002.

          1.   Acquisitions And Closures

               A.   Columbus Machining Closure

In October 2004, the Debtors announced the closure of their Columbus Machining Plant, located in Midland, Georgia, which occurred during the first quarter of 2005. As a result of this decision the Debtors recorded a $0.3 million restructuring and impairment charge that was primarily comprised of the write-down of inventory. See additional discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 5 to the Consolidated Financial Statements, Restructuring and Impairment Charges, included therewith. See also Section VII.D.4 of this Disclosure Statement, "Columbus Machining Closure," for additional details.

               B.   Racine Closure

In December 2004, the Debtors announced the closure of their Racine (die-casting) Plant and Racine Machining Plant, both of which are located in Sturtevant, Wisconsin. The Debtors closed these plants during the second quarter of 2005. As a result of this decision, the Debtors recorded a $10.3 million restructuring and impairment charge in 2004. This charge consisted of a write-down of fixed assets of $6.5 million, write-down of inventory of $2.4 million, a pension plan curtailment of $1.2 million and an additional $0.1 million each for severance pay and other contractual benefits included in the collective bargaining agreement that was in place at the plant. See additional discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 5 to the Consolidated Financial Statements, Restructuring and Impairment Charges included therewith. See also Section VII.D.3 of this Disclosure Statement, "Racine Plant Closure," for additional details.

               C.   Decatur Closure

On March 29, 2005, the Debtors announced their plan to close their Decatur Foundry located in Decatur, Illinois during the fourth quarter of 2005. The Debtors recognized asset impairment charges in 2004 of $10.9 million to reduce the capital assets to their fair values. The Debtors are in the process of determining reserves required for plant closing costs. See Section VII.D.5 of this Disclosure Statement, "Decatur Plant Closure," for more details.

               D.   Porto, Portugal

Pursuant to the Debtors' agreement dated June 25, 2003 with Melfina - Estudos, Servicos e Participacoes, S.A., the Debtors made a final payment in December 2004 to acquire 100% ownership of the shares of Fundicao Nodular, S.A. ("Porto Foundry"), which is located in Porto, Portugal. Under the terms of the agreement, the Debtors acquired the final 25% of the shares for a cash investment of Euro 4.9 million (approximately $6.2 million). The Porto Foundry is a caster of various ductile-iron automotive components.

          2.   Financial Information About Segments

Sales and operating loss for the Debtors' Ferrous Metals segment in 2004 were $562.6 million and $16.9 million, respectively, compared with sales and operating income of $493.4 million and $13.2 million, respectively, in 2003. Sales and operating loss in the Debtors' Light Metals segment in 2004 were $274.6 million and $124.6 million, respectively, compared to sales and operating loss of $237.8 million and $44.2 million, respectively, in 2003. See additional discussion in Intermet's Annual Report on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 14 to the Consolidated Financial Statements, Reporting for Business Segments included therewith.

          3.   Products, Markets And Sales

The Debtors focus on value-added cast metal products, which they supply mainly to the automotive market. In 2004, 2003 and 2002, approximately 95.4%, 94.1% and 95.2% of the Debtors' sales, respectively, were attributable to the automotive market. Within the automotive market, the Debtors' products generally fall into four major categories:

     - Chassis and suspension components such as steering knuckles, control arms, steering gear housings, torsion bar adjusters, spindle carriers and spring seats;

     - Powertrain components such as electronic control module housings, engine crankshafts, bearing caps, front covers and cam covers; transmission housings, retainers and bodies; and differential cases, carriers and bearing caps;

     - Brake components such as light vehicle and heavy vehicle calipers, anchors and brackets; and

     - Interior/body components such as steering column and lock housings, electronic enclosures, mirror supports and brackets.

The Debtors also manufacture a variety of products for the industrial and appliance markets. In 2004, 2003 and 2002, approximately 4.6%, 5.9% and 4.8% of the Debtors' sales, respectively, were attributable to the industrial and appliance markets.

Reportable segment sales for continuing operations by market for 2004 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      65.8%             0.8%            66.6%
LIGHT METALS SEGMENT        29.6%             3.8%            33.4%
                            ----              ---            -----
TOTAL                       95.4%             4.6%           100.0%
                            ====              ===            =====

Reportable segment sales for continuing operations by market for 2003 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      66.5%             1.0%            67.5%
LIGHT METALS SEGMENT        27.6%             4.9%            32.5%
                            ----              ---            -----
TOTAL                       94.1%             5.9%           100.0%
                            ====              ===            =====

Reportable segment sales for continuing operations by market for 2002 were as follows:

                                             MARKET
                         AUTOMOTIVE   INDUSTRIAL AND OTHER   TOTAL
                         ----------   --------------------   -----
FERROUS METALS SEGMENT      63.3%             0.8%            64.1%
LIGHT METALS SEGMENT        31.9%             4.0%            35.9%
                            ----              ---            -----
TOTAL                       95.2%             4.8%           100.0%
                            ====              ===            =====

All of the Debtors' foundry facilities that supply the automotive industry have QS-9000 and ISO-9001 or ISO-9002 certification. All of the Debtors' European and many of their North American operations have been certified to the new TS-16949 quality standard.

The Debtors primarily market their products through their own sales and customer service staff. To a limited degree, the Debtors use independent sales representatives. The Debtors' principal sales offices are in Troy, Michigan and Saarbrucken, Germany, but are also supported by a smaller sales office in Tokyo, Japan. The Debtors primarily produce to customer orders and do not maintain any significant inventory of finished goods not on order.

The Debtors' sales staff acts as a liaison between their customers and their production personnel. Through the Debtors' applications and product engineering groups, the Debtors offer engineering and design capabilities and customer assistance at the design stage of customer programs. The Debtors utilize quality assurance representatives and engineers to work with their customers' manufacturing personnel to detect and avoid potential problems as well as to evaluate new product opportunities. In addition to working with their customers' design engineers and other technical staff, the Debtors' product design engineers frequently work closely with customers' purchasing personnel and the Debtors' own sales personnel to present their ideas and secure production purchase orders.

The Debtors supply cast products to automotive OEMs directly and through Tier 1 and Tier 2 suppliers. During the past three years, net sales to significant customers were as follows (as a percentage of consolidated net sales):

CUSTOMER          2004   2003   2002
--------          ----   ----   ----
DAIMLERCHRYSLER    11%    10%    18%
DELPHI             11%    11%    11%
FORD                9%    11%    12%
METALDYNE          10%     8%     1%
TRW                 7%     6%     2%
VISTEON             6%     6%     5%
PBR AUTOMOTIVE      5%     6%     5%
GENERAL MOTORS      3%     5%     5%

During the past three years, net sales by market were as follows (as a percentage of consolidated net sales):

                                2004   2003   2002
                                ----   ----   ----
NORTH AMERICAN LIGHT TRUCKS      46%    52%    53%
NORTH AMERICAN PASSENGER CARS    26%    25%    29%
NORTH AMERICAN HEAVY VEHICLES     2%     1%     1%
EUROPEAN LIGHT VEHICLES          17%    13%     9%
EUROPEAN HEAVY VEHICLES           4%     3%     3%
INDUSTRIAL AND OTHER              5%     6%     5%
                                ---    ---    ---
TOTAL                           100%   100%   100%
                                ===    ===    ===

Sales of ferrous metals castings for continuing operations were 478,000, 455,000 and 429,000 net tons in 2004, 2003 and 2002, respectively. The increase in net tons sold in 2004 compared to 2003 is primarily because of increased European sales, the full effect of the consolidation of the Porto Foundry in July 2003, and the use of the Debtors' products for a new DaimlerChrysler program in North America. The increase in net tons sold in 2003 compared to 2002 is primarily because of the Debtors' consolidation of the Porto Foundry's operating results beginning in July 2003.

Sales of light metals castings were 41,000, 34,000 and 41,000 net tons in 2004, 2003 and 2002, respectively. The increase in net tons sold in 2004 compared to 2003 is primarily because the Debtors are supplying products for new programs for DaimlerChrysler and Ford. The decrease in net tons sold in 2003 compared to 2002 was due primarily to lower market demand and the conversion of one high-volume magnesium program to plastic.

          4.   Design, Manufacturing And Machining

The Debtors have a technical center located in Lynchburg, Virginia, and engineering capability in Troy, Michigan, Saarbrucken, Germany and Tokyo, Japan, that provide development, engineering and design services to the Debtors' customers. In addition, the Debtors provide technical support to all of their plants. The Debtors furnish their customers with design support using the customers' native computer-aided design and engineering languages as well as the Debtors' cast metal process simulation software. The Debtors' design and engineering teams also assist their customers in the initial stages of product creation and development.

The Debtors' capabilities include computer-aided engineering analysis, design optimization, prototyping, modeling enhancements and testing. The Debtors use three-dimensional solid modeling software in conjunction with rapid prototype development, among other computer-aided design techniques, to support their customers in the initial stages of product design and prototype creation. The Debtors' goal is to continually improve product quality and performance. The Debtors also strive to reduce costs by offering new product solutions that optimize designs, reduce weight, consider the use of alternative materials or incorporate more efficient manufacturing processes. The Debtors believe that their design and engineering capabilities serve as a competitive advantage as their customers continue to outsource these critical activities to their own suppliers.

The Debtors' Ferrous Metals segment produces ductile iron castings. The Debtors' ferrous metal castings range from small parts weighing only a few ounces each to products weighing up to 75 pounds each. The ferrous metals cast production process involves melting scrap steel and pig iron in a cupola melter or an electric furnace, adding various alloys and pouring the molten metal into molds made primarily of sand. The molten metal cools and solidifies in the molds. The molds are then broken apart and the castings are removed.

The Debtors' Light Metals segment produces castings of aluminum, magnesium and zinc. The Debtors' light metal castings range from small products weighing only a few ounces each to products weighing up to 50 pounds each. To produce light metal castings, the Debtors use a process called die-casting, in which molten aluminum, magnesium or zinc is introduced into a metal die and solidified. The Debtors also produce light metal castings using pressure-counter-pressure casting (PCPC (TM)), which is a casting method in which molten metal, usually aluminum, is introduced into a permanent die cavity with low-pressure gas applied to the metal in a sealed furnace.

Customers usually specify the properties that are required in their castings, such as strength, ductility and hardness, and the Debtors then determine how best to meet those specifications. Constant testing and monitoring of the casting process is necessary to maintain both the quality and performance consistency of the castings. Electronic analysis and monitoring equipment, including x-ray, real-time radioscopy, ultrasonic and magnetic-particle testing and chemical spectroscopy is used extensively in grading scrap metal, analyzing molten metal and testing castings.

Most castings require machining before they can be put to their ultimate use. This machining may include drilling, boring, milling, threading or cutting operations. Many customers provide their own machining for castings or have them machined by third parties. Most of the Debtors' light metals casting plants have some machining operations integral in the casting operation. The Debtors also contract with other companies to machine castings that the Debtors produce, before the castings are shipped to customers.

          5.   Raw Materials

Scrap steel is the primary raw material that the Debtors use to manufacture ferrous metals castings. The Debtors purchase scrap steel from numerous sources, using a combination of spot market purchases and short-term contract commitments. The Debtors have no material long-term contractual commitments with any scrap steel supplier, nor is it generally possible to secure long-term commitments in this market. Sharp increases in scrap steel cost have had a significant negative impact on the Debtors' financial results and were the major factor in our initiation of the Cases. As part of the Cases, the Debtors have negotiated revised surcharge policies related to the products in which scrap steel is a major input. These agreements provide for price adjustments that are linked to the change in value of certain steel indices, which the Debtors believe are representative of their true scrap costs. These new policies became effective with a majority of the Debtors' customers on January 1, 2005. In addition, lag times between scrap steel price movements and the Debtors' ability to adjust prices have been reduced from between one and six months to approximately one month with most of the Debtors' major customers. The Debtors' customers have also agreed in some cases to additional surcharges intended to cover price increases in other materials and transportation.

In the Debtors' light metals business, the Debtors' primary raw materials are primary and secondary aluminum alloy and primary magnesium ingots. The Debtors purchase aluminum using spot market purchases and short-term contract commitments. The Debtors have no material long-term contractual commitments with any aluminum suppliers. The Debtors have contractual arrangements with many of their major customers that allow the Debtors to adjust their castings prices to reflect fluctuations in the cost of aluminum ingot. Adjustments are typically made after a time period specified by the customers and always lag the market. See Item 7A of Intermet's Annual Report on Form 10-K, December 31, 2004, "Quantitative and Qualitative Disclosures about Market Risks" for further discussion of raw materials purchases.

The Debtors had contractual arrangements with some of their suppliers, which expired at various times through 2004, for the purchase of various materials, other than scrap steel, primary and secondary aluminum ingot and primary magnesium ingot, used in the manufacturing process. These contracts provided limited protection against price increases of raw materials. Many of these contracts were renewed in 2004. Other than as noted above, the Debtors do not have specific arrangements in place to adjust casting prices for fluctuations in the prices of alloy and other materials.

          6.   Cyclicality And Seasonality

Although most of the Debtors' products are generally not affected by year-to-year automotive style changes, model changes may have an impact on sales. In addition, the inherent cyclicality of the automotive industry has affected the Debtors' sales and earnings during periods of slow economic growth or recession. The Debtors' third and fourth quarter sales are usually lower than first and second quarter sales due to plant closings by automakers for holidays, vacations and model changeovers.

          7.   Backlog

Most of the Debtors' business involves supplying all or a portion of the customer's requirements under blanket purchase orders that are issued on an annual basis. Customers typically issue firm releases and shipping schedules on a periodic basis, typically monthly or weekly. Many of the Debtors' customers' purchase orders permit cancellation of the orders at any time at the convenience of the customer. The Debtors' backlog at any time generally consists only of the orders that have not been released for shipment.

          8.   Competition

The Debtors compete with many other foundries domestically and internationally. Some of these foundries are owned by major users of castings. For example, many automobile manufacturers in North America and Europe, which are among the Debtors' customer base, operate their own foundries. However, they also purchase a significant number of castings from INTERMET and other companies. The Debtors' castings also compete, to some degree, with other types of metal castings, plastics, and steel and aluminum forgings and stampings.

The machining industry is highly fragmented and competitive. As in the foundry industry, major purchasers of machined components often have significant in-house capabilities to perform their own machining work. The Debtors compete primarily on the basis of product quality, engineering, service and price. The Debtors emphasize their ability to produce complex products in order to compete for value-added castings.

          9.   Research And Development

The Debtors conduct process, material and product development programs for both their ferrous metals and light metals products, principally at a technical center and a research foundry in Lynchburg, Virginia. In addition, the Debtors established an engineering center at their European headquarters in Saarbrucken, Germany in 2003. This facility complements the capabilities of the Lynchburg Technical Center and the Debtors' engineering capability in Troy, Michigan to facilitate a global network of engineering research and development operations.

Current research and testing projects encompass both new manufacturing processes and materials and product development. The Debtors' research foundry has a self-contained melting and molding facility with extensive metallurgical, physical and chemical testing capabilities. The Debtors' work on new manufacturing processes focuses on ways to lower costs and improve quality. The Debtors' product development work includes projects to extend the performance range for existing materials such as with austempering of ductile iron and special alloying for creep-resistant magnesium alloys. In addition, the Debtors are currently working to develop new materials, improve manufacturing processes and improve material properties. The Debtors directly expensed $1.5 million, $1.2 million and $1.3 million in 2004, 2003 and 2002, respectively, for basic research and development.

          10.  Employees

At April 30, 2005, the Debtors had 5,311 employees, comprised of 3,880 and 1,431 employees in North America and Europe, respectively. The Debtors' workforce included 3,183 and 1,190 hourly manufacturing workers in North America and Europe, respectively, on such date. The remaining employees on such date were management, engineering, sales and clerical personnel.

          11.  Financial Information About Geographic Areas

Long-lived and deferred tax assets were located as follows for 2004, 2003 and 2002 (in thousands of dollars):

For the year ended December 31:

                            2004       2003       2002
                          --------   --------   --------
IDENTIFIABLE ASSETS IN:
NORTH AMERICA             $357,260   $560,117   $683,775
EUROPE                    $155,563   $126,567   $ 80,323
                          --------   --------   --------
Total                     $512,823   $686,684   $764,098
                          ========   ========   ========

Sales by geographic locations for external customers for 2004, 2003 and 2002 were as follows (in thousands of dollars):

For the year ended December 31:

                                 2004       2003       2002
                               --------   --------   --------
SALES TO EXTERNAL CUSTOMERS:
NORTH AMERICA                  $658,987   $604,218   $663,648
EUROPE                         $175,842   $117,096   $ 88,506
OTHER INTERNATIONAL            $  2,344   $  9,853   $  3,583
                               --------   --------   --------
TOTAL                          $837,173   $731,167   $755,737
                               ========   ========   ========

     C.   PROPERTIES

Intermet's headquarters are located in Troy, Michigan, and Intermet operates 18 manufacturing facilities throughout the world. All of the Debtors' manufacturing locations are owned, except the Jackson Plants and Columbus Foundry facilities, which are leased pursuant to financing arrangements utilizing industrial revenue bonds. All of the Debtors' U.S. owned properties are subject to liens securing bank borrowings. For further information on debt, see Section V of this Disclosure Statement, and the discussion in Intermet's Annual Report on Form 10-K, December 31, 2004, "Management's Discussion and Analysis of Financial Condition and Results of Operation" and Note 8 to the Consolidated Financial Statements, Debt, included therewith.

Intermet's operations in the United States occupy approximately 2,750,000 square feet (approximately 419,000 square feet of which represents leased facilities) in facilities located in Michigan, Virginia, Georgia, Illinois, Minnesota, Missouri, Tennessee, Wisconsin. Its operations outside of the United States occupy 596,000 square feet (8,000 square feet of which represents leased facilities) in facilities located in Germany and Portugal. The utilization and capacity of Intermet's facilities fluctuates based upon current economics, customer demands and the mix of components it produces and the vehicle models for which it is producing the components. Intermet believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current manufacturing needs.

A list of Intermet's facilities is set forth on Exhibit C attached hereto. Intermet's current lease for its corporate headquarters will expire on October 31, 2005. On August 4, 2005, Intermet filed a motion for authority to enter into a new corporate headquarters lease agreement with 700 Tower SPE, LLC, Intermet's new proposed landlord for premises located in the building located at 700 Tower Drive, Troy, Michigan. As soon as is reasonably practicable, Intermet will move to the new corporate headquarters facility, which is described in more detail on Exhibit C.

     D.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS

The following table shows the current list of directors and executive officers of each of the Debtors:

        DEBTOR                 DIRECTORS (AGE)                 OFFICERS (AGE)                          POSITION
---------------------   ----------------------------   -----------------------------   ---------------------------------------
       INTERMET            DR. GARY F. RUFF (53)           DR. GARY F. RUFF (53)           CHAIRMAN OF THE BOARD AND CHIEF
     CORPORATION                                                                                  EXECUTIVE OFFICER
                          DR. JOHN P. CRECINE (65)                                                     DIRECTOR
                           JULIA D. DARLOW (63)                                                        DIRECTOR
                           NORMAN F. EHLERS (67)                                                       DIRECTOR
                            JOHN R. HORNE (67)                                                         DIRECTOR
                           THOMAS H. JEFFS II (66)                                                     DIRECTOR
                           CHARLES G. MCCLURE (51)                                                     DIRECTOR
                          RICHARD A. NAWROCKI (56)                                                     DIRECTOR
                           MITSUNOBU TAKEUCHI (63)                                                     DIRECTOR
                           PAMELA E. RODGERS (46)                                                      DIRECTOR
                                                            ROBERT E. BELTS (55)          VICE PRESIDENT--FINANCE AND CHIEF
                                                                                                  FINANCIAL OFFICER

        DEBTOR                 DIRECTORS (AGE)                 OFFICERS (AGE)                          POSITION
---------------------   ----------------------------   -----------------------------   ---------------------------------------
                                                         TIMOTHY R. GILLILAND (54)          VICE PRESIDENT - LIGHT METALS
                                                            TODD A. HEAVIN (43)             VICE PRESIDENT--FERROUS METALS
                                                            MARY JO KARJALA (60)                 CORPORATE SECRETARY
                                                            ALAN J. MILLER (56)          VICE PRESIDENT, GENERAL COUNSEL AND
                                                                                                 ASSISTANT SECRETARY
                                                             BYTHA MILLS (49)               VICE PRESIDENT, ADMINISTRATION
                                                            THOMAS E. PRUCHA (55)         VICE PRESIDENT--TECHNICAL SERVICES
                                                          JOHN D. RUTHERFORD (58)         VICE PRESIDENT SALES AND MARKETING
                                                        MICHAEL S. SKRZYPCZAK (48)               CORPORATE TREASURER
                                                       LAURENCE VINE-CHATTERTON (55)   VICE PRESIDENT INTERMET CORPORATION AND
                                                                                              PRESIDENT--INTERMET EUROPE

    ALEXANDER CITY             ROBERT E. BELTS                                                        PRESIDENT
CASTING COMPANY, INC.          ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

      CAST-MATIC               ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
     CORPORATION               ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRYPCZAK                       TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

       COLUMBUS         INTERMET INTERNATIONAL, INC.                                               GENERAL PARTNER
    FOUNDRY, L.P.                SUDM, INC.                                                        LIMITED PARTNER

     DIVERSIFIED               ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
   DIEMAKERS, INC.             ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

        GANTON                 ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & President
  TECHNOLOGIES, INC.           ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                                         DIRECTOR
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

       INTERMET                ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
   HOLDING COMPANY             ALAN J. MILLER                  ALAN J. MILLER                         SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

       INTERMET                ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
    ILLINOIS, INC.             ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

        DEBTOR                 DIRECTORS (AGE)                 OFFICERS (AGE)                          POSITION
---------------------   ----------------------------   -----------------------------   ---------------------------------------
       INTERMET                ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
 INTERNATIONAL, INC.          DR. GARY F. RUFF                                                         DIRECTOR
                               ALAN J. MILLER                 ALAN J. MILLER                  VICE PRESIDENT & SECRETARY
                                                            GREGORY B. WAHOWIAK                     VICE PRESIDENT
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

    INTERMET U.S.              ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
    HOLDING, INC.              ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                                         DIRECTOR
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

       IRONTON                 ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
      IRON, INC.               ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

      LYNCHBURG                ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
   FOUNDRY COMPANY                                             ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

       NORTHERN                ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
 CASTINGS CORPORATION          ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                                         DIRECTOR
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                             MARY JO KARJALA                     ASSISTANT SECRETARY

    SUDBURY, INC.              ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
                               ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                             MARY JO KARJALA                     ASSISTANT SECRETARY

      SUDM, INC.               ROBERT E. BELTS                ROBERT E. BELTS                         PRESIDENT
                               ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

         TOOL                  ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
    PRODUCTS, INC.             ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

        WAGNER                 ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT
   CASTINGS COMPANY            ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                              DR. GARY F. RUFF                                                         DIRECTOR
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                              MARY JO KARJALA                    ASSISTANT SECRETARY

        WAGNER                 ROBERT E. BELTS                ROBERT E. BELTS                    CHAIRMAN & PRESIDENT

        DEBTOR                 DIRECTORS (AGE)                 OFFICERS (AGE)                          POSITION
---------------------   ----------------------------   -----------------------------   ---------------------------------------
     HAVANA, INC.              ALAN J. MILLER                  ALAN J. MILLER                 VICE PRESIDENT & SECRETARY
                                                           MICHAEL S. SKRZYPCZAK                      TREASURER
                                                             MARY JO KARJALA                     ASSISTANT SECRETARY

     E.   THE PRINCIPALS OF THE DEBTORS

          1.   Background Of Directors And Executive Officers

DIRECTORS

DR. RUFF became Chairman and Chief Executive Officer of Intermet in July 2004. He served as President and Chief Executive Officer from July 2003 to July 2004 and as President and Chief Operating Officer from December 2002 to July 2003. During July 2000, he was promoted to Executive Vice President -- Technical Services. Before joining Intermet, Dr. Ruff served in a variety of positions at CMI International and its successor company, Hayes Lemmerz International, Inc., automotive parts suppliers. He served as President of North American Aluminum Wheels -- Hayes Lemmerz International and as Corporate Vice President of Hayes Lemmerz International, Inc. from February 1999 to May 1999. He was Chief Technical Officer, Executive Vice President and director of CMI International, Inc. from February 1994 until Hayes-Lemmerz purchased CMI in January 1999.

DR. CRECINE has been a director of Intermet since 1993. He is Chief Executive Officer of B.P.T., Inc. and Chief Financial Officer of Islandless Network, LLC, and a private investor and consultant. He was president of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1975, a position he held until 1982 when he became the University's provost and senior vice president for Academic Affairs. He held that position until his Georgia Tech appointment. He is a director of Interland, Inc. and IT/IS Telecom, LLC.

MS. DARLOW has been a director of Intermet since 2001. Ms. Darlow became counsel to the Grand Rapids based law firm of Varnum Riddering Schmidt & Howlett LLP in January 2005. Ms. Darlow is a former partner of the Detroit-based law firm of Dickinson Wright PLLC, having joined the firm in 1971, and most recently serving as a consulting member and attorney from January 2002 until October 2004. Ms. Darlow also serves on the Board of Trustees for Marygrove College and the Michigan Opera Theatre. She is the past President of the State Bar of Michigan.

MR. EHLERS has been a director of Intermet since 1997. He served as Vice President-Purchasing and Supply at Ford Motor Company from 1992 until his retirement in 1996. Before 1992 he served as Vice President-Supply for Ford of Europe, executive director of North American Automotive Operations production purchasing and executive director of purchasing and transportation services.

MR. HORNE has been a director of Intermet since 1997. He retired as Chairman of the Board of Navistar International Corporation in February 2004, a position he held since February 2003. Prior to that he served as Chairman and CEO from April 2002. Mr. Horne served as Chairman, CEO and President of Navistar International Corporation from 1995 until 2002. He serves as a director for the Corrections Corporation of America and is a director and member of the executive committee of Junior Achievement of Chicago.

MR. JEFFS has been a director of Intermet since 1997. He retired as vice chairman of First Chicago NBD Corporation and First National Bank of Chicago, and president and chief operating officer of its Michigan subsidiary, NBD Bank, effective October 31, 1998. He is a governor of the Stratford Festival of Canada.

MR. MCCLURE has been a director of Intermet since 2002. He was elected to the position of Chairman of the Board, Chief Executive Officer and President and a director of ArvinMeritor in August 2004. Prior to joining ArvinMeritor, he served Federal-Mogul Corporation as Chief Executive Officer and a member of the Board of Directors from July 2003 to July 2004, and as President and Chief Operating Officer and a member of the Board from January 2001 to July 2003. He served Detroit Diesel Corporation as President, Chief Executive Officer and a member of the Board from 1997 to December 2000, and held a number of management positions with Johnson Controls, Inc. from 1983 to 1997, including President of the Americas Region; Vice President and Managing Director of European Operations; and Vice President and General Manager of Joint Ventures. From 1983 to 1985 Mr. McClure was employed at Hoover Universal, acquired by Johnson Controls in 1985. He began his career with Ford Motor Company as a heavy-duty truck sales engineer and field service engineer. Mr. McClure is a director of R.L. Polk & Company, and serves on the boards of various business and civic organizations.

MR. NAWROCKI has been a director of Intermet since 2003. He is currently the President, Chief Executive Officer and member of the Board of Directors of CMI - Management Services, Inc., part owner and President of R.W. Ventures, LLC, a venture capital entity, President of R.W. Real Estate, LLC, and President of Plan B Consultants, LLC. Prior positions include President and CEO and Director, and Executive Vice President and Chief Financial Officer of CMI International, Inc. from November 1986 to February 1999. Prior to joining CMI International, Inc., Mr. Nawrocki was a partner with CPA firm Cuilla, Smith and Dale. He became a Certified Public Accountant in Michigan in 1974. Mr. Nawrocki is a mentor with the Northville, Michigan Youth Association.

MR. TAKEUCHI has been a director of Intermet since 2004. He serves as Chairman Emeritus of DENSO International America, Inc., North American headquarters for Japan-based DENSO Corporation, and honorary advisor to the Board of Directors of DENSO Corporation since June 2004 after a 40-year career with the company. Previously, Mr. Takeuchi served as a member of DENSO Corporation's Board of Directors and as Chair and Chief Executive Officer of DENSO International America since July 2002, having served as President and Chief Executive Officer since June 1997.

Mr. Takeuchi is a member and past president of the Japan Business Society of Detroit and serves on boards of the National Association of Manufacturers, Original Equipment Suppliers Association, Motor Equipment Manufacturers Association, Economic Club of Detroit and the Greater Detroit Chamber of Commerce.

MS. RODGERS has been a director of Intermet since 1999. She has been president of Rodgers Chevrolet in Woodhaven, Michigan since November 1996. Previously, she was president of Flat Rock Chevrolet-Oldsmobile from February 1993. Ms. Rodgers serves on the boards of the Community Foundation for Southeastern Michigan, New Detroit Inc., and the Detroit Black Chamber.

OFFICERS

DR. RUFF - see above.

MR. BELTS joined Intermet as Vice President - Finance and Chief Financial Officer in August 2002 following 14 years with Detroit Diesel Corporation, most recently serving as Senior Vice President and Chief Financial Officer. Prior to this position, he was Vice President and Controller with Detroit Diesel Corporation. He began his career in 1971 with General Motors Corporation, rising to the position of Divisional Director of Budgets and General Accounting with GM's Detroit-Diesel-Allison Division. Detroit-Diesel-Allison transitioned to an independent company in 1988.

MR. GILLILAND joined Intermet in October 2003 as General Manager of the Intermet Racine Operations. He was promoted in May 2004 to the position of Vice President, Light Metals. Prior to joining Intermet, he was with J. L. French Automotive Castings, Inc. where he served as Vice President of Quality, having previously held various manufacturing positions with J.L. French. Before J.L. French, Mr. Gilliland served as Vice President of Manufacturing for Nelson Metal Products Corporation, acquired by J.L. French in October 1999. He has served as Vice President and General Manager at various CMI International operations, was a Plant Manager with Amcast Corporation, and began his career with General Motors having held positions of increasing responsibility at the company's casting operations.

MR. HEAVIN joined Intermet as a Group Vice President in June 2000. Prior to joining Intermet, he held the position of Manufacturing Manager for Delphi's energy and chassis division. Prior to Delphi, Mr. Heavin was with United Technologies Automotive for six years as Plant Manager of the Holland, Michigan plant and subsequently as a General Manager in the Interiors group.

MS. KARJALA joined Intermet as Executive Assistant to the Chairman and CEO in September 1995. In December 2002 she was elected by the Board of Directors to the position of Corporate Secretary, having served as Assistant Corporate Secretary since January 1997. Prior to joining Intermet, Ms. Karjala was with the Jervis B. Webb Company in the position of International Office Manager. She began her career with the Ford Motor Company.

MR. MILLER joined Intermet in July 1998 as Corporate General Counsel and was named Vice President and General Counsel in August 1999 and Secretary in 2000. He served as Vice President, General Counsel and Secretary of Libbey-Owens-Ford Co., an automotive parts supplier, from February 1987 to July 1998.

MS. MILLS joined Intermet in February 1997 as Manager of Investor Relations. In December 2002, she was elected by the Board of Directors to the position of Vice President of Administration, having been promoted from the Director of Corporate Affairs, a position she held from March 1999. Prior to joining Intermet, Ms. Mills served as Human Resources Manager, Accounting Supervisor and in other positions with Dana Corporation.

MR. PRUCHA joined Intermet in October 1999 as Director, Process Research and Development and was promoted to the position of Vice President, Technical Services in December 2002. Prior to joining Intermet, Mr. Prucha served as Vice President of Technology with CMI International for 10 years, having 30 years of experience in the metal-casting industry, 20 of which at CMI.

MR. RUTHERFORD joined Intermet in June 2003 as Director of Sales responsible for Light Metals sales and the activities of the company's independent manufacturers' representatives. He was promoted to the position of Vice President of Sales and Marketing in August 2004. Mr. Rutherford came to Intermet from Eastern Alloys, Inc. located in New York, where he served as Vice President Sales and Marketing. Prior to Eastern Alloys, he was Vice President of Business Development at Dynacast /SPM, also of New York. Prior positions included Vice President of Sales and Marketing at Magnesium Aluminum Corporation, and he began his career in metals and casting at Aluminum Smelting and Refining Company, Inc. ultimately becoming President and CEO.

MR. SKRZYPCZAK joined Intermet in 1995 as Director of Treasury Services. In April 2000, the Board of Directors appointed Mr. Skrzypczak to the position of Corporate Treasurer. Prior to joining Intermet, he was with the U.S. Department of the Treasury, where he served as a national bank examiner for the Comptroller of the Currency. Mr. Skrzypczak has also held treasury and financial positions at Inacomp Computer Centers, Merrill Lynch and Wells Fargo Bank.

MR. VINE-CHATTERTON joined Intermet in January 1999 as a Vice President of Intermet and President of Intermet Europe. Before coming to Intermet, he was a divisional Finance Director of T&N PLC, UK, an automotive parts supplier, from June 1996. Mr. Vine-Chatterton was a divisional Finance Director of Caradon PLC, UK, an international supplier to building and home improvement industries, from January 1994 until 1996.

          2.   Compensation Of The Principals Of The Debtors

               A.   ANNUAL COMPENSATION

The following chart sets forth the annual salaries for 2004 and 2005 of the principals of the Debtors:

NAME                            2004 ANNUAL COMPENSATION             2005 ANNUAL COMPENSATION
----                            ------------------------             ------------------------
DR. GARY F. RUFF                   $500,000 (7/2004)                        SAME AS 2004

DR. JOHN P. CRECINE        SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

JULIA D. DARLOW            SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

NORMAN F. EHLERS           SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

JOHN R. HORNE              SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

THOMAS H. JEFFS II         SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

CHARLES G. MCCLURE         SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

RICHARD A. NAWROCKI        SEE "DIRECTOR COMPENSATION" BELOW.    SEE "DIRECTOR COMPENSATION" BELOW.

PAMELA E. RODGERS          SEE "DIRECTOR COMPENSATION" BELOW.               SAME AS 2004

ROBERT E. BELTS                         $260,000                            SAME AS 2004

TIMOTHY R. GILLILAND                    $200,000                            SAME AS 2004

TODD A. HEAVIN                          $210,000                            SAME AS 2004

MARY JO KARJALA                         $ 72,000                           $75,600 (4/05)

ALAN J. MILLER                          $225,000                            SAME AS 2004

BYTHA MILLS                             $150,000                            SAME AS 2004

THOMAS E. PRUCHA                        $175,000                            SAME AS 2004

JOHN D. RUTHERFORD                      $200,000                            SAME AS 2004

MICHAEL S. SKRZYPCZAK                   $130,000                            SAME AS 2004

LAURENCE VINE-CHATTERTON    $204,721 / E186,110 (1 E = $1.1)     $249,260 / E206,000 (1 E=$1.21)

In addition, officers received a 401(k) match, ESOP contribution, term life insurance benefits, other medical and health benefits, and certain other personal benefits. See also the discussion of the Key Employee Retention Plan in
Section VII.G. of this Disclosure Statement.

               B.   DIRECTOR COMPENSATION

The Debtors do not pay board fees to their employee directors. The Debtors pay Dr. Crecine, Ms. Darlow, Mr. Ehlers, Mr. Horne, Mr. Jeffs, Mr. McClure, Mr. Nawrocki, Ms. Rodgers and Mr. Takeuchi, as non-employee directors, $8,500 quarterly, for regularly scheduled board or committee meetings and telephone board and committee meetings. In addition, non-employee directors receive a fee of $1,000 for special board or committee meetings other than the afternoon before or day of a regularly scheduled board meeting. Committee chairpersons receive a fee of $2,000 per year paid quarterly, and directors are reimbursed for out-of-pocket expenses associated with attending meetings or conducting board business.

Effective July 2004, the Debtors increased the compensation of their lead director, Mr. Nawrocki, $3,750 per quarter in addition to the fees described above. Effective April 2005, the Debtors further increased Mr. Nawrocki's compensation to an aggregate increase of $12,500 per quarter in addition to the fees described above.

     F.   ENVIRONMENTAL RELATED LIABILITIES

          1.   Description Of Environmental Liabilities

Various of the Debtors conduct and have conducted industrial operations at numerous facilities in the United States. As a result, they have been involved in matters relating to the discharge of materials into the environment. The Debtors have participated and are participating in a number of on-site investigation, monitoring and/or remediation projects at various owned and non-owned sites, some of which are being managed or overseen by federal, state and/or local regulatory agencies. The Debtors' operations are also regulated by state and local environmental agencies that issue various permits covering the Debtors' operations with respect to discharges to air, water and solid or hazardous waste disposal. Various of the Debtors have been involved in some proceedings with state or federal regulators alleging noncompliance with permit limitations or other matters. Further information with respect to these matters is set forth at Item 17 of the various Debtors' Statements of Financial Affairs. Due to the technical and legal nature of potential environmental related liabilities, the Debtors have utilized and continue to utilize the services of counsel and environmental consultants to obtain the technical advice and expertise necessary to ensure that the Debtors are in compliance with federal, state and local laws and regulations and to insure that the Debtors' rights are protected.

          2.   Future Activities At Owned Sites

The Debtors intend to satisfy all environmental claims by continuing with all compliance and remediation activities currently underway, or as may be required in the future, in connection with owned sites (except as specifically noted herein).

          3.   Continuation Of Remediation Activities At Certain Non-Owned Sites

Debtor Lynchburg Foundry Company is the operator and permittee of the Falwell Aviation landfill, which is located on property that is leased by Lynchburg Foundry

Company in Lynchburg, Virginia. The site has been used as an industrial landfill for non-hazardous waste materials from foundry operations. Pursuant to state and federal requirements, Intermet has been required to issue a letter of credit in the aggregate amount of $2.7 million order to provide financial assurance for the operation and closure of three landfills in Virginia, including the Falwell Aviation Landfill. The other two landfills are located on property owned by Lynchburg Foundry Company in Campbell County, Virginia and Radford, Virginia. Pursuant to federal and state requirement, Lynchburg Foundry Company is required to undertake closure of the Falwell Aviation Landfill. If the closure work is not undertaken in compliance with regulations, the Commonwealth of Virginia would be entitled to draw on the letter of credit to perform such work. The Debtors estimate that the work can be performed at a cost that is less than the amount that could be drawn on the letter of credit. As a result, the Plan provides that Lynchburg Foundry Company will continue to perform this work and that the obligations of Lynchburg Foundry Company to perform closure and post-closure work at the Falwell Aviation Landfill will not be discharged by the Plan.

          4.   Discharge Of Environmental Claims Related To Non-Owned Sites

The Debtors intend to discharge any and all obligations and claims relating to the following matters, all of which involve non-owned sites:

               A. Any liability associated with pre-filing off-site exposure to contaminants migrating from the property located at 227 Wagner Avenue, Havana, Illinois, including but not limited to, off-site drinking water wells (Debtor: Wagner-Havana, Inc.).

               B. Any and all liability for any off-site contamination emanating from the properties located at 1701 West Main Street and 1605 West Main Street, Radford, Virginia, including potential contamination in the New River (Debtors:
                    Intermet International, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company).

               C. Any and all liability associated with pre-filing off-site exposure to contaminants migrating from the property located at 825 N. Lowber Street, Decatur, Illinois (Debtor: Wagner Castings Company).

               D. Any and all liability associated with pre-filing off-site exposure to contaminants migrating from the property located on Florida Avenue in Lynchburg, Virginia (Debtor: Lynchburg Foundry Company).

               E. Any and all liability for environmental investigation or remediation activities at any property formerly owned by any Debtor, or for which any Debtor may be responsible by contract or otherwise, including but not limited to the matters listed on the Schedules of any Debtor, and the following: (i) General Products Corporation, 2400 East South Street, Jackson, Michigan (Debtor: Sudbury, Inc., Intermet Corporation); (ii) Property located at 506 Randolph Avenue, St. Paul, Minnesota (Debtor: Intermet Corporation, Sudbury, Inc.); (iii) Property located at 118-130 Reed Street, Philadelphia, Pennsylvania (Debtor: Sudbury, Inc.); (iv) Iowa Mold Tooling, 500 Highway 18 West, Garner, Iowa (Debtor: Sudbury, Inc., Intermet Corporation); (v) Frisby PMC, 1500 Chase Avenue, Elk Grove Village, Illinois (Debtor:
                    Intermet Illinois, Inc., Intermet Corporation); (vi) BWX Technologies, Inc. property located at 1570 Mt. Athos Road, Lynchburg, Virginia (Debtor: Lynchburg Foundry Company);
                    (vii) Property located adjacent to 1500 Chase Avenue, Elk Grove Village, Illinois (Debtor: Intermet Illinois, Inc., Intermet Corporation)

               F. Allegations of Pre-Petition Non-Compliance at the Archer Creek Facility

As of the Petition Date, Lynchburg Foundry Company was involved in negotiations with the Virginia Department of Environmental Quality regarding the resolution of allegations that Lynchburg was not in compliance with the air emissions permit issued to the Archer Creek facility. On July 19, 2004, the Virginia Department of Environmental Quality issued a Notice of Violation to Lynchburg alleging that the facility had violated air emissions limitations in the Title V permit previously issued to the facility. Lynchburg has taken steps to remedy the conditions that led to the alleged violations, including the replacement of bags on the baghouse and installation of new gauges and valves. Lynchburg believes that the facility is currently in compliance with the limitations in the Title V permit.

Lynchburg has been negotiating a Consent Decree with the Virginia Department of Environmental Quality that will also provide for (1) the implementation of a Supplemental Environmental Project ("SEP") to install an additional baghouse at a minimum cost of $11,377, and (2) the payment of $15,170 as a civil penalty for the alleged violations. Although the alleged violations occurred prior to the Petition Date, Lynchburg believes that the implementation of the SEP and payment of the civil penalty will enhance the cooperation of the Virginia Department of Environmental Quality with respect to Lynchburg's future operations which will continue to be regulated closely by the Virginia Department of Environmental Quality and therefore Lynchburg will seek permission from the Bankruptcy Court to enter into the Consent Decree.

V.   THE DEBTORS' DEBT OBLIGATIONS

     A.   THE PRE-PETITION CREDIT FACILITY

Prior to the Petition Date, the Debtors' operations were financed, in part, by the Pre-Petition Credit Facility, in which approximately 20 Pre-Petition Lenders participated (whether pursuant to direct agreements or instruments with the Debtors, or through participation with the lenders in contractual privity with the Debtors), and for which the Bank of Nova Scotia is the Pre-Petition Agent. The Pre-Petition Credit Facility is memorialized by a January 8, 2004, credit agreement (as amended by that First Amendment dated April 13, 2004) consisting of a $90 million revolving credit facility and a $120 million term loan (the "Pre-Petition Credit Agreement"). As of the Petition Date, the Debtors had borrowed approximately $41 million, and had approximately $27 million of outstanding standby letters of credits issued under the revolver. Intermet is the principal obligor under the Pre-Petition Credit Facility, and the remaining Debtors are joint and several guarantors of the obligations thereunder pursuant to that certain Second Amended and Restated Guaranty Agreement dated as of January 8, 2004.

Pursuant to a First Amended and Restated Borrower Pledge and Security Agreement dated as of January 8, 2004, Intermet granted to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, valid and enforceable first priority liens in substantially all of the personal and intangible properties of Intermet, including all accounts, all the Debtors' United States domestic assets and pledges of 65% of the stock of certain of the Debtors' foreign Non-Debtor Affiliates.

The $90.0 million revolving credit portion has a maturity date of January 8, 2009, and the $120 million term loan has a maturity date of January 8, 2010. During 2004, principal payments of $0.6 million had been made towards the term loan before the filing of the Debtors' Cases. Due to the default created by the filing of the Cases, effective September 30, 2004, pricing on the revolving loan and term loan were modified to a floating rate. The annual interest rates as of December 31, 2004 were 6.5% for the revolving credit line and 7.0% for the term loan. Interest is payable monthly on both loans. In addition, and also effective as of September 30, 2004, the Debtors are required to accrue additional interest at an annual rate of 1.5%, which is added monthly to the outstanding loan balances for both the revolver and term loan.

     B.   LETTERS OF CREDIT AGREEMENT

As of the Petition Date, the Debtors were also parties to a $35.6 million Letter of Credit Facility Agreement dated January 8, 2004 (the "L/C Facility Agreement"). In consideration for the L/C Facility Agreement, the Bank of Nova Scotia issued a letter of credit in the amount of approximately $35.6 million (the "Georgia Letter of Credit") to secure payment of the Georgia Revenue Bonds (as defined below). The L/C Facility Agreement was secured solely by an account (the "Cash Collateral Account") of the Debtors holding $35.6 million of the Debtors' funds (the "L/C Cash Collateral").

     C.   SENIOR NOTES

The Debtors also used the capital markets to finance their operations and had indebtedness under a series of unsecured Senior Notes issued on June 13, 2002, in the aggregate outstanding principal amount of $175 million. The Senior Notes bear a fixed rate of interest at 9.75%, and will mature on June 15, 2009. Interest is due each June 15 and December 15.

U.S. Bank National Association is the Indenture Trustee for the Senior Notes. The Debtors are obligated under the Senior Notes to pay the reasonable fees and out-of-pocket expenses of the Indenture Trustee.

THE SENIOR NOTES ARE UNCONDITIONALLY GUARANTEED, JOINTLY AND SEVERALLY, BY ALL OF THE DEBTORS EXCEPT INTERMET INTERNATIONAL, INC. AND INTERMET HOLDING COMPANY (THE "SENIOR NOTE GUARANTORS"). THIS MEANS THAT HOLDERS OF THE SENIOR NOTES MAY ASSERT THE ENTIRE AMOUNT OF THEIR CLAIMS AGAINST EACH AND EVERY SENIOR NOTE GUARANTOR UNTIL THEIR CLAIMS ARE SATISFIED.

Restrictions contained in the indenture covering the Senior Notes include, but are not limited to, restrictions on incurring additional secured debt, repurchasing of Intermet's capital stock, disposal of assets, affiliate transactions, and transfer of assets.

          1.   Benefit Of The Indenture To All Debtors(4)

As mentioned above, payment of the amounts due pursuant to the Indenture are guaranteed by all of the Debtors except Intermet International, Inc. and Intermet Holding Company. The proceeds of the Indenture were, in full, used to pay down that certain First Amended and Restated Term Loan Agreement dated July 17, 2001, to which the Debtors were a party (the "2001 Term Loan Agreement"). The Indenture, along with any financing to which Intermet is a party, provides a substantial benefit to all of the Debtors. Intermet is responsible for loaning funds to its subsidiaries in order for them to operate in the ordinary course of business. This is documented by inter-company accounts and notes between Intermet and its subsidiaries. Without these inter-company loans from Intermet, the subsidiaries would have no funds from which to operate on a daily basis or to repay the 2001 Term Loan Agreement. Therefore, in exchange for any guaranty of Intermet obligations, each subsidiary receives equivalent value. In the specific context of the 2001 Term Loan Agreement, by guarantying the Indenture and having the funds raised pursuant to the Indenture applied to the 2001 Term Loan Agreement, the subsidiaries secured themselves of a release of their secured guaranty obligations pursuant to the 2001 Term Loan Agreement.

----------
(4) This discussion is intended to provide an example of the benefits and is not intended to be an exhaustive discussion of the issues. The Debtors reserve their rights to respond to any arguments on this issue.

     D.   INDUSTRIAL REVENUE BONDS

          1.   Columbus Foundry

One of the Debtors, Columbus Foundry, L.P., had obligations relating to indebtedness under variable rate limited obligation revenue bonds in the approximate outstanding principal amount of $35 million (the "Georgia Revenue Bonds"), which was secured by the Georgia Letter of Credit issued by the Pre-Petition Agent in favor of Harris Trust & Savings Bank. Pursuant to the Georgia Revenue Bonds, Columbus Foundry, L.P. was required to make monthly interest-only payments at a variable rate. The interest rate reset weekly and at September 30, 2004, was approximately 2%. The principal was due December 1, 2019.

On October 29, 2004, in light of the default created by the filing of the Cases, the beneficiary of the Georgia Letter of Credit drew the amount of $35,050,051, causing a reimbursement obligation on the part of Intermet to the Bank of Nova Scotia in the same amount including accrued interest.

In order to satisfy such reimbursement obligation, on November 8, 2004, pursuant to the terms and conditions of the DIP Financing Order, Intermet released to the Bank of Nova Scotia all of the L/C Cash Collateral then on deposit in the Cash Collateral Account, which was applied by the Bank of Nova Scotia in permanent reduction and discharge of Intermet's obligations under the L/C Facility Agreement and the balance remaining after such application (approximately $770,000) was returned by the Bank of Nova Scotia to Intermet.

          2.   Lynchburg Foundry

Another of the Debtors, Lynchburg Foundry Company, had approximately $2 million outstanding under industrial development revenue bonds in favor of SunTrust Bank as trustee (the "Lynchburg Bond"). Lynchburg Foundry Company was required to make partial redemption of its industrial development revenue bonds on an annual basis through June 2006. The redemption amount was $350,000 per year, with a final payment at maturity of $1,650,000. The bonds were subject to optional redemption prior to maturity and bear an interest rate of 7.0%.

The Lynchburg Bond was unsecured but was guaranteed by Mead Corporation, a former owner of the property. Since the default created by the commencement of the Cases, Mead Corporation has made and continues to make payments that have come due pursuant to the terms of its guaranty of the Lynchburg Bond.

          3.   Tool Products

As part of an asset purchase transaction, the Debtor now known as Tool Products, Inc. assumed $4.5 million of industrial development revenue bond debt in favor of U.S. Bank, National Association as trustee (the "Tool Products Bond"), of which approximately $1.5 million in principal and interest was outstanding as of the Petition Date, which amount was secured by a letter of credit issued pursuant to the revolver under the Pre-Petition Credit Agreement. Tool Products, Inc. was required to make annual principal payments of $500,000, with a final maturity date of January 1, 2007. The interest rate reset weekly and at September 30, 2004, was approximately 2%.

On November 1, 2004, in light of the default created by the commencement of the Cases, the beneficiary of the Tool Products Bond drew the entire face amount thereof causing a reimbursement obligation on the part of Intermet to the Pre-Petition Lenders in the amount of $1,530,821, which amount is reflected as part of the amount owed to the Pre-Petition Lenders under the revolver pursuant to the Pre-Petition Credit Agreement.

     E.   TRADE DEBT

The Debtors estimate that there are approximately $83.3 million of General Unsecured Claims which may be Allowed against the Debtors in the aggregate (not including Noteholder Claims, and subject to objections). These General Unsecured Claims are allocated between each Debtor as follows:

                                       Approximate Amount Of Non-Noteholder
Debtor                                       General Unsecured Claims
------                                 ------------------------------------
Intermet Corporation, et al.*                      ~ $   612,671
Alexander City Casting Company, Inc.                 $         0
Cast-Matic Corporation                             ~ $ 3,436,392
Columbus Foundry, L.P.                             ~ $12,215,255
Diversified Diemakers, Inc.                        ~ $ 5,186,370
Ganton Technologies, Inc.                          ~ $10,523,266
Intermet Corporation                               ~ $11,280,731
Intermet Illinois, Inc.                            ~ $   400,348
Intermet International, Inc.                       ~ $    14,000
Intermet U.S. Holding, Inc.                        ~ $ 7,321,313
Ironton Iron, Inc.                                 ~ $ 1,807,380
Lynchburg Foundry Company                          ~ $11,376,663
Northern Castings Corporation                      ~ $ 1,668,583
Sudbury, Inc.                                      ~ $ 1,880,438
SUDM, Inc.                                           $         0
Tool Products, Inc.                                ~ $ 8,303,816
Wagner Castings Company                            ~ $ 6,599,283
Wagner Havana, Inc.                                ~ $   691,404
                                                   -------------
TOTAL:                                             ~ $83,317,913
                                                   =============

Note: The Claims estimates set forth above reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.

* This entry represents Claims filed without identifying the particular Debtor against which such Claim is asserted.

The Debtors anticipate that some of these General Unsecured Claims are subject to disallowance or reduction.

VI.  CAUSES OF ACTION

     A.   CHAPTER 5 CLAIMS

The Debtors are investigating whether they have Causes of Action against Creditors or other Persons for preference liability and any other Causes of Action contemplated by chapter 5 of the Bankruptcy Code, and reserve all of their rights to bring any such Causes of Action. Payments to Creditors or other Persons in the 90 days immediately preceding the Petition Date are listed in the Debtors' Schedules and total $225,741,474. Payments to "insiders" (as that term is defined in Section 101(31) of the Bankruptcy Code) in the one year immediately preceding the Petition Date are also listed in the Debtors' Schedules and total $2,438,966. A list of potential Avoidance Actions is attached to the Plan as Exhibit I. The majority of these Causes of Actions are against General Unsecured Creditors in Classes 4 and 5. These Causes of Action are potential Causes of Action in that they have not been analyzed on the merits and may be subject to valid defenses. All Causes of Action and Avoidance Actions will be preserved and transferred to the Reorganized Debtors, and any recoveries therefrom will inure to the benefit of the relevant Debtor and thereby enhance the enterprise value of such Debtor.

     B.   OTHER CLAIMS

All other Causes of Action are preserved and will be transferred to the Reorganized Debtors, including, but not limited to, Causes of Action arising under commercial purchase orders, such as those relating to pricing issues, rights of setoff, rights to recover wrongful setoffs and recoupments, and the like. These Causes of Action include, but are not limited to, those listed on Exhibit J to the Plan. Exhibit J to the Plan is not intended to be an exhaustive list of the Causes of Action the Debtors and Reorganized Debtors intend to preserve and bring following Confirmation.

     C.   PENDING LITIGATION

As of the Petition Date, the Debtors were not involved in any litigation that is likely to have a material impact on the Debtors. Attached as Exhibit D is a list of all pending litigation.

VII. SIGNIFICANT POST-PETITION ACTIONS

The Debtors commenced the Cases on the Petition Date, September 29, 2004, and the following significant actions have been taken since the Petition Date.

     A.   FIRST DAY MOTIONS

Together with their petitions for relief, the Debtors filed a number of "first day" motions on or near the Petition Date as listed on Exhibit E. The first day motions and orders were intended to facilitate the transition between the Debtors' pre-Petition Date and post-Petition Date business operations by approving certain regular business practices that may not have been specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. The first day orders obtained in these Cases are typical of orders entered in other substantial Chapter 11 cases around the country. Among other things, such orders provided for:

     -    Joint administration of the Debtors' Cases;

     -    Interim use of cash collateral;

     - Maintenance of the Debtors' bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date;

     - Payment of certain pre-petition wages, salaries, payroll taxes, and other compensation, employee benefits and reimburseable employee expenses;

     - A prohibition on utilities from altering, refusing or discontinuing services on account of pre-petition Claims, deeming utilities adequately assured of future performance, and establishing procedures for determining requests for additional adequate assurance; and

     - Payment of pre-petition use, employment, single business, property and other taxes.

     B.   RETENTION OF PROFESSIONALS

Since the Petition Date, the Debtors have continued to operate their businesses in the ordinary course as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code.

Both before and after the Petition Date, the Debtors have taken actions to stabilize their operations. The Debtors' management actively and regularly contacts the Debtors' customers, vendors and other business partners to assure them that the Cases will not adversely affect the Debtors' ability to operate and honor trade terms. At the same time, management has addressed and will continue to address the many emergencies and other matters that are incidental to the commencement of complex chapter 11 cases, including responding to a multitude of inquiries by employees, unsecured Creditors, the Creditors' Committee, the Equity Committee, various Professionals and others.

To represent the Debtors in these Cases, the Debtors retained Professionals, including, without limitation, (i) the law firm of Foley & Lardner LLP, Detroit, Michigan, as general bankruptcy counsel; (ii) Carson Fischer, P.L.C., Birmingham, Michigan, as special counsel primarily to handle conflicts of interest; (iii) Conway Mackenzie &

Dunleavy ("CMD"), Birmingham, Michigan, as their financial advisors and investment bankers; (iv) Ernst & Young LLP, in Detroit, Michigan, as independent auditors; (v) KPMG LLP, in Detroit, Michigan, as SOX 404 consultants; (vi) Stout Risius Ross as independent valuation consultants ("SRR"); and (vii) Lazard Freres & Co. LLC, in New York City, as investment bankers ("Lazard"). In addition, the Debtors have certain Professionals to act as special counsel in limited matters, and numerous others to assist the Debtors in the ordinary course of their businesses.

     C.   CASE ADMINISTRATION

          1.   Bar Date And Voting

By Local Rule of the Bankruptcy Court, February 7, 2005 was established as the Claims Filing Bar Date, subject to certain exceptions described in the notice of commencement of these Cases. By separate order, the Bankruptcy Court established a Supplemental Bar Date of April 29, 2005 for certain Creditors under the limited circumstances described therein.

Pursuant to Bankruptcy Rule 3003(c)(2), any Creditor: (a) whose Claim (i) was not listed in the Schedules, or (ii) was listed in the Schedules as disputed, contingent or unliquidated, and (b) who failed to file a Proof of Claim on or before the Claims Filing Bar Date, or the Supplemental Bar Date, as applicable (and except as otherwise ordered by the Bankruptcy Court), will not be treated as a Creditor with respect to that Claim for purposes of voting on the Plan or receiving a Distribution under the Plan. Further, unless a Proof of Claim was filed on or before the Claims Filing Bar Date, or the Supplemental Bar Date, as applicable (and except as otherwise ordered by the Bankruptcy Court), the Claim amount listed in the Debtors' Schedules is dispositive, subject to any amendments made thereto. Creditors are instructed to read any Bankruptcy Court orders establishing or dealing with procedures with respect to voting on the Plan, which are anticipated to be entered in conjunction with the hearing on the approval of the Disclosure Statement. Any such order will be provided to constituencies along with the approved Disclosure Statement at the appropriate time.

If the Plan is confirmed, the Debtors will have up to 180 days from the Effective Date to file any Claim objections, provided that such date may be extended from time to time.

     D.   OPERATIONAL DEVELOPMENTS

Since the Petition Date, the Debtors have made substantial improvements to their operations and administration which have resulted in significant cost savings and increased revenues. Among other things, the Debtors have met all customer requirements and schedules, and have renegotiated various customer agreements to: (i) establish new scrap steel and magnesium alloy indices; (ii) secure new surcharge agreements with ten (10) major customers (constituting approximately 78% of their total revenues and approximately 80% of their ferrous revenues) and a significant portion of their other customers; (iii) obtain price increases on some of their parts; (iv) obtain accelerated payment terms with 10 major customers and the majority of their other customers for


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

limited time periods; and (v) recover various 2004 fourth quarter surcharges from certain customers.

The Debtors also announced the closure of: their (i) Columbus Machining, (ii) Racine Machining, and (iii) Racine Casting plants, all of which were completed in or before June 2005, and (iv) Decatur plant, which the Debtors anticipate will be completed by December 31, 2005.

Further, the Debtors have increased employee contribution amounts to their benefits plans, increased co-pays for medical benefits, made changes to their life insurance plans, and renegotiated union agreements with their Hibbing, Columbus, New River and Archer Creek plants. Several of these developments are discussed in more detail below.

          1.   Negotiations With Major Customers

Intermet and the other Debtors directly and indirectly provides products and services to every major North American OEM, several major European and Japanese OEMs, and several leading suppliers to the OEMs (also known as "Tier 1" or "Tier 2" suppliers). These parties make up approximately 78% of the Debtors' North American business (and approximately 80% of their ferrous business) and are considered major customers (the "Customers"). As part of their business of supplying their Customers, the Debtors were parties to numerous pre-Petition Date contracts with their Customers (the "Contracts"). In connection with these Cases, the Debtors began the lengthy process of reviewing all of their supply contracts in order to analyze the benefits and burdens of each for various periods during the Cases. Through this process, the Debtors originally determined that, absent specific changes, certain of the Contracts were burdensome to the Debtors' Estates because the terms did not permit the Debtors to generate sufficient profit and cash flow from their main business source - the manufacture and supply of component parts.

This determination was based, in large part, on the fact that (a) the price of raw materials, including scrap steel, one of the Debtors' primary raw materials, rose substantially since the Debtors began producing the component parts under the existing Contracts, and such Contracts either did not allow, or were inadequate or not timely in allowing, the Debtors to pass such cost increases through to such Customer, (b) in some cases, pricing for certain of the component parts under certain Contracts was well below market and/or the cost to produce such parts did not provide adequate profit margin, (c) the timing of payments under certain Contracts was too slow, in light of the cash flow needs of the Debtors, and (d) certain Customers pursuant to certain of the Contracts required pricing give-backs or reductions for 2005, which were onerous to the Debtors under the circumstances.

Furthermore, given the Debtors' large losses, the DIP Lender was not willing to provide debtor-in-possession financing absent a commitment by the Debtors to obtain concessions from the Debtors' Customers on renegotiated contract terms acceptable to the lenders. In fact, the failure to obtain agreements with the Customers comprising at least 75% of the Debtors' gross sales by December 31, 2004 (the "Amended Contract Deadline"), in form and substance satisfactory to the DIP Lenders, would have been a


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

default under the Debtors' DIP Credit Agreement, which default would have prohibited further borrowings and permitted the acceleration of all indebtedness due.(5)

In light of the foregoing, the Debtors began negotiations with their Customers to modify the terms of the Contracts and thereby relieve the burden on the Estates. Because negotiations were not complete and the Amended Contract Deadline was approaching, on November 17, 2004, the Debtors filed a motion for authority to reject only those executory customer supply contracts with Customers (to be subsequently identified) which could not be re-negotiated in a manner acceptable to the Debtors and the respective Customers (the "Rejection Motion").

Contracts with Ford at the Debtors' Racine plant were ultimately rejected by agreement of the parties. As to the remaining Contracts, the Debtors and the Customers agreed to amend the Contracts in a manner that was acceptable to the Debtors, the Customers, and the DIP Lenders (the "Amended Contracts"). (The Debtors and the DIP Lenders agreed to amend the DIP Credit Agreement and the Amended Contract Deadline to allow sufficient time for Bankruptcy Court approval of the Amended Contracts.) Substantially all of the Amended Contracts required assumption under Section 365 of the Bankruptcy Code. On December 28, 2004, the Debtors filed a motion to assume the Amended Contracts, which was granted by order of the Bankruptcy Court dated January 13, 2005.

The Debtors believe that performance under the Amended Contracts will enhance the Debtors' profitability and generate positive cash flow. While each of the Amended Contracts is different, many of Amended Contracts include terms such as:
(a) scrap steel surcharge adjustments that more accurately reflect the Debtors' cost of scrap steel;(6) (b) accelerated payment terms for specified time periods; (c) prompt payment of outstanding accounts receivable;(7) (d) waiver of certain price reductions; and (e) adjustments of certain part pricing.

The steel surcharge adjustments contained in the Amended Contracts are designed to allow the Debtors to more fully capture the rising cost of scrap steel for the life of the Amended Contracts such that rising cost of scrap steel does not erode the profitability of the Amended Contracts. The Amended Contracts were critical to the Debtors' ability to continue producing under the Contracts with the Customers which make up nearly 80% of the Debtors' business.

          2.   Secondary Customer Negotiations

----------
(5) The Debtors have satisfied this condition pursuant to the DIP Credit Agreement, as amended. See below.

(6) This term was included in all but one of the Amended Contracts, which had an existing steel surcharge arrangement.

(7) Only one of the Amended Contracts holds the Customer to its original payment terms and does not accelerate such terms.


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

The Debtors supply component parts to certain other customers who make up the remaining business of the Debtors (the "Secondary Customers"). The Debtors were parties to numerous pre-Petition Date contracts with these Secondary Customers as well (the "Secondary Customer Contracts"). The Debtors reviewed their supply contracts with Secondary Customers to analyze the benefits and burdens of each. Like the Contracts with major Customers, as a result of this process, the Debtors determined that, absent specific changes, certain of the Secondary Customer Contracts were burdensome to the Debtors' Estates because the terms did not permit the Debtors to generate sufficient profit and cash flow.

This determination was based, in large part, on (a) the substantial rise in the cost of raw materials; (b) below market pricing for certain component parts; (c) ineffective timing of payments in light of the cash flow needs of the Debtors; and (d) the fact that certain Secondary Customer Contracts required pricing give-backs or reductions for 2005, which were onerous to the Debtors under the circumstances.

Accordingly, the Debtors engaged in extensive negotiations with their Secondary Customers to modify the terms of the Secondary Customer Contracts and thereby relieve the burden on the Estates. The Debtors and the Secondary Customers ultimately agreed to amend the Secondary Customer Contracts in a manner that was acceptable to the Debtors. In some instances, the amended Secondary Customer Contracts required assumption. Thus, in such cases the Debtors have filed motions as required by the Secondary Customer Contracts and have obtained the necessary Bankruptcy Court approval.

The Debtors believe that performance under the amended Secondary Customer Contracts will enhance the Debtors' profitability and generate positive cash flow. Like the Contracts with the Debtors' Customers, while each of the amended Secondary Customer Contracts is different, many of them include terms such as:
(a) scrap steel surcharge adjustments that more accurately reflect the Debtors' cost of scrap steel; (b) accelerated payment terms for certain periods; (c) prompt payment of outstanding accounts receivable; (d) waiver of certain price reductions; and (e) adjustments of certain part pricing.

          3.   Racine Plant Closure

Ganton Technologies, Inc. manufactured, machined, and assembled high pressure aluminum die castings for the automotive market at its Racine, Wisconsin plant (the "Racine Plant"). On December 15, 2004, the Debtors announced their intent to close the Racine Plant due to continued high costs and underutilized machining and casting capacity. Since that date, Ganton Technologies, Inc. has taken the steps necessary to ensure an orderly shutdown of the Racine operations, which was completed in June 2005.

To ensure uninterrupted service to Ganton Technologies, Inc.'s customers, the Racine Plant closing required movement of most of the work being performed at Racine to other suppliers, or in some cases, to one of the Debtors' other facilities. The transfer of work required accomplishment of three principal objectives: (i) continued performance during


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

the wind-down period; (ii) the sale of certain assets needed by Ganton Technologies, Inc.'s customers; and (iii) facilitation of negotiations with employees of the Racine Plant.

               A.   Wind-Down Performance

To ensure uninterrupted production at the Racine Plant during the wind-down, Ganton Technologies, Inc. agreed to continue producing component parts pursuant to purchase orders with Ford and DaimlerChrysler until such customers could resource their requirements for production to other suppliers. In exchange for the Debtors' cooperation, Ford and DaimlerChrysler agreed to pay the Debtors $800,000 and $240,000, respectively, to cover expenses in excess of the Debtors' budget directly attributable to the wind-down agreements with Ford and DaimlerChrysler. Ganton Technologies, Inc. completed Ford and DaimlerChrysler production at the Racine Plant in April 2005.

               B.   Asset Transfers

On March 7, 2005, the Bankruptcy Court approved Ganton Technologies, Inc.'s sale of assets used to manufacture component parts at the Racine Plant to certain other suppliers of Ganton Technologies, Inc.'s customers, including International Truck and Engine Corporation, Amcan Consolidated Technologies Corporation, and ICG Castings, Inc. Ganton Technologies, Inc. believes that it received an amount equal to, if not more than, the total net book value of the equipment from the sales. In addition, Ganton Technologies, Inc. is currently in the process of selling certain assets located at the Racine Plant which were not dedicated to production for any particular customer. Ganton Technologies, Inc. has received an appraisal for all of the assets located at the Racine Plant, and all of the asset sales contemplated will deliver an amount within the appraisal range for such assets. Ganton Technologies, Inc. plans to seek Bankruptcy Court approval of any such sales.

Ganton Technologies, Inc. is also in the process of analyzing various executory contracts and unexpired equipment leases pertaining to the Racine Plant to determine whether it has a continuing need for such contracts or leases at any of the Debtors' other facilities. Where appropriate, Ganton Technologies, Inc. is seeking Bankruptcy Court approval of its decision to reject such executory contracts and unexpired leases.

               C.   Negotiations With Racine Employees

The Racine Plant closing required negotiations with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, U.A.W., Local 627, which represents employees of the Racine Plant (the "Racine Union"), to ensure a smooth wind-down of operations and transfer of work. On January 24, 2005, Ganton Technologies, Inc. entered into a closing agreement with the Racine Union to induce hourly employees to remain employed through the closing and to resolve the Racine Union's claim that a transfer of work would violate the terms of their collective bargaining agreement (the "Racine Closing Agreement").


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

The Racine Closing Agreement modified the terms of the collective bargaining agreement, and, among other things, effected the following: (i) a severance fund of $1.4 million for distribution to eligible employees, to be paid following each employee's separation date; (ii) employees separated under the Racine Closing Agreement are eligible for medical benefits as if they were laid off under the collective bargaining agreement; (iii) all non-vested participants in Intermet's Hourly Employee Retirement Plan (as defined therein) who are separated as a result of the Racine Plant closing are 100% vested in their accrued benefits regardless of their years of service; (iv) the collective bargaining agreement remains in full force and effect until the last employee covered is separated due to the closing; and (v) the Racine Union, on behalf of itself and the employees it represents, released the Debtors from any and all claims arising from the employment relationship, including claims that the Racine Plant closing violated the collective bargaining agreement.

To induce certain key salaried employees to remain employed at the Racine Plant during the wind-down, Ganton Technologies, Inc. further agreed to pay severance benefits pursuant to the pre-Petition Date severance plan approved by the Bankruptcy Court on October 1, 2004, plus additional payments aggregating $250,000 based on the salaried employee's position and years of seniority. The Bankruptcy Court approved the Racine Closing Agreement by Order dated March 9, 2005.

               D.   Plant Sale

Together with its real estate broker, Ganton Technologies, Inc. has been marketing its Racine Plant for sale, free and clear of all liens, claims and encumbrances. Ganton Technologies has engaged in extensive solicitation of potential purchasers of the property, and has, to date, received seven offers. Ganton Technologies anticipates executing a sale agreement in the near future, and will seek Bankruptcy Court approval of any proposed sale.

          4.   Columbus Machining Closure

Intermet U.S. Holding, Inc. formerly operated a machining facility (the "Columbus Machining Facility") on property located in Columbus, Muscogee County, Georgia, consisting of approximately 40.636 acres (the "Columbus Property"). At the Columbus Machining Facility, Intermet U.S. Holding, Inc. manufactured cast metal automotive components, utilizing inter alia, CNC machining equipment, assembly machines, conveyors, and parts washers. The Columbus Machining Facility was not core to the Debtors' business, and because of declining sales and the need for costly upgrades to the equipment on site, the Debtors closed the Columbus Machining Facility as of March 31, 2005.

               A.   Asset Transfers

Following the announcement of the closure of the Columbus Machining Facility, Intermet U.S. Holding, Inc. entered into negotiations with Honda for the transfer of the Honda business to another supplier. To facilitate such transfer, and to ensure the


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

continued supply of component parts to Honda (which remains an important customer of the Debtors), the Debtors sold the S3V Steering Knuckle Cell (the "Columbus Assets") to Honda for a purchase price of $970,000.

The fair market value of the assets sold based on an appraisal obtained by Intermet U.S. Holding, Inc. was $1,090,700, and the liquidation value based on the same was $892,500. The Bankruptcy Court approved the Honda sale on February 14, 2005.

At approximately the same time, Intermet U.S. Holding, Inc. entered into a Commercial Real Estate Sales Agreement (the "Columbus Purchase Agreement") with Jacoby Development, Inc. to sell the Columbus Property for a sale price of $3,500,000 (the "Columbus Purchase Price").

Intermet U.S. Holding, Inc. had previously obtained an appraisal of the Columbus Property dated May 13, 2003. The appraisal indicated that the value of the Columbus Property was between $3,325,000 and $3,850,000. The Columbus Purchase Price is within the appraisal's range of values for the Columbus Property.

The Bankruptcy Court approved the sale on June 7, 2005. Subject to satisfaction of certain contingencies, the closing is scheduled to occur on or about September 30, 2005.

          5.   Decatur Plant Closure

Wagner Castings Company manufactures ductile iron chassis, powertrain and brake castings at its Decatur, Illinois plant (the "Wagner Plant"). On March 29, 2005, the Debtors announced their plans to close the Wagner Plant on or before December 31, 2005. The Wagner Plant has experienced declining sales volumes and decreased profitability in recent years.

               A.   Wind-Down Performance

Wagner Castings plans to consolidate the majority of the Wagner Plant business into other facilities of the Debtors located around the country, and thereby improve the Debtors' capacity utilization for the Ferrous Metals Group as a whole. By transferring the business to other Debtors' facilities, Wagner Castings will avoid administrative expense claims resulting from non-performance of certain purchase orders after the closure. Substantially all of these purchase orders with the Customers have already been assumed in the Customer negotiations. In addition, many of these purchase orders are terminable at will by the Customers.

               B.   Asset Transfers

Over the next several months, and where possible, Wagner Castings will transfer the Wagner Plant equipment to other Debtor locations around the country. In addition, Wagner Castings will explore their options of selling the land and building from which the Wagner Plant operates. It is anticipated that all of these Assets will be subject to liens in favor of the Exit Lenders, pursuant to the Exit Financing Facility, due to the fact that


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

the proceeds of the Exit Financing Facility will be used to pay the Distributions under the Plan, including those to the Pre-Petition Lenders, whose liens currently attach to these Assets.

               C.   Negotiations With Decatur Employees

As of the closure announcement, the Wagner Plant had 320 active employees, many of which were parties to a collective bargaining agreement which expired on June 30, 2005 (the "Wagner CBA"). Wagner Castings also provides retiree medical benefits to approximately 200 retired employees of Wagner Castings and provides life insurance to approximately 400 retirees (collectively, the "Wagner Retirees").

In light of the impending closing, Wagner Castings cannot continue to fund retiree health and life insurance benefits which are currently estimated to have an actuarial present value of about $20 million. The Bankruptcy Court appointed a retiree committee pursuant to Section 1114 of the Bankruptcy Code on May 24, 2005 (the "Wagner Retiree Committee"), to represent the interests of the Wagner Staff Retirees in connection with Wagner Casting's modification or termination of retiree benefits. In the 1114 process, the Local 6-728 of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the "USW") represents the interests of the hourly retirees. Wagner Castings has begun discussions with the Wagner Retiree Committee and the USW to modify the benefits, and Wagner Castings hopes to reach an agreement with the Wagner Retiree Committee and USW with respect to changes in retiree health and life insurance obligations. To the extent that Wagner Castings may hereafter be determined to be a member of a "controlled group" with other Intermet affiliates, including Debtors, for certain purposes under the federal "COBRA" statute, some or all members of the controlled group may be determined to have ongoing liability to the Wagner Retirees for COBRA coverage.

In order to effect an orderly closing of the Wagner Plant and to induce hourly employees to remain employed through the closing, Wagner Castings entered into a closing agreement (the "Decatur Closing Agreement") with USW which took effect on July 1, 2005, immediately following expiration of the Wagner CBA. Among other things, the Decatur Closing Agreement provides that: (i) severance pay equal to $250 for each full year of service will be paid to employees who remain employed through their scheduled termination date, at an approximate cost to Wagner Castings of $1,632,950; (ii) employees separated under the Decatur Closing Agreement will be eligible for certain benefits, including health insurance, for the month in which they are terminated and the following month; (iii) in exchange for the benefits provided in the Decatur Closing Agreement, USW, on behalf of itself and the employees whom it represents, agreed to release Wagner Castings and its successors, assigns, officers, directors, employees, agents and representatives from any and all claims arising out of the employment relationship between Wagner Castings and the employees represented by USW, with the exception of claimed violations of the Decatur Closing Agreement, grievances filed under the Wagner CBA before its expiration, claims that employees may have under a state workers' compensation statute, state unemployment statutes, or under any separate benefit or retirement plan.


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

Wagner Castings also agreed to pay severance benefits to certain salaried employees in addition to the severance benefits already provided salaried employees under the Debtors' pre-Petition Date severance plan approved by the Bankruptcy Court, in the amount of approximately $50,000.

Wagner Castings filed a motion seeking approval of the Decatur Closing Agreement and the additional severance payments to salaried employees on July 28, 2005. Bankruptcy Court approval is expected.

          6.   Hannibal Plant

Some customers of Diversified Diemakers, Inc.'s Hannibal facility have informed Diversified Diemakers, Inc. that present product programs will end or that the customers intend to move their magnesium die casting work from that facility to other suppliers or transition to alternative processes. A portion of the work in that facility will end on or about July 1, 2005. If the customers proceed with plans to move the remaining work, Diversified Diemakers anticipates that this would occur in late 2005 or early 2006. If Diversified Diemakers is unable to secure new business for the Hannibal plant within that timeframe, such Debtor anticipates that operations at the Hannibal plant would be suspended until Diversified Diemakers is able to utilize that capacity, and all remaining work would be transferred to the Palmyra facility, which also produces magnesium die castings.

          7.   Other Significant Sales

Wagner Havana is currently negotiating sales of certain equipment located at the Wagner Havana plant, and will seek Bankruptcy Court approval of such sales as necessary. In addition, Alexander City Casting Company is currently marketing the Alexander City plant for sale. As necessary, Bankruptcy Court approval will be sought for the sale.

     E.   DEBTOR-IN-POSSESSION FINANCING

On October 22, 2004, the Debtors entered into the DIP Credit Agreement among the Debtors, the DIP Lenders, and the DIP Agents. The DIP Facility matures on October 21, 2005.

The DIP Facility provided for a $60 million commitment of debtor-in-possession financing, and the ability to issue letters of credit up to a maximum amount of $15 million, to fund the Debtors' working capital requirements and other corporate purposes during the Cases. Advances have been and are currently being made to the Debtors under the DIP Facility in accordance with a budget that has been agreed upon by the Debtors and the DIP Agents, and are subject to a borrowing base calculated as a percentage of the Debtors' accounts receivable, inventory and fixed assets, less reserves and fees. Interest on borrowings under the DIP Facility accrues at a base rate plus 2% per annum or at a Eurodollar rate plus 3% per annum, as selected by the Debtors. Interest on borrowings made under the base rate is payable on a monthly basis; for borrowings made under the


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

Eurodollar rate, interest is payable at the end of one, two or three months. Obligations under the DIP Facility are secured by a super-priority lien over substantially all of the Debtors' Assets in favor of the DIP Lenders.

The DIP Facility requires the Debtors to meet certain obligations, including the delivery of weekly borrowing base certificates and cash flow statements, monthly and yearly financial statements and periodic budget updates containing financial forecasts. The Debtors are also subject to limitations on paying indebtedness, creating liens against their property and making investments, and are prohibited from paying dividends.

Amounts owed by the Debtors under the DIP Facility may be accelerated following certain events of default, including: failure of the Debtors to make principal or interest payments under the DIP Facility; failure to make principal or interest payments on post-petition liabilities; breaches of certain covenants, representations and warranties set forth in the DIP Facility; the conversion of any of the Debtors' Cases to cases under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code; and the occurrence of a material adverse effect impacting the business or property of Intermet and its subsidiaries, taken as a whole.

The DIP Facility received interim approval from the Bankruptcy Court on October 19, 2004, and received final approval on November 8, 2004. On November 19, 2004, the Creditors' Committee filed a notice of appeal to the United States District Court for the Eastern District of Michigan (the "District Court") the DIP Financing Order and a Bankruptcy Court order denying the Creditors' Committee's motion to conduct certain discovery and adjourn the final hearing on approval of the DIP Facility.

The Creditors' Committee raised multiple issues on appeal in an effort to demonstrate that the Bankruptcy Court erred in approving the DIP Facility. On March 2, 2005, following several extensions to the briefing schedule on appeal, the Creditors' Committee agreed to dismiss the appeal. The District Court dismissed the appeal on March 4, 2005.

Initially, the Debtors were only able to access $20 million of the DIP Facility until such time as the Debtors entered into agreements with Customers consisting of 75% of their revenues that were satisfactory to the DIP Agents (see Section VII.D.1. "Negotiations With Major Customers" above) along with certain other conditions including the completion of certain remaining collateral documents. Those conditions were met in January 2005 and the Debtors were granted access to the full $60 million, subject to a budget.

Over the course of the past several months, the Debtors have entered into various amendments to the DIP Facility which amendments were intended to clarify certain terms in the DIP Facility, revise certain covenants, extend the time period for certain deliverables, and/or approve certain asset purchases and sales, and other transactions.


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     F.   FORMATION OF THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

In October 2004, the SEC asked the U.S. Trustee to appoint an official committee of equity security holders in these Chapter 11 Cases. The Debtors and the Creditors' Committee opposed the appointment of an official equity committee because, among other reasons, they believed it was unlikely that Holders of Equity Interests would be entitled to a Distribution following application of the absolute priority rule contemplated by Section 1129(b)(2)(B)(ii) of the Bankruptcy Code.

At some point in late November 2004, the U.S. Trustee declined to appoint an official equity committee. As a result, on November 23, 2004, certain shareholders of Intermet filed a motion seeking Bankruptcy Court appointment of an official equity committee pursuant to Section 1102(a)(2) of the Bankruptcy Code. The hearing was set for December 14, 2004.

On December 9, 2004, before the hearing could be held on the shareholders' motion, the U.S. Trustee appointed the Equity Committee. The U.S. Trustee's action prompted the Debtors, the Creditors' Committee, the Pre-Petition Agent and the DIP Agents to file a joint motion seeking disbandment of the Equity Committee (the "Disband Motion").

On February 11, 2005, the Bankruptcy Court denied the Disband Motion on the basis that the U.S. Trustee had not abused his discretion in appointing the Equity Committee. The Bankruptcy Court authorized the Equity Committee to retain counsel, but authorized counsel to be paid only upon filing fee applications every 120 days as contemplated by 11 U.S.C. Section 331. The Bankruptcy Court further authorized the Equity Committee to retain Deloitte & Touche as its financial advisors, but capped Deloitte's fees at $90,000 for the period beginning January 10, 2005 through June 30, 2005.

     G.   APPROVAL OF THE KEY EMPLOYEE RETENTION PLAN

On September 20, 2004, the Board of Intermet adopted an employee retention plan for certain key employees (the "Initial KERP") to create appropriate incentives for key personnel of the Debtors to remain with them through a successful reorganization or sale of the Debtors, to properly reward such key personnel, and to enhance the value of the Debtors on behalf of all of their creditor constituencies. The Initial KERP provided for the payment of bonuses to key employees identified by the Board of Intermet, if the employees continued their employment with Intermet through December 31, 2005. The amount of bonus a participant in the Initial KERP might have received was calculated based on a percentage of that person's annual salary as of September 20, 2004. In the event that the participant's employment terminated prior to December 31, 2005, that person might have been eligible for a pro rata bonus payment if certain conditions set forth in the Initial KERP were met.

On December 8, 2004, the Board of Intermet approved the terms of the Key Employee Retention Plan, or KERP, which replaced the Initial KERP and was approved by the Bankruptcy Court on December 22, 2004. The Key Employee Retention Plan preserves the basic payment provisions and criteria set forth in the Initial KERP, but also links the


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

timing of the payment of bonuses and the calculation of the bonus amounts to the consummation of either a plan of reorganization or a sale of any substantial portion of the Debtors' North American assets or business of Intermet as a going concern. Under the Key Employee Retention Plan, the maximum amount of stay bonuses payable is approximately $5.1 million (payable in Cash). The timing and amount of stay bonus payments will be calculated based on whether such plan of reorganization or sale (i) is consummated after June 30, 2005, but on or before December 31, 2005, or (ii) is not consummated by December 31, 2005. One-third (1/3) of each Key Employee Retention Plan participant's payment is due and payable upon the Effective Date, and the remaining two-thirds (2/3) is due and payable between January 1, 2006 and January 10, 2006.

The Key Employee Retention Plan also provides for severance benefits under certain conditions set forth therein, based on a percentage of base salary for certain participants. Other participants are entitled to severance benefits as provided in Intermet's existing salaried employee severance plan. Currently, approximately 100 Intermet employees have been designated by the Board of Intermet as participants in the Key Employee Retention Plan, including executive officers. The Board of Intermet, or a committee thereof authorized to act in the circumstances, may designate additional participants in the Key Employee Retention Plan.

          1.   Key Employee Rights Offering

Eligible Key Employees either: (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

The Key Employee Rights Offering allows eligible Key Employees to purchase, on a Pro Rata basis and based upon payments due under the KERP, 181,249 shares of New Common Stock, in consideration for Cash in the amount of $10.00 per share. Eligible Key Employees will have the right of over-subscription with respect to the Key Employee Rights Offering, provided that, in no event will the total shares in the Key Employee Rights Offering exceed 181,249 shares. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering will be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Debtors and the Initial Committed Purchasers, in consultation with the Creditors' Committee.

Any New Common Stock issued pursuant to the Key Employee Rights Offering will be subject to the Stockholders' Agreement. In addition, the shares of New Common Stock issued pursuant to the Key Employee Rights Offering will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.


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     H.   GOODWILL AND ASSET IMPAIRMENT

          1.   Goodwill Impairment

On January 1, 2002, Intermet adopted SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill is no longer amortized but is reviewed for impairment at the reporting unit level annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. On or about November 17, 2004, Intermet retained SRR as an "ordinary course professional" to determine whether the goodwill on Intermet's balance sheet was impaired as of September 30, 2004.

SRR completed its goodwill report on March 21, 2005, concluding that the goodwill of Intermet's Ferrous Metals and Light Metals manufacturing groups was fully impaired. Intermet recorded a pre-tax goodwill impairment charge of $165.9 million in its statement of operations for 2004, of which amount approximately $59.7 million was attributable to the Ferrous Metals unit and $106.2 million was attributable to the Light Metals unit. As a result, the Debtors showed approximate consolidated book equity of negative $50 million as of September 30, 2004.

          2.   Asset Impairment

The Debtors' decisions in 2003 and 2004 to close their Racine, Columbus Machining, Decatur, and Radford facilities also made an impairment analysis of the Debtors' fixed assets appropriate. On January 1, 2002, Intermet adopted SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," under which companies recognize impairment losses if the carrying amount of "long-lived" assets is not recoverable because it exceeds the estimate of the assets' undiscounted future cash flows. The amount of impairment, if any, is equal to the difference between the carrying amount of the long-lived assets and the fair value of those assets.

SRR completed its SFAS 144 report on March 9, 2005, estimating the approximate amount of asset impairment with respect to total fixed assets (i.e. personal property assets and real property assets), at each of these facilities as of September 30, 2004, to be as follows:

     -    Racine: $6.4 million

     -    Columbus Machining: no impairment

     -    Decatur: $10.8 million

     -    Radford: no impairment

The impairment of the Debtors' fixed assets further reduced their consolidated book equity position as of September 30, 2004, to approximately negative $67 million. SRR's conclusions about goodwill and asset impairment have been reviewed by the Debtors' independent auditors, Ernst & Young, LLP.

In addition, the Debtors periodically evaluate "idle" equipment not in use at their various facilities. As of September 30, 2004, the Debtors determined that the value of such equipment at several plants was impaired--in particular equipment owned by Wagner Havana, Inc. and Alexander City Casting Company, Inc. The Debtors therefore recorded a fixed asset charge of approximately $9 million for idle assets, which was recorded in addition to fixed asset impairment charges indicated by the SRR reports. The Debtors' evaluation of equipment not in use was based primarily on a change in expected future use of the now-idle equipment, and also upon consideration of the risks and uncertainties created by the Cases, closure of certain of the Debtors' manufacturing plants, and the indefinite delay of projects for which such equipment would have been used. In total, the Debtors recorded fixed asset impairment charges of approximately $26.4 million as of September 30, 2004.

Finally, the Debtors recorded an additional $4 million asset impairment charge related to Senior Note issuance costs, as required by applicable accounting guidance for companies in Chapter 11 bankruptcy proceedings.

In sum, the Debtors' consolidated book equity position as of September 30, 2004, was reduced to approximately negative $80.6 million. On June 24, 2005, Ernst & Young issued their audit report for Intermet which concluded that the Debtors' financial statements present fairly the consolidated financial position of Intermet at December 31, 2004.

VIII. SUMMARY OF THE PLAN

The Debtors, [the Creditors' Committee], the Pre-Petition Agent, the DIP Agents, and the Initial Committed Purchasers believe that (i) through the Plan, Holders of Allowed Claims will obtain a recovery from the Estates of the Debtors that is at least equal to, and likely greater than, the recovery they would receive if the Assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as viable going concerns for the benefit of all constituents.

The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code for each Debtor.

     A.   EIGHTEEN (18) DIFFERENT PLANS OF REORGANIZATION

THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR

OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT WILL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED IN THE PLAN, THE CLASSIFICATIONS OF CLAIMS AND INTERESTS SET FORTH IN THE PLAN WILL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

In conjunction with the Creditors' Committee, the Debtors have thoroughly investigated whether or not substantive consolidation would be in the best interests of the Debtors' Estates. The Debtors concluded, and strongly believe, that substantive consolidation is not appropriate. The Ad Hoc Committee disagrees, and has asked the Debtors to seek substantive consolidation of the Debtors' Estates. The Ad Hoc Committee has also filed a motion with the Bankruptcy Court seeking authority to prosecute a substantive consolidation action against the Debtors. Set forth below is a brief summary of the Debtors' responses to the Ad Hoc Committee's assertions about substantive consolidation.(8)

          1.   "Substantial Identity Of Interest"

The Ad Hoc Committee alleges that there exists a substantial identity of interests between the various Debtor entities. However, the Debtors and the Creditors' Committee have reviewed a large number of facts that demonstrate that there is no substantial identity of interest between the Debtor entities. Among other things, (i) all of the Domestic Subsidiaries which correspond to particular operating entities have their own businesses, issue their own purchase orders, and have purchase orders issued to them in their own names;
(ii) the Domestic Subsidiaries hold their Assets in their own names, and Assets are reflected on the individual books of the specific subsidiary; (iii) separate minute books are maintained for each incorporated Domestic Subsidiary, and separate corporate resolutions are prepared regarding bank accounts, loan transactions, and the election of officers and directors; (iv) multiple bank accounts are used for the operations of the Domestic Subsidiaries, and the Domestic Subsidiaries all generate and possess stand alone financial statements;
(v) the Domestic Subsidiaries do not issue any dividends to

----------
(8) This is only intended to be a summary of the Debtors' position in response to specific points raised by the Ad Hoc Committee to date. The Debtors reserve all of their rights to make any arguments they deem necessary in response to any substantive consolidation argument raised by the Ad Hoc Committee or any other party-in-interest, and nothing herein shall be interpreted as a waiver of the Debtors' rights.

Intermet, and Intermet does not make capital contributions to the Domestic Subsidiaries, but rather, Intermet lends capital to the Domestic Subsidiaries as necessary and maintains intercompany payables and receivables arising from this process; (vi) the operating Domestic Subsidiaries have their own distinct employees, payrolls and benefit plans, and where applicable, collective bargaining agreements are entered into by the appropriate Domestic Subsidiary; and (vii) the costs of Intermet's engineering center and headquarters employees are allocated appropriately among the Domestic Subsidiaries.

          2.   Benefits Versus Harms

The Debtors have analyzed the Ad Hoc Committee's assertions regarding the benefits of substantive consolidation as compared to the harm caused by not substantively consolidating the Estates. The Debtors have concluded that substantive consolidation would not yield substantial benefits to all parties-in-interest, and that the Plan is consistent with the Debtors' exercise of their fiduciary duties to all creditors. Distributions in the Plan are based upon the product of negotiation.

          3.   Reliance On Creditworthiness Of Separate Debtors

The Ad Hoc Committee has alleged that creditors relied on the creditworthiness of the consolidated Intermet enterprise. The Debtors have reviewed this allegation, and concluded otherwise. For example, in developing and executing the Indenture, Intermet and its lenders relied upon the separate assets of each individual Senior Note Guarantor. Separate security agreements were created for and executed by each of the Domestic Subsidiaries. Separate UCC-1 forms were filed for each operating Domestic Subsidiary. Separate mortgages in the case of real estate assets were provided for each of the separate operating Domestic Subsidiaries.

          4.   Conclusion And Impact

Both the Debtors and the Creditors' Committee have considered and investigated--and continue to continue and investigate--the prospect of substantively consolidating the Estates. Based upon the facts of which the Debtors are aware, and the paucity of evidence offered by the Ad Hoc Committee to the contrary, the Debtors do not believe that substantive consolidation is appropriate.

The most significant impact of having 18 different Estates and plans of reorganization is that, due to the guarantees discussed in Section V.C. above, the Noteholder Claims will be recognized at Intermet and every Senior Note Guarantor (every Debtor except Intermet International, Inc. and Intermet Holding Company), thereby providing a significantly greater recovery to Holders of Noteholder Claims than such Noteholders would otherwise receive if substantive consolidation had been appropriate.

     B.   TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims (to


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

the extent such Workers' Compensation Claims are not General Unsecured Claims as described in Article 3.06 of the Plan), Pension Claims, and Consignment Claims have not been classified, and the respective treatment of such unclassified Claims is set forth below.

          1.   Administrative Claims Against Any Debtor

Administrative Claims are all post-Petition Date Claims or costs and expenses of administration of the Cases with priority under Section 507(a)(1) of the Bankruptcy Code, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, and any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including Professional Fees of the Debtors and any official committee appointed in these Cases pursuant to Section 1102 of the Bankruptcy Code, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code.

Except for Holders of DIP Facility Claims, each Holder of an Allowed Administrative Claim will receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor will be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing in the Plan will be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

The Debtors estimate that the aggregate amount of Allowed Administrative Claims (not including required funding of the Pension Plans) that have not been paid in the ordinary course of business is $240,889. Set forth below is a table which shows the breakdown of the Debtors' estimates by each Debtor. The Debtors assert rights of setoff with respect to certain Administrative Claims. In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Claims may increase.

                                       ESTIMATED ALLOWED ADMINISTRATIVE CLAIMS NOT
               DEBTOR                      PAID IN ORDINARY COURSE OF BUSINESS
------------------------------------   -------------------------------------------
Intermet Corporation                                    ~ $54,977
Alexander City Casting Company, Inc.                      $     0
Cast-Matic Corporation                                    $     0
Columbus Foundry, L.P.                                  ~ $56,402
Diversified Diemakers, Inc.                             ~ $    73
Ganton Technologies, Inc.                               ~ $52,652
Intermet Holding Company                                  $     0
Intermet Illinois, Inc.                                   $     0
Intermet International, Inc.                              $     0
Intermet U.S. Holding, Inc.                               $     0

                                       ESTIMATED ALLOWED ADMINISTRATIVE CLAIMS NOT
               DEBTOR                      PAID IN ORDINARY COURSE OF BUSINESS
------------------------------------   -------------------------------------------
Ironton Iron, Inc.                                        $      0
Lynchburg Foundry Company                               ~ $ 76,785
Northern Castings Corporation                             $      0
Sudbury, Inc.                                             $      0
SUDM, Inc.                                                $      0
Tool Products, Inc.                                       $      0
Wagner Castings Company                                   $      0
Wagner Havana, Inc.                                       $      0
                                                        ----------
TOTAL:                                                  ~ $240,889
                                                        ----------

          2.   Tax Claims Against Any Debtor

Each Holder of an Allowed Tax Claim against any Debtor will receive in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Effective Date, and (2) the date that is 10 days after the Allowance Date, unless such Holder will have agreed to different treatment of such Allowed Claim, or (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim will have agreed in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to the Plan and the Holder of an Allowed Tax Claim will not assess or attempt to collect such penalty from the Debtors, their Estates, the Reorganized Debtors, or their property.

The Debtors estimate that the amount of Allowed Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will aggregate approximately $2,378,876. Set forth below is a table showing the breakdown of the Debtors' estimates by each Debtor:

                                       ESTIMATED ALLOWED TAX CLAIMS NOT PREVIOUSLY
               DEBTOR                    PAID PURSUANT TO BANKRUPTCY COURT ORDER
------------------------------------   -------------------------------------------
Intermet Corporation                                     $149,161
Alexander City Casting Company, Inc.                     $ 94,868
Cast-Matic Corporation                                   $      0
Columbus Foundry, L.P.                                   $272,052
Diversified Diemakers, Inc.                              $558,855

                                       ESTIMATED ALLOWED TAX CLAIMS NOT PREVIOUSLY
            DEBTOR                       PAID PURSUANT TO BANKRUPTCY COURT ORDER
            ------                     -------------------------------------------
Ganton Technologies, Inc.                              $  272,564
Intermet Holding Company                               $        0
Intermet Illinois, Inc.                                $        0
Intermet International, Inc.                           $        0
Intermet U.S. Holding, Inc.                            $  419,747
Ironton Iron, Inc.                                     $    8,893
Lynchburg Foundry Company                              $  439,729
Northern Castings Corporation                          $   12,000
Sudbury, Inc.                                          $   27,007
SUDM, Inc.                                             $        0
Tool Products, Inc.                                    $  124,000
Wagner Castings Company                                $        0
Wagner Havana, Inc.                                    $        0
                                                       ----------
   TOTAL:                                              $2,378,876
                                                       ----------

          3.   DIP Facility Claims Against Any Debtor

On the Effective Date, in full satisfaction of the DIP Facility Claims against each Debtor, the DIP Agents (for the benefit of the DIP Lenders, as applicable) will receive Cash in an amount equal to the then outstanding amount of the DIP Facility Claims (including, without limitation, all accrued and unpaid interest, fees and expenses and any other amounts that may then be due and payable under the DIP Facility) and any undrawn letters of credit issued pursuant to the DIP Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility. On the Effective Date, the DIP Agents' and the DIP Lenders' commitments and obligations under the DIP Facility will be irrevocably terminated and the Debtors will be deemed to have unconditionally and irrevocably released the DIP Lenders and the DIP Agents from all obligations, claims and liabilities arising thereunder or relating thereto.

          4.   U.S. Trustee Fees Owed By Any Debtor

The U.S. Trustee's quarterly fees owed by any Debtor will be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

          5.   Workers' Compensation Claims Against Any Debtor

Upon the Effective Date of the Plan, with the exception of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., the Reorganized Debtors will continue the Workers' Compensation Programs for all states in which they operate. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Workers' Compensation Programs, provided that in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., Claims arising thereunder will be General Unsecured Claims. The Reorganized Debtors will be responsible for all valid Claims for benefits and liabilities under the applicable Workers' Compensation Programs, provided that, in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., such Claims arising thereunder will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. All obligations under the applicable Workers' Compensation Programs will be paid in accordance with the terms and conditions of applicable Workers' Compensation Programs and all other applicable laws other than the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., which Claims will be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. For all states in which the Debtors currently operate or have operated, with the exception of the State of Ohio, the Workers Compensation Programs are either (i) self-insured, or (ii) insured with a third party insurance carrier, and are in all cases secured by letters of credit. Accordingly, Claims resulting from the Workers' Compensation Program for the State of Ohio, which relates to Ironton Iron, Inc. and Sudbury, Inc., will be Class 4 General Unsecured Claims or Class 5 Unsecured Convenience Claims as applicable.

          6.   Pension Claims Against Any Debtor

The PBGC is the United States government agency that administers the mandatory termination insurance program for defined benefit pension plans under Title IV of the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. Sections 1301-1461 (2000). A defined benefit pension plan is one that provides an employee, upon retirement, a fixed, periodic payment as determined by the terms of the plan. See 29 U.S.C. Section 1002(35). The PBGC guarantees the payment of certain pension benefits upon termination of a defined benefit pension plan. See 29 U.S.C. Sections 1321, 1322.

Upon Confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue all Pension Plans in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Pension Plans will remain unaltered. Nothing in the Plan will be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their control group of or from any current or future liability under applicable law with respect to the Pension Plans. On the Effective Date, the Debtors will pay into each Pension Plan the amount then due for the 2004 Pension Plan years, unless such payments have already been made by the Debtors in the ordinary course. On the Effective Date, the Debtors will pay into each Pension Plan the remaining amounts then due under applicable minimum funding standards and the PBGC will be deemed to have withdrawn its Claims with respect to the Pension Plans. The PBGC is enjoined from seeking relief against the Reorganized Debtors under 29 U.S.C. Section 1362(e) as a consequence of the closure of the Debtors' Racine, Wisconsin or Decatur, Illinois facilities.

The Debtors estimate that the minimum Pension Plan funding amounts due in 2005 will be approximately $8.1 million, broken down by Debtor as shown in the table below.

                                                            ESTIMATED PENSION PLAN
                       DEBTOR                          CONTRIBUTIONS REQUIRED IN 2005*
                       ------                          -------------------------------
Columbus Foundry, L.P.                                 Approximately $1 million
Lynchburg Foundry Company                              Approximately $5.5 million
Wagner Castings Company                                $0
Ganton Technologies,Inc. - Racine Salaried Employees   Approximately $300,000
Ganton Technologies,Inc. - Racine Hourly Employees     Approximately $1 million
Ganton Technologies,Inc. - Pulaski Hourly Employees    Approximately $200,000
   TOTAL:                                              APPROXIMATELY $8.1 MILLION

* These estimates are based, in part, on estimated quarterly payments due in 2005 which are subject to change. Approximately $6.6 million of the total payments required in 2005 must be paid on or before September 15, 2005. The remainder must be paid on or before October 15, 2005.

          7.   Consignment Claims Against Any Debtor

Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all Liens, if any, of Persons who provided goods to any of the Debtors on consignment (i) prior to the Petition Date and who hold valid, enforceable, and perfected Liens in such goods (a) pursuant to a written agreement with a Debtor and (b) in accordance with applicable law, or (ii) after the Petition Date pursuant to any order of the Bankruptcy Court will, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the relevant Debtor and such Persons and will remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to any of the Debtors on consignment will be deemed to hold General Unsecured Claims under the Plan.

     C.   TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

Classes 1, 2, and 3 are Unimpaired for all Debtors. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan. Nothing in the Plan will be deemed to accelerate any Debtor's obligation to make payment on account of any Claim in a Class which is Unimpaired under the Plan or affect the timing of payment under applicable non-bankruptcy law. Additionally, the Debtors will retain all rights to dispute or challenge any Claim which will constitute a Claim in a Class that is Unimpaired under the Plan.

          1.   Class 1 For All Debtors - Priority Claims Against Any Debtor

Class 1 for all Debtors is comprised of Priority Claims that are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims. Many of the Priority Claims in Class 1 for all Debtors have been paid pursuant to an order of the Bankruptcy Court entered in connection with first day motions. The Debtors project that, at the time of Confirmation, there will be approximately $2,458,860 of unpaid Priority Claims. See Section I.C.2, above, for a breakdown by each Debtor.

Unless the Holder of a Priority Claim and the relevant Debtor agree to a different treatment, each Holder of an Allowed Priority Claim against any Debtor will receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

          2. Class 2 For All Debtors - Pre-Petition Lender Claims Against Any Debtor

Class 2 for all Debtors is comprised of Pre-Petition Lender Claims, which will be Allowed against the relevant Debtor in an amount equal to the sum of (i) the principal amount of the Pre-Petition Lender Claims as of the Petition Date, plus all unpaid interest and fees accrued through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under
Section 506(b) of the Bankruptcy Code, and (iii) any other amounts owed by the Debtors under the DIP Order, to the extent not already paid to the Pre-Petition Lenders as adequate protection pursuant to the DIP Financing Order. On the Effective Date, in full satisfaction of all of the obligations of the Debtors in respect of the Pre-Petition Lender Claims, the Disbursing Agent will distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing, Cash in an amount equal to all principal and interest accrued on the Pre-Petition Lender Claims through the Effective Date plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date (to the extent not already paid as adequate protection pursuant to the DIP Financing Order and regardless of whether such interest and fees are Allowed, or allowable, pursuant to Section 506(b) of the Bankruptcy Code). The Pre-Petition Lenders will be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. In addition, as of the Effective Date, the Consenting Pre-Petition Lenders will be deemed to have been unconditionally and irrevocably released from all obligations, claims and liabilities arising under or related to the Pre-Petition Credit Facility or its lending relationship to the Debtors, whether arising before or after the Petition Date.

See Section I.C.2, above, for a breakdown by each Debtor.

          3. Class 3- Secured Claims Against Any Debtor Except Claims In Class 3a As To Wagner Castings Company

Class 3 for all Debtors is comprised of Secured Claims except those in Class 3a, as to Wagner Castings. Unless the Holder of an Allowed Secured Claim and the relevant Debtor agree to a different treatment, either (a) the legal, equitable, and contractual rights of Holders of Secured Claims will be reinstated on the Effective Date, or (b) the relevant Debtor will (i) Cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Secured Claim, (iii) compensate the Holder of an Allowed Secured Claim for any damage satisfying Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Secured Claim entitles the Holder. The relevant Debtor's failure to object to such Secured Claims in the Cases will be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Secured Claim. All pre-Petition Date Liens on property of any Debtor held by or on behalf of the Holder of Secured Claims with respect to such Claims will survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of such Secured Claims are paid in full.

See Section I.C.2, above, for a breakdown by each Debtor.

          4. Class 6a For The Unimpaired Equity Debtors - Unimpaired Equity Interests In The Unimpaired Equity Debtors

On the Effective Date, all of the Class 6a Unimpaired Equity Interests in the Unimpaired Equity Debtors will be Allowed and retained by the applicable Reorganized Debtor. Holders of Unimpaired Equity Interests in the Unimpaired Equity Debtors will not be entitled to vote and are deemed to have accepted the Plan. See Section I.C.2. "Classified Claims," above, for breakdown by each Debtor.

     D.   TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

Classes 3a, 4, 4a, 4b, 4c, 5 and Class 6b Impaired Equity Interests are Impaired. Holders of Allowed Claims in Classes 3a, 4, 4a, 4b, 4c, and 5 are allowed to vote as a Class to accept or reject the Plan. Holders of Class 6b Impaired Equity Interests in the Impaired Equity Debtors are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

          1. Class 3a - Secured Claims Held By Dana Corporation Against Wagner Castings Company

On the Effective Date, in full satisfaction of its Allowed Secured Claim for setoff, Dana will be allowed to setoff such Claim from amounts owed to Wagner Castings, Columbus Foundry, L.P., Lynchburg Foundry Company, and Intermet, on the condition that Dana provides the amendments to its purchase orders with the aforementioned Debtors, set forth in an agreement by and among such Debtors and Dana, dated April 2005.

          2. Class 4 - General Unsecured Claims Other Than Those In Classes 4a, 4b, or 4c

On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive in full satisfaction of its Claims against such Debtor:


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          (a) the Cash-Out Amount; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the
Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to the applicable Debtor as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to the applicable Debtor as indicated on Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot, the Inducement Cash Amount.

For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) of this section, such Holder will receive Cash equal to the Cash-Out Amount.

See Section I.C.2, above, for a breakdown by each Debtor, as well as Exhibit B to the Plan.

               A.   Explanation Of Creditor Treatment In Class 4

Holders of General Unsecured Claims have two primary options of treatment under the Plan. They will receive Cash, unless they elect to receive New Common Stock of Reorganized Intermet. If Holders of General Unsecured Claims elect to receive New Common Stock, they will receive, in exchange for their Claims, a Pro Rata portion of 2.5 million shares in the aggregate, as allocated to each Debtor as indicated in Exhibit B to the Plan, and Exhibit I hereto, based upon the value of each Debtor. By electing to receive New Common Stock in lieu of Cash, Holders of General Unsecured Claims will also have the option of purchasing additional shares of New Common Stock in the Rights Offering (a Pro Rata portion of an additional 7.5 million shares in the aggregate, as allocated to each Debtor as indicated in Exhibit B to the Plan, and Exhibit I hereto, based upon the value of each Debtor).

Should Holders of General Unsecured Claims not vote, or not make an election, they will receive the Cash-Out Amount of $10.00 per share of New Common Stock they would have otherwise received had they elected to receive New Common Stock in lieu of Cash. In the event that they make an election, such Holders have two options. They may either: (a) elect to receive their Pro Rata share of New Common Stock allocated to the relevant Debtor and their Pro Rata share of the Rights allocated to such Debtor, or (b) elect to receive the Inducement Cash.

The Inducement Cash option is designed to give Holders of General Unsecured Claims a greater percentage recovery than they would have received by electing the Cash-Out


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Amount, as an incentive to have such Holders: (x) agree to prosecute their
Claim(s) exclusively against the Debtor that is the primary obligor according to the Debtors' books and records (as shown in the Schedules), (y) agree to waive their rights to seek recovery from any other Debtor on account of such Claim(s), and (z) vote in favor of the Plan. However, should the Debtors' assumptions about which Creditors will exercise the Inducement Cash Election prove inaccurate, it is possible that Creditors making the Inducement Cash Election will receive less than the fixed percentage of Inducement Cash Amount shown for each Debtor in Exhibit B to the Plan, and Exhibit I hereto, but will instead receive their Pro Rata portion of the Inducement Cash Pool allocated to each such Debtor. However, the Debtors reserve the right to increase the Inducement Cash Pools to achieve the fixed percentage payout, with the consent of the Initial Committed Purchasers. In no event, however, will a Creditor's Pro Rata portion of the Inducement Cash Pool for any particular Debtor ever be lower than the value of such Creditor's recovery in the form of New Common Stock and Rights per the Plan valuation for such Debtor.

The primary assumption the Debtors have made in allocating funds to the Inducement Cash Pools at each Debtor is that Noteholders will not make the Inducement Cash Election on their Ballots. The fact that the Senior Notes are guaranteed by all Debtors except Intermet International, Inc. and Intermet Holding Company would serve as a disincentive for the Noteholders to waive their Claims against any other Debtors, which they would be required to do if they made the Inducement Cash Election. Consequently, the dollar amounts allocated to the Inducement Cash Pools for each Debtor were chosen by estimating (based on a review of the Schedules and Proofs of Claims filed to date and discounting duplicate Claims and Claims reasonably believed to be disallowable)(9) the total Cash Distributions required if all Holders of General Unsecured Claims other than the Noteholders actually made the Inducement Cash Election.

Therefore, if the Debtors' assumption about the Noteholders' reluctance to make the Inducement Cash Election is accurate, and if the Debtors have properly estimated the dollar number of General Unsecured Claims other than Noteholder Claims at each particular Debtor, there should be sufficient funds in the Inducement Cash Pools to meet the fixed percentage Inducement Cash payouts shown in Exhibit B to the Plan, and Exhibit I hereto. If, however, some Noteholders make the Inducement Cash Election, or if the Debtors underestimated the total dollar number of General Unsecured Claims (other than Noteholder Claims) for any particular Debtor, then Creditors making the Inducement Cash Election for Claims against such Debtor may ultimately receive less than the fixed percentage of Inducement Cash shown in Exhibit B to the Plan, and Exhibit I hereto, absent an increase in the Inducement Cash Pools. In such event, the Holder of an Allowed General Unsecured Claim will receive its Pro Rata portion of the Inducement Cash Pool for such Debtor, but, as mentioned above, in no event will a Creditor's Pro Rata portion of the Inducement Cash Pool for any particular Debtor ever be lower than

----------
(9) The Claims estimates set forth herein reflect current estimates of Claims at each Debtor. Actual distributions may be higher or lower based on the resolution of Disputed Claims and actual Allowed Claims at each Debtor.


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such Creditor's recovery in the form of New Common Stock and Rights per the Plan valuation for such Debtor.

          3.   Class 4a - General Unsecured Claims Against Wagner Castings
               Company

Class 4a is comprised of General Unsecured Claims against Wagner Castings Company. However, Class 4a shall only exist in the event that the Liquidating Plan Condition is satisfied. If the Liquidating Plan Condition is not satisfied, there will be no Class 4a, and Creditors of Wagner Castings will be treated as Class 4 Creditors.

On or as soon as reasonably practicable after the Effective Date, in full satisfaction of the Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive in full satisfaction of their Claims against Wagner Castings:

          Cash equal to each Holder's Pro Rata share of all proceeds remaining after liquidation of all assets of Wagner Castings and the satisfaction of all Liens thereon, including those arising after the Effective Date, such as the Liens arising under the Exit Financing Facility.

          4.   Class 4b - General Unsecured Claims Against SUDM, Inc.

Class 4b is comprised of General Unsecured Claims against SUDM, Inc. On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, will receive:

          (a) the Indenture Trustee Fee Amount, which shall be paid to the Indenture Trustee in satisfaction of the Indenture Trustee Fees, and

          (b) the Cash-Out Amount with respect to SUDM as indicated in Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of a General Unsecured Claim so elects on the Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to SUDM as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to SUDM and indicated on Exhibit B to the Plan; OR

          (d) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of a General Unsecured Claim so elects on the Ballot, the Inducement Cash Amount with respect to SUDM.


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For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (c) or (d) of this Section, such Holder will receive Cash equal to the Cash-Out Amount.

          5.   Class 4c - General Unsecured Claims Against Wagner Havana, Inc.

Class 4c is comprised of General Unsecured Claims against Wagner Havana, Inc., but only in the event that the Liquidating Plan Condition is satisfied. If the Liquidating Plan Condition is not satisfied, there will be no Class 4c, and Creditors of Wagner Havana, Inc. will be treated as Class 4 Creditors.

On the Effective Date, the Indenture Trustee, on behalf of each of the Noteholders, or a Holder of Allowed General Unsecured Claims against Wagner Havana, Inc., will receive in full satisfaction of their Claims:

          (a) the Cash-Out Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the
Ballot:

               (i) a Pro Rata portion of shares of the New Common Stock allocated to Wagner Havana as indicated in Exhibit B to the Plan,

               (ii) its Pro Rata share of the Rights allocated to Wagner Havana and indicated on Exhibit B to the Plan; and

               (iii) its Pro Rata share of the Reorganized Wagner Havana New Common Stock which will be conveyed immediately to Reorganized Intermet upon the Effective Date; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot, the Inducement Cash Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan.

In the event a Holder of a General Unsecured Claim fails to elect the options set forth in subsections (b) or (c) of this Section, such Holder will receive the Cash-Out Amount.

          6. Class 5 For All Debtors - Unsecured Convenience Claims Against Any Debtor

Class 5 for all Debtors (except Wagner Castings in the event that the Liquidating Plan Condition is satisfied and SUDM) is comprised of Unsecured Convenience Claims. All Allowed Unsecured Convenience Claims against any Debtor will be paid as soon as


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practicable after the Effective Date, in full satisfaction of such Claims, the amount equal to the fixed percentage of each Allowed Claim as indicated on Exhibit B to the Plan and Section I.C.2, above.

          7. Class 6b For The Impaired Equity Debtors - Impaired Equity Interests In Such Debtors

On the Effective Date, all of the Class 6b Impaired Equity Interests in the Impaired Equity Debtors, will be cancelled without consideration therefor and will be deemed to have rejected the Plan. See Section I.C.2. "Classified Claims," above, for breakdown by each Debtor. Ironton Iron, Inc. is an Impaired Equity Debtor but only with respect to its shares of Existing Preferred Stock.

Wagner Castings Company and Wagner Havana, Inc. are Unimpaired Equity Debtors, unless the Liquidating Plan Condition is satisfied, when they both become Impaired Equity Debtors and all Impaired Equity Interests in both entities will be cancelled. If the Liquidating Plan Condition is satisfied, one (1) share of Reorganized Wagner Castings New Common Stock will be issued and delivered to a third-party liquidating trustee acceptable to the Reorganized Debtors, the Initial Committed Purchasers, and the Creditors' Committee for the purpose of liquidating Wagner Castings and making the Distributions set forth in Class 4a.

Further, if the Liquidating Plan Condition is satisfied, 1000 shares of the Reorganized Wagner Havana New Common Stock will be issued to Holders of Claims against Wagner Havana, which such Holders will immediately transfer to Reorganized Intermet.

               A. Explanation Of Impaired Equity Interest Treatment In Class 6b For Wagner Castings Company And Wagner Havana, Inc.

As demonstrated in the Liquidation Analysis attached hereto as Exhibit F, both Wagner Castings and Wagner Havana, Inc. are insolvent. Consequently, none of the Impaired Equity Interests in either entity have any value. Sudbury, Inc. is the sole Holder of Equity Interests in Wagner Castings, while Wagner Castings is the sole Holder of Equity Interests in Wagner Havana, Inc.

The Plan contemplates that both Wagner Castings and Wagner Havana, Inc. will be reorganized, and that all Impaired Classes of Claims against each of these Debtors will accept the Plans proposed by each. In such event, the Equity Interests in Wagner Castings and Wagner Havana, Inc. will, by consent of the Impaired Classes eligible to vote on those Plans, be Allowed and retained by Reorganized Sudbury, Inc. and Reorganized Wagner Castings Company, respectively.

If, however, the Liquidating Plan Condition is satisfied such that Classes 4 and 5 against Wagner Castings do not accept the Plan proposed by Wagner Castings, and Wagner Castings is unable to Confirm its Plan under the cram-down provisions set forth in Section 1129(b) of the Bankruptcy Code, then all Equity Interests in Wagner Castings


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

will be cancelled, and one (1) share of Reorganized Wagner Castings Common Stock will be transferred to a third-party liquidating trustee for the sole purpose of liquidating Wagner Castings Company. In such event, (i) Equity Interests in Wagner Havana, Inc. will be cancelled in their entirety, and (ii) on the Effective Date, Holders of Claims against Wagner Havana, Inc. will receive a Distribution of 1000 shares of Reorganized Wagner Havana New Common Stock, which such Holders will immediately transfer to Reorganized Intermet, thereby retaining the value, if any, of Wagner Havana in Reorganized Intermet. This value, if any, will be preserved for the Holders of General Unsecured Claims by the Distribution of New Common Stock and Rights under the Plan.

Equity Interests in Wagner Havana, Inc. (held exclusively by Wagner Castings Company) will be cancelled because the Holder of such Equity Interests is not entitled to any Distribution on account of its Equity Interests before Creditors of Wagner Havana, Inc. are paid in full (which the Plan does not contemplate). Consequently, Holders of Claims against (not Equity Interests in) Wagner Havana, Inc. will receive a Distribution of 1000 shares of Reorganized Wagner Havana New Common Stock.

By voting to accept the Wagner Havana Plan, Creditors of Wagner Havana will have consented to transfer all of their shares of Reorganized Wagner Havana New Common Stock to Reorganized Intermet.

     E.   INTERCOMPANY CLAIMS

All Intercompany Claims will be released, waived and discharged as of the Effective Date. Claims held by Non-Debtor Affiliates against the Debtors will, with the consent of the Initial Committed Purchasers, to the maximum extent practicable, be (a) released, waived, and discharged as of the Effective Date,
(b) offset against claims held by Debtors against Non-Debtor Affiliates, or (c) converted to equity with respect to the obligee Debtor.

IX.  EFFECT OF CONFIRMATION AND IMPLEMENTATION OF THE PLAN

The Plan provides for the treatment of Claims and Equity Interests as described above as well as other provisions relating to acceptance or rejection of the Plan, treatment of Executory Contracts, Distributions, procedures for resolving disputed, contingent, and unliquidated Claims, retention of jurisdiction and other miscellaneous provisions.

     A.   CONFIRMATION

Section 1129(a) of the Bankruptcy Code establishes conditions for the confirmation of a plan. These conditions are too numerous and detailed to be fully explained here. Parties are encouraged to seek independent legal counsel to answer any questions concerning the Chapter 11 process.

Among the several conditions for Confirmation of the Plan under Section 1129(a) of the Bankruptcy Code are these:


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          1.   Each Class of Impaired Claims must accept the Plan; provided, however, that Section 1129(b) of the Bankruptcy Code allows a plan to be confirmed if one class of impaired claims accepts the plan and no class junior to a rejecting class takes anything under the plan.

          2. Either each Holder of a Claim in a Class must accept the Plan, or the Plan must provide at least as much value as would be received upon liquidation under Chapter 7 of the Bankruptcy Code. In this regard, attached as Exhibit F is the Liquidation Analysis showing the anticipated distribution to Creditors in a Chapter 7 liquidation of the Debtors. Pursuant to the Liquidation Analysis, Creditors would receive far less in a Chapter 7 liquidation than they would under the Plan, and, therefore this requirement is satisfied.

          3. Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, unless such liquidation is proposed in the Plan. Attached as Exhibit G are the Projections of the Debtors, on a consolidated basis. They demonstrate that Confirmation of the Plan will not be followed by the liquidation or the need for further financial reorganization of the Debtors.

     B.   EFFECTS OF PLAN CONFIRMATION

          1.   Discharge of Claims; Related Injunction

Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and Distributions to be made and the treatment under the Plan will be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and termination of all Equity Interests of any kind, nature, or description whatsoever against the Debtors, the Reorganized Debtors, the Assets, their property or their Estates, and will effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Debtors' Assets and property. Further, all Persons are precluded from asserting, against any of the Debtors or the Reorganized Debtors or their respective successors, or any property that is to be Distributed under the terms of the Plan, any Claims, obligations, rights, causes of action, liabilities, or Equity Interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed; or (c) the Holder of a Claim based upon such debt has accepted the Plan.


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

Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Equity Interests arising prior to the Effective Date will be permanently barred and enjoined from asserting against the Reorganized Debtors or any of the Debtors, or their successors or property, or the Assets, any of the following actions on account of such Allowed Claim or Equity
Interest:

     - commencing or continuing in any manner any action or other proceeding on account of such Claim or Equity Interest against the Reorganized Debtors, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to Distribution with respect to such property under the Plan;

     - enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Reorganized Debtors, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted under the first bullet-point listed above;

     - creating, perfecting, or enforcing any Lien or encumbrance against property of the Reorganized Debtors, any of the Debtors, or any property to be Distributed under the terms of the Plan;

     - asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, the Reorganized Debtors, the Assets or any other property of the Debtors, the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and

     - acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

The foregoing discharge, release and injunction are an integral part of the Plan and are essential to its implementation. Each of the Debtors and the Reorganized Debtors will have the right to independently seek the enforcement of the discharge, release and injunction set forth in Article 10.02 of the Plan.

Except as otherwise specifically provided in the Plan, nothing in the Plan will be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Section 1141 of the Bankruptcy Code.

          2.   Vesting Of Property

Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtors will continue to exist as the Reorganized Debtors, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates, wherever situated, will vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, the Reorganized Debtors may operate their businesses


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

and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

After the Effective Date, all property retained by the Reorganized Debtors pursuant hereto will be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated by the Plan and except for the obligation to perform according to the Plan and the Confirmation Order.

          3.   Retention Of Bankruptcy Court Jurisdiction

Following the Effective Date, the Bankruptcy Court will retain such jurisdiction over these Cases as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court will also expressly retain jurisdiction to hear and determine all Claims against the Debtors, to hear, determine and enforce all Causes of Action that may exist on behalf of any Debtor, and for all purposes pertaining to the treatment, allowance or classification of Claims and Equity Interests, including issues arising under Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims. The Bankruptcy Court will further retain jurisdiction for the following additional purposes:

     - to determine all questions and disputes regarding title to the Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Causes of Actions, the Avoidance Actions, and any other right to recover Assets pursuant to the provisions of the Bankruptcy Code;

     - to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

     -    to enforce and interpret the terms and conditions of the Plan;

     - to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, the terms of the Plan, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

     -    to enter an order closing these Cases;

     - to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

     - to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan or resolve any disputes regarding fees to be paid pursuant to the Plan;


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

     - to determine any applications or motions pending on the Effective Date or thereafter for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

     - to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

     - to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court and all matters pertinent to modification;

     - to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or the Reorganization Documents;

     - to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor or Reorganized Debtor arising under or in connection with the Plan;

     - to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

     - to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan, the Cases, or the Confirmation Order; and

     - to interpret and enforce, and determine all questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan (including, without limitation, Articles 10.02, 10.05, 10.06 and 13.08 of the
          Plan) or the Confirmation Order.

          4.   Releases

               A. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors, the Reorganized Debtors, each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee and its members in such capacity and only in such capacity, and the Indenture Trustee will have, and will be deemed to have, conclusively, absolutely unconditionally, irrevocably, forever and completely released and discharged each of the current and former directors and officers, employees, agents, managers,


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

                    advisors, attorneys or representatives (in their capacity as such and in no other capacity) of each of the Debtors from any and all Released Actions and Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.

               B. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors and the Reorganized Debtors as Releasing Parties have and will be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely released and discharged each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee, and the Indenture Trustee, and each of their respective current and former members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives (in their capacity as such and in no other capacity) and their respective properties, from any and all Released Actions other than Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time after the Petition Date through and including the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.

               C. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, (i) each Person that votes to accept the Plan, (ii) all Holders of Claims, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and the treatment under the Plan, and (iii) each Person (other than the Debtors) that has held, holds or may hold a claim, as applicable, will have, and will be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely, released and discharged each Released Party from any and all of Released Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court, and in all respects, each Released Party will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under the Plan; provided, however, that any party in interest may enforce the terms of the Plan. Nothing in the Plan will prejudice any right, remedy, defense, claim, cross-claim, counterclaim, or third party claim that any Person may have against any Person other than with respect to the Released Actions against the Released Parties.

               D. Notwithstanding any provision of the Plan to the contrary, the foregoing releases in subsections (b) and (c) will not apply to (i) any indebtedness of any Person to the Debtors for money borrowed by such Person, (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof will not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors, and (iii) any garnishments. Notwithstanding any provision in the Plan to the contrary, the releases contained in Article 10.05 (b) of the Plan will not be construed as or operate as a release of any Retained Actions, including Avoidance Actions.

               E. On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, all Persons that hold, have held, or may hold a Released Action (or, to the extent applicable an Avoidance Action) or other action, proceeding, cause of action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation, litigation, judgment, damage, right or liability of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code) that is released pursuant to the provisions of the Plan (including, without limitation, Articles 10.05(a), (b) and
                    (c) of the Plan) are hereby and will be permanently enjoined and barred from taking any of the following actions on account of, relating to or based upon any such Released Action (or, to the extent applicable, an Avoidance Action) or other action, proceeding, cause of action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation,


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                    litigation, judgment, damage, right or liability of any
                    nature whatsoever (including, without limitation, those arising under the Bankruptcy Code): (i) commencing or continuing in any manner any action or other proceeding against any of the Released Parties or its respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Released Parties or its respective property; (iii) creating, perfecting or enforcing any Lien or encumbrance against any of the Released Parties or its respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind directly or indirectly against any debt, liability or obligation due any of the Released Parties or against its respective property; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Confirmation Order.

               F.   Each of the releases and the injunction provided in Article
                    10.05 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Released Parties and any other Persons being released under, or protected by the injunction set forth in Article 10.05 of the Plan will have the right to independently seek the enforcement of such release and injunction.

As to the Debtors' directors, officers and employees, the consideration for the releases provided in Article 10.05 of the Plan is the service rendered by such individuals during the pendency of the Chapter 11 Cases and the need for their continued dedication to fully consummate a successful reorganization. The Debtors will be hampered in their consummation efforts if their directors, officers and employees are subject to claims and potential litigation that will distract their attention from operational and other business matters. None of such individuals are currently the target of any actual claim or litigation, and the Debtors are not aware of any credible theory on which any claims or litigation might be pursued against such individuals.

          5.   Insurance And Indemnification

Notwithstanding anything provided in the Plan to the contrary, the Plan will not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against a Debtor or any other Person. Effective as of the Effective Date, the Reorganized Debtors will obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Debtors on terms no less favorable to the officers and directors than the terms of the existing insurance policies covering the officers and directors and otherwise on terms and conditions acceptable to the Debtors and the Initial Committed Purchasers; provided,


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however, that the aggregate cost of such tail insurance will not exceed $1.5 million. Effective on the Effective Date and at all relevant times thereafter, the Reorganized Debtors will indemnify all officers and directors of the Debtors who served in such capacity at any time prior to the Effective Date for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by Article 10.06 of the Plan, which policies (or extensions thereof having terms no less favorable to the officers and directors) will be (and are hereby deemed to be) assumed by Reorganized Intermet in the Plan. The indemnity described in Article 10.06 of the Plan will not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, the amounts payable by the Reorganized Debtors pursuant to Article 10.06 of the Plan will be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from the Reorganized Debtors, so long as the Reorganized Debtors have received a written undertaking by each such officer and director to repay such amounts to the Reorganized Debtors if it is determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance. Each of the provisions set forth in Article 10.06 of the Plan is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to Article 10.06 of the Plan will have the right to independently seek the enforcement of each of the terms of Article 10.06 of the Plan.

     C.   EXIT FINANCING

On the Effective Date, the Reorganized Debtors will enter into the Exit Financing Facility in order to obtain the funds necessary to: (a) repay in full the DIP Facility Claims and replace any letters of credit issued pursuant to the DIP Facility, or in the alternative the Exit Lenders may issue letters of credit to the DIP Lenders to secure payment of any undrawn letters of credit issued pursuant to the DIP Facility which may remain outstanding after the Effective Date; (b) make other payments required to be made on the Effective Date, including, but not limited to, the payment in full in Cash of the Pre-Petition Lender Claims and any undrawn letters of credit issued pursuant to the Pre-Petition Credit Facility will be returned and marked cancelled and will be replaced by letters of credit issued under the Exit Financing Facility or in the alternative the Exit Lenders may issue letters of credit to the Pre-Petition Lender to secure payment of any undrawn letters of credit issued pursuant to the Pre-Petition Credit Facility which may remain outstanding after the Effective Date. In the Confirmation Order, the Bankruptcy Court will approve the Exit Financing Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Lenders may reasonably require to effectuate the treatment afforded to such parties under the Exit Financing Facility.


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          1.   Efforts To Procure Exit Financing

Initially, the Debtors met with and sought exit financing proposals from 12 institutions. Based on the relative merits of proposals received, this group of lenders was narrowed to six institutions. Following further diligence on the part of the six lenders and subsequent to receiving revised proposals from each, the Debtors selected two institutions with which to move forward and seek exit financing commitments.

The Debtors have received [unexecuted] commitments from both lenders for a fully underwritten transaction of at least $260 million, which is sufficient to meet the requirements of the Plan and the business plan outlined in the Projections contained within this Disclosure Statement. With respect to each lender's commitment, the credit facilities consist of both revolving credit debt and term loans with maturities ranging from 60 months to 78 months. In each case, the credit facilities provide for sufficient ongoing liquidity by virtue of unused, but available borrowing capacity beyond what is necessary to meet the obligations of the Debtors at exit. Additionally, both lenders have provided for only minor amortization requirements on the term facilities which will lessen the Debtors' cash flow requirements to meet their debt service obligations. As they have at each step in the process, the Debtors continue to negotiate with both parties in an effort to gain the most optimal terms for their exit financing, both economically and structurally. The Debtors will sign one of the commitment letters prior to the Confirmation Hearing.

     D.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1.   Assumption And Rejection Of Executory Contracts And Unexpired
               Leases.

As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts (and all insurance contracts and/or policies providing coverage to the Debtors' current and former directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors will be deemed assumed by the relevant Debtor and retained by the applicable Reorganized Debtor, as appropriate, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts and unexpired leases that (i) have been rejected by or pursuant to an order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Bankruptcy Court, (iii) which are identified on Exhibit L to the Plan, which will be deemed rejected as of the Confirmation Date or as of the date set forth in such Exhibit, or (iv) Executory Contracts which are identified in any modifications made pursuant to Article 13.05 of the Plan. Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to Article 8 of the Plan will revest in and be fully enforceable by Reorganized Intermet or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable law, or (iv) agreement of the parties to such Executory Contracts.


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          2.   Cure Of Defaults Of Assumed Executory Contracts And Unexpired
               Leases.

Any monetary amounts by which each Executory Contract or unexpired lease to be assumed pursuant to the Plan is in default will be Cured, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the Cure amount (as such amount has been agreed upon by Reorganized Intermet, or in the event of a dispute regarding such Cure amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in Cash on or before thirty
(30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notice of the Cure amount is either set forth in Exhibit M to the Plan. If no Cure amount is set forth in Exhibit M to the Plan, the Debtors believe that no Cure amount is due. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any Cure payments, (2) the ability of Reorganized Intermet, the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the Cure payments required by Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

          3.   Cure Procedure.

The Plan will constitute notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any Cure amount owed, if any, under the applicable Executory Contract. Any non-Debtor party that fails to respond or object on or before the deadline scheduled by the Bankruptcy Court for objections to the Plan, will be deemed to have consented to such proposed amount.

          4.   Rejection Claims.

Each Person who is a party to an Executory Contract rejected pursuant to Article 8 of the Plan will be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim will be forever barred and will not be enforceable against any Debtor, any Reorganized Debtor, or any of the Estates. The Bankruptcy Court will retain jurisdiction to determine any objections to Rejection Claims.

          5.   Classification Of Rejection Claims.

Except as otherwise provided under the Plan, Rejection Claims against any Debtor will be treated as Allowed General Unsecured Claims against such Debtor to the extent they are deemed to be Allowed Claims, and will be satisfied in accordance with the Plan and the Confirmation Order.


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     E.   DISTRIBUTIONS

          1.   Distributions
The Disbursing Agent will make all Distributions required under the Plan except with respect to (i) the Claims of the Pre-Petition Lenders, such Distributions will be made by the Disbursing Agent to the Pre-Petition Agent; and (ii) the Claims of Noteholders, which Distributions will be made by the Disbursing Agent to the Indenture Trustee which is directed to immediately distribute the Distributions to the Noteholders as of the Distribution Record Date. Distributions will be made at the times provided in the Plan or as otherwise ordered by the Bankruptcy Court.

          2.   No Interest On Claims Or Equity Interests

Unless otherwise specifically provided for in the Plan, the Confirmation Order, the DIP Financing Order, or the DIP Facility, post-Petition Date interest will not accrue or be paid on Claims or Equity Interests, and no Holder of any Claim or Equity Interest will be entitled to interest accruing on or after the Petition Date.

          3.   Claims Administration Responsibility

The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, except as provided herein, with respect to all Claims against the Debtors. The Reorganized Debtors will retain any counter-claims which the Debtors may have to any Claims. Pursuant to Bankruptcy Rule 9019(a) and Section 363 of the Bankruptcy Code, the Debtors may, up to and including the Effective Date, compromise and settle various (i) Claims against them, and (ii) Causes of Action that they have against other Persons without Bankruptcy Court approval if the amount in controversy is less than $300,000. After the Effective Date, such rights will pass to the Reorganized Debtors as contemplated by Article 10.01 of the Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in the Plan. Unless otherwise extended by the Bankruptcy Court, any objections to Claims will be served and filed on or before the Claims Objection Deadline.

          4.   Delivery of Distributions

Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, Distributions to Holders of Allowed Claims will be made by the Disbursing Agent
(a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, (a) if any Creditor's Distribution is returned as undeliverable, no further Distribution to such Creditor will be made unless and until the Disbursing Agent is notified of such Creditor's then-current address, at which time all missed Distributions will be made to such Creditor without interest; (b)


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amounts in respect of undeliverable Distributions will be returned to the
Reorganized Debtors until such Distributions are claimed; (c) all funds or other undeliverable Distributions returned to the Reorganized Debtors and not claimed within three (3) months of return will be Distributed to the other Creditors of the Class of which the Creditor to whom the Distribution was originally made is a member in accordance with the provisions of the Plan applicable to Distributions to that Class; and (d) upon such reversion, the Claim of any Creditor or their successors with respect to such property will be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan will require the Disbursing Agent and the Indenture Trustee to attempt to locate any Creditor holding an Allowed Claim, other than as set forth above.

          5.   Procedures For Treating And Resolving Disputed Claims

Except as provided in this Article 7.05 of the Plan, no Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

The Disbursing Agent, after consultation with Reorganized Intermet, will create a reserve from the property to be distributed by the Disbursing Agent under the Plan to Holders of Disputed Claims, other than Rights for which there will be no reserve.

Payments and Distributions from any reserve created under the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern Distributions to such Creditor.

          6.   Manner of Cash Distribution Under The Plan

Any Cash payment to be made by the Disbursing Agent as a Distribution pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent. Cash paid as the Subscription Purchase Price for the Rights Offering Shares must be payable in immediately available funds, such as a wire transfer, bank or cashier's check.

          7.   Direction To Parties

From and after the Effective Date, the Disbursing Agent, or Reorganized Intermet may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.


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          8.   Setoffs

The Reorganized Debtors may set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Allowed Claim, all claims, rights, and Causes of Action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by such Debtor of any such claims, rights, and Causes of Action that the Debtor may possess against such Holder, notwithstanding any compulsory counterclaim rules or requirements to the contrary.

          9.   Exemption From Certain Transfer Taxes

Pursuant to Section 1146(c) of the Bankruptcy Code and applicable non-bankruptcy law, any transfers from the Debtors to Reorganized Intermet, or any other Person or entity pursuant to the Plan in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          10.  Withholding And Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Disbursing Agent will comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all Distributions thereunder will be subject to any such withholding and reporting requirements. The Disbursing Agent will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim or Interest that is to receive a Distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution.

          11.  No Fractional Distributions

No fractional shares or amounts of the Plan Securities will be issued or Distributed under the Plan. Each Person entitled to receive Plan Securities will receive the total whole number of shares to which such Person is entitled. Whenever any Distributions to a Person would otherwise call for Distribution of a fraction of any Plan Security, the actual Distribution of such Plan Security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional amounts of Plan Securities that are rounded down. The total amount of Plan Securities to be Distributed to each Class of Claims will be adjusted as necessary to account for the


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rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, nor the Disbursing Agent will be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

     F.   RETIREE BENEFITS

All payments of Retiree Benefits will continue as they existed prior to the Petition Date at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114 of the Bankruptcy Code as such payments may be modified prior to the Effective Date, for the duration of the period the applicable Debtor has obligated itself to provide such benefits. After the Effective Date, the Reorganized Debtors will retain their rights to amend, modify or terminate Retiree Benefits in accordance with all relevant agreements and applicable law.

As indicated in Section VII.D.5.c. above, Wagner Castings has begun negotiating with the Wagner Retiree Committee and the USW to modify Retiree Benefits at Wagner Castings. In the near future, Wagner Castings intends to file a motion seeking modification of the Wagner Retirees' Retiree Benefits in accordance with
Section 1114 of the Bankruptcy Code (the "Wagner 1114 Motion"). If the Bankruptcy Court grants the Wagner 1114 Motion upon or prior to Confirmation, the payments contemplated by the Wagner 1114 Motion (the "Modified Wagner Castings Benefits") will be paid by Reorganized Intermet and each of the operating Reorganized Domestic Subsidiaries on a year-to-year basis after the Effective Date, with liability for such payments being split equally between Reorganized Intermet and each of the operating Reorganized Domestic Subsidiaries.

As indicated in Section VII.D.5.c. above, the Wagner Retirees' Retiree Benefits are currently estimated to have an actuarial present value of approximately $20 million. The Debtors estimate that the Modified Wagner Castings Benefits will be significantly less than $20 million.

If, however, the Bankruptcy Court does not grant the Wagner 1114 Motion on or before Confirmation, then the Liquidating Plan Condition will have been satisfied, and Wagner Castings will be liquidated. See Article 5.05 of the Plan for treatment of Claims against Wagner Castings in the event that the Liquidating Plan Condition is satisfied. In such event, and as indicated above in Section VII.D.5.c., Intermet or any of its Affiliates that are hereafter determined to be a member of a "controlled group" with Wagner Castings (for certain purposes under the federal "COBRA" statute) may be determined to have ongoing liability to the Wagner Retirees for COBRA coverage. The amount of such COBRA coverage is currently undetermined, but Wagner Castings believes that it will have a present actuarial value of no more than approximately $2.5 million.


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     G.   CORPORATE GOVERNANCE

On the Effective Date, the Board of Directors of Reorganized Intermet will be composed of seven members. On the Effective Date, (i) five of such members will be selected by the Initial Committed Purchasers, (ii) one of such members will be the Chief Executive Officer of Reorganized Intermet, and (iii) one of such members will be selected by the Creditors' Committee. The member selected by the Creditors' Committee will be acceptable to the Initial Committed Purchasers. Two of the five members selected by the Initial Committed Purchasers may not be officers, directors or employees of either of the Initial Committed Purchasers.

The Effective Date Executive Officers will become employed by Reorganized Intermet on the Effective Date pursuant to the Employment Agreements. The other officers of the Debtors immediately prior to the Effective Date will serve as the officers of the applicable Reorganized Debtor until their successors are duly appointed in accordance with Reorganized Intermet's governance documents and applicable law. Each officer will serve from and after the Effective Date pursuant to the terms of Reorganized Intermet's governance documents and applicable law. The Employment Agreements will be in form and substance satisfactory to the Initial Committed Purchasers and will supercede such officer's pre-Effective Date employment agreement.

     H.   REORGANIZED DEBTORS

Except as discussed in the Plan and Section I.B., above, each of the Debtors will continue to exist after the Effective Date as a separate entity, except as otherwise provided in the Plan, with all the powers under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect on the Effective Date, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. On the Effective Date, Reorganized Intermet will re-domesticate, by merger or other appropriate means, as a new corporation under the laws of the State of Delaware with a new Certificate of Incorporation and Bylaws. The Articles of Incorporation and Bylaws for all other Debtors continuing after the Effective Date will be amended and restated but such Debtors will remain subject to the laws of the jurisdictions in which such Debtors were incorporated or formed prior to the Effective Date.

     I.   CORPORATE ACTION

     - The Certificate of Incorporation and Bylaws of Reorganized Intermet, will, among other things: (i) authorize the issuance of the New Common Stock, (ii) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and (iii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.


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     -    The Certificate of Incorporation (or other similar document) and
          Bylaws of all of the Debtors other than Reorganized Intermet, will, among other things: (i) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and (ii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.

     - On the Effective Date, the execution and delivery of each agreement on the Effective Date and any other document necessary to effectuate the transactions contemplated herein and therein, and all other actions contemplated by the Plan, or such other documents will be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, will be deemed to have occurred and will be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the Boards of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, the Reorganized Debtors.

     - On or as soon as reasonably practicable after the Effective Date, Reorganized Intermet will issue shares of the New Common Stock to those Persons entitled to receive such pursuant to the Plan.

     - On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Castings will authorize the issuance of one (1) share of Reorganized Wagner Castings New Common Stock and such share will be issued and delivered to a third-party liquidating trustee acceptable to the Reorganized Debtors, the Initial Committed Purchasers, and the Creditors' Committee for the purpose of liquidating Wagner Castings and making the Distributions set forth in Class 4a.

     - On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Havana will authorize the issuance of the Reorganized Wagner Havana New Common Stock and Reorganized Wagner Havana will issue Reorganized Wagner Havana New Common Stock to Holders of Claims against Wagner Havana which such Holders will immediately transfer to Reorganized Intermet.


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     J.   NON-DEBTOR AFFILIATES

There are certain Non-Debtor Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such Non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 10.1 of the Plan, substantially all of the Debtors' Equity Interests and other property interests in such Non-Debtor Affiliates will revest in the applicable Reorganized Debtor or its successor on the Effective Date.

     K.   STOCKHOLDERS' AGREEMENT

All recipients of New Common Stock (including all those who receive New Common Stock pursuant to the Plan, the Rights Offering, the Key Employee Rights Offering, stock options, as well as any Persons who acquire New Common Stock from any of the foregoing persons) will be subject to the Stockholders' Agreement which will, among other things, govern each recipient's access to information with respect to the Reorganized Debtors, and ability to transfer such recipient's New Common Stock. The Stockholders' Agreement is attached to the Plan as Exhibit F. An election by a Person to receive New Common Stock on the Ballot will constitute such Person's agreement to be bound by the Stockholders' Agreement. Each certificate representing share(s) of New Common Stock will bear a legend indicating that the New Common Stock is subject to the Stockholders' Agreement. The Stockholders' Agreement will be approved by the Bankruptcy Court in connection with Confirmation and will be effective as of the Effective Date.

The Stockholders' Agreement primarily addresses transferability and information access by the stockholders. The Stockholders' Agreement requires that every proposed transfer of New Common Stock be submitted to Reorganized Intermet for approval or rejection by the general counsel or CEO. Proposed transfers to an existing stockholder or transfers of all a stockholder's interest to only one person will be authorized. Any transfers that could cause the number of stockholders to reach the trigger for registering as a public company under the Securities Act will be rejected. The Stockholders' Agreement also provides that Reorganized Intermet will distribute to stockholders that so request audited annual financial statements and requires that the stockholders maintain the confidentiality of non-public information they receive from Reorganized Intermet, including any financial information, subject to certain exceptions, including disclosure to proposed transferees of the New Common Stock or as required by law. Any amendments to the Stockholders' Agreement in a manner which would adversely effect the rights or obligations of a stockholder must be accepted by holders of at least 66 2/3% of the outstanding shares.

     L.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

Holders of General Unsecured Claims will have the option of receiving New Common Stock under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions


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

from the registration requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

          1.   Issuance Of Securities Under The Plan

The Debtors intend to rely on Section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act, and any applicable state securities laws, (i) the issuance of any New Common Stock pursuant to the Plan to Holders of Claims in exchange for their Claims, (ii) the issuance of any Reorganized Wagner Havana New Common Stock pursuant to the Plan to Holders of Claims in exchange for their Claims, and (iii) the issuance of Rights Offering Shares in connection with the Rights Offering, except that the issuance of New Common Stock to the Initial Committed Purchasers is not expected to be eligible for the
Section 1145(a) exemption, and therefore will be issued pursuant to the private placement exemption or another applicable exemption from registration under the Securities Act.

Generally, Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued under a plan of reorganization by the debtor or its successors under a plan or an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a claim against the debtors, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the issuance of the New Common Stock and the Reorganized Wagner Havana New Common Stock pursuant to the Plan satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities laws, under certain circumstances subsequent transfer of such securities may be subject to registration requirements under such securities laws.

          2.   Transfers Of New Common Stock

Subject to compliance with the Stockholders' Agreement, which imposes significant restrictions with regard to the sale or transfer of the New Common Stock, the New Common Stock to be issued pursuant to the Plan (other than the New Common Stock issued to the Initial Committed Purchasers pursuant to the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement), and all resales and subsequent transactions in such New Common Stock, are exempt from registration under federal and state securities laws, unless the Holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

          (i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;


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

          (ii) persons who offer to sell securities offered or sold under a plan for the holders of such securities;

          (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distribution of such securities, and (b) under an agreement made in connection with the Plan, with the consummation of the Plan, or with the offer or sale of securities under the Plan; and

          (iv) persons who are an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act. Under
Section 2(11) of the Securities Act, an "issuer" includes any persons directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that Persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such Persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the Securities Act (which permits the public sale of securities received pursuant to the Plan by "underwriters", subject to the availability to the public of current information regarding the issuer and to volume limitations, method of sale restrictions, and certain other conditions).

Whether or not any particular Person would be deemed to be an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be an "underwriter" with respect to any security to be issued pursuant to the Plan.

GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO OFFER OR SELL IN THE NEW COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY OFFER OR SELL SUCH SECURITIES.

          3.   Transfers Of Reorganized Wagner Havana New Common Stock

The Plan provides that immediately after issuance on the Effective Date, the shares of Reorganized Wagner Havana New Common Stock, if any, will be transferred by the holders thereof to Reorganized Intermet. Therefore, any Reorganized Wagner Havana Common Stock transferred pursuant to the Plan will not be transferable except pursuant to the transfer discussed above.


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

     M.   REGISTRATION RIGHTS AGREEMENT

Reorganized Intermet will be obligated to register certain shares of New Common Stock for resale under the Securities Act pursuant to the terms and conditions of the Registration Rights Agreement. The Registration Rights Agreement must be acceptable to the Initial Committed Purchasers, and will provide, among other things:

     - That within 60 days after the date on which Reorganized Intermet will receive a written request, signed by either of the Initial Committed Purchasers, pursuant to which such Initial Committed Purchaser will request that Reorganized Intermet register the resale of the shares of New Common Stock held by such Initial Committed Purchaser under the Securities Act, Reorganized Intermet will prepare and file, and will use its reasonable best efforts to have declared effective within 60 days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock held by such Initial Committed Purchaser (the "Shelf Registration");

     - That Reorganized Intermet will keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the SEC, (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act, or
          (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradeable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act, or (e) such Registrable Securities cease to be outstanding;

     - For indemnification and contribution and the payment by Reorganized Intermet of the fees and expenses incurred by the Initial Committed Purchasers, customarily included in registration rights agreements entered into in connection with similar financings; and

     - That any person holding more than 10% of the outstanding New Common Stock on the Effective Date will be entitled to piggy-back registration rights.

     N.   CANCELLATION OF EXISTING COMMON STOCK AND EXISTING PREFERRED STOCK

On or as soon as reasonably practicable after the Effective Date, except as otherwise specifically provided for in the Plan (a) the Existing Common Stock of the Impaired Equity Debtors and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the


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

Impaired Equity Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated under the Plan, will be cancelled, and (b) the Existing Preferred Stock will be cancelled; and (c) obligations of, Claims against, and/or Equity Interests in the Impaired Equity Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents evidencing or creating any indebtedness or obligation of the Impaired Equity Debtors, except such notes, instruments, or other documents evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated or otherwise expressly assumed or preserved under the Plan will be released and discharged. The Unimpaired Equity Interests will be retained by the applicable Reorganized Debtor.

     O.   MANAGEMENT INCENTIVE PLAN

On or as soon as reasonably practicable after the Effective Date, the Management Incentive Plan will be implemented to reserve for designated members of senior management of the Reorganized Debtors equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective Date. The Management Incentive Plan will contain terms and conditions that will be determined by the Board of Reorganized Intermet. The shares of New Common Stock issued pursuant to the Management Incentive Plan will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.

     P.   KEY EMPLOYEE RIGHTS OFFERING

The Reorganized Debtors will conduct the Key Employee Rights Offering in connection with which Reorganized Intermet will offer to the eligible Key Employees the right to purchase, on a Pro Rata basis (based upon payments due to Key Employees under the KERP), 181,249 shares of New Common Stock, in consideration for Cash in the amount of $10.00 per share. Eligible Key Employees will have the right of over subscription with respect to the Key Employee Rights Offering, provided that, in no event will the total shares in the Key Employee Rights Offering exceed 181,249 shares. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering will be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Debtors and the Initial Committed Purchasers, in consultation with the Creditors' Committee. The eligible Key Employees either:
(i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

Any New Common Stock issued pursuant to the Key Employee Rights Offering will be subject to the Stockholders' Agreement. In addition, the shares of New Common Stock


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

issued pursuant to the Key Employee Rights Offering will have the effect of diluting the ownership interest of the other Persons who receive New Common Stock pursuant to the Plan.

     Q.   CONTINUATION OF BUSINESS

Except as discussed herein, on and after the Effective Date, the Reorganized Debtors will continue to engage in the Debtors' businesses, including, without limitation, performing under all purchase orders existing as of the Effective Date and assumed. Except as provided herein, the Reorganized Debtors retain all claims, defenses, counterclaims and offsets with respect to such purchase orders in existence as of the Effective Date.

Debtors Alexander City Casting Company, Inc., Ironton Iron, Inc., Wagner Havana, Inc. and Intermet Illinois, Inc., are non-operating entities which currently own Assets. It is each such Debtor's intention to sell such Assets after the Effective Date. The proceeds of such sales will be paid to the Exit Lenders. It is anticipated that all of these Assets will be subject to liens in favor of the Exit Lenders, pursuant to the Exit Financing Facility, due to the fact that the proceeds of the Exit Financing Facility will be used to pay the Distributions under the Plan, including those to the Pre-Petition Lenders, whose liens currently attach to these Assets.

     R.   EMPLOYMENT AGREEMENTS

On or before the Effective Date, the Employment Agreements will be entered into by Reorganized Intermet and deemed approved by the Bankruptcy Court.

     S.   DISBANDMENT OF OFFICIAL COMMITTEES

On the Effective Date, all committees, including the Creditors' Committee, the Equity Committee, and the Retiree Committee, will be disbanded and their members will be discharged from all further authority, duties, responsibilities and obligations relating to the Cases, and the retention and employment of the Professionals retained by such committees will also terminate as of the Effective Date; provided, however, that the Creditors' Committee and the Equity Committee and their Professionals will be maintained solely with respect to applications filed pursuant to Sections 330 and 331 of the Bankruptcy Code and will be compensated for reasonable fees and expenses incurred with respect to such applications as approved by the Bankruptcy Court. The Reorganized Debtors will not be responsible for fees or expenses of any committees, including the Creditors' Committee, Equity Committee, or Retiree Committee or of their Professionals and agents, incurred after the Effective Date unless otherwise ordered by the Bankruptcy Court.

     T.   DISBURSING AGENT

As soon as practicable after the Effective Date, the Disbursing Agent will be paid all of its fees and expenses incurred in connection with performing its duties under the Plan.


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

     U.   POST-CONFIRMATION EFFECT OF INDENTURE

Anything in the Plan, the Confirmation Order, or any other document to the contrary notwithstanding, and notwithstanding the Confirmation and effectiveness of and Distributions under the Plan and the discharge of the Debtors, the Indenture will remain in effect for the sole purpose of allowing the Indenture Trustee to make distributions as provided in Article 7.01 of the Plan. However, the liability of the Debtors under the Indenture will be discharged pursuant to the Plan and Section 1141 of the Bankruptcy Code.

     V.   PRESERVATION OF CERTAIN CAUSES OF ACTION

In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, including Avoidance Actions and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules, this Disclosure Statement, or on Exhibit J to the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan. Further, recovery of any proceeds of Causes of Action will be deemed "for the benefit of the Estates" as set forth in Section 550(a) of the Bankruptcy Code.

X.   THE RESTRUCTURING COMMITMENT LETTER AND THE RIGHTS OFFERING

     A.   INITIAL COMMITTED PURCHASERS

The Initial Committed Purchasers are R2 Investments, LDC and/or one or more of its related or associated entities, and Stanfield Capital Partners LLC and/or one or more of its related or associated entities. As reported by the Initial Committed Purchasers, they hold, as of the date of this Disclsoure Statement, in the aggregate approximately $79 million in unsecured claims and $113 million in secured claims against the Debtors. Except as set forth in this Disclosure Statement, neither R2 nor Stanfield have


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

any known relationship to the Debtors, the Board of Intermet, or the Debtors' management.

Pursuant to the terms of the Restructuring Commitment Letter, which is attached as Exhibit A to the Plan, and provided that (i) all conditions precedent set forth therein have been satisfied or waived, including but not limited to the negotiation and execution of the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement, and (ii) the Restructuring Commitment Letter has not been previously terminated pursuant to the terms of the Restructuring Commitment Letter, the Initial Committed Purchasers will be obligated to purchase, on the Effective Date, any and all of the Private Placement Purchase Shares. This means that the Initial Committed Purchasers have agreed to guarantee that any shares not purchased in the Rights Offering will be purchased by the Initial Committed Purchasers. Through this mechanism: (i) the Debtors are ensured that they will receive an aggregate capital infusion of $75 million in cash on the Effective Date, regardless of the source of those funds; and (ii) the Debtors' capital structure will be better than it would otherwise be, given the equity nature of the investment prescribed in the Restructuring Commitment Letter, because the Debtors will not be required to take on additional debt to obtain the additional $75 million.

Accordingly, the Initial Committed Purchasers will pay to Reorganized Intermet, by wire transfer in immediately available funds on or prior to the Effective Date, cash in an amount equal to the Subscription Purchase Price for the Private Placement Purchase Shares.

          1.   Underwriting Fee

In consideration for the Restructuring Commitment Letter, the Initial Committed Purchasers will receive an aggregate fee of $3 million on the Effective Date (the "Commitment Amount") plus the payment of its reimburseable expenses, as described below. In the event that the Restructuring Commitment Letter is terminated prior to the Effective Date, for whatever reason, the Commitment Amount will not be payable and the Initial Committed Purchasers' sole and exclusive remedy will be limited to the payment of the reimburseable expenses described below, as accrued up until the date of termination, and the indemnification obligations described below.

          2.   Reimburseable Expenses

Intermet is obligated to reimburse the Initial Committed Purchasers for the reimburseable expenses incurred by the Initial Committed Purchasers and the fees and expenses of their legal counsel on and after January 10, 2005, in connection with the Restructuring (as defined therein), plus all of the reasonable and documented fees and expenses incurred by the Initial Committed Purchasers and their legal counsel in connection with the drafting, negotiation, prosecution or defense of the Restructuring Commitment Letter, the Private Placement Purchase Agreement, the Rights Offering, corporate governance documents, the Cash-Out Purchase Agreement, the Plan, the Confirmation Order, the Disclosure Statement, the Stockholders' Agreement, the Exit Financing Facility agreements and related documents and any and all agreements and other documents ancillary thereto,


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

including any fees and expenses incurred by the Initial Committed Purchasers in connection with obtaining all required regulatory approvals. As of July 31, 2005, approximately $670,000 of reimburseable expenses have accrued.

          3.   Indemnification Obligations

Subject to Bankruptcy Court approval, Intermet is required to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, partners, members, employees, attorneys, agents and assignees (including affiliates thereof) from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Restructuring Commitment Letter or the proceeds of the Initial Committed Purchasers' agreement to purchase shares of New Common Stock under the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement.

Intermet is further required to reimburse (on an as-incurred monthly basis) each party indemnified for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such indemnified party. In the event of any litigation or dispute involving the Restructuring Commitment Letter, the Initial Committed Purchasers are not responsible or liable to Intermet or any other person or entity for any special, indirect, consequential, incidental or punitive damages.

The obligations of Intermet described above and set forth in the Restructuring Commitment Letter will remain effective whether or not (i) any of the transactions contemplated in the Restructuring Commitment Letter are consummated, (ii) any Definitive Investment Documents (as defined in the Restructuring Commitment Letter) with respect to the Initial Committed Purchasers' obligation to purchase shares of New Common Stock under the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement are executed, and notwithstanding any termination of the Restructuring Commitment Letter, and
(iii) any plan of reorganization of Intermet is consummated.

Notwithstanding the foregoing, any indemnity claim arising solely from an indemnified party's breach of the Restructuring Commitment Letter or breach of any other agreements between an indemnified party and Intermet, or among an indemnified party and Reorganized Intermet, are excluded from Intermet's indemnity obligations.


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

     B.   TERMS AND CONDITIONS OF THE RESTRUCTURING COMMITMENT LETTER(10)

The Initial Committed Purchasers' and the Debtors' performance under the Restructuring Commitment Letter are subject to terms and conditions, including termination rights, that are reasonable and customary for standby purchase commitments generally. Additionally, the Initial Committed Purchasers' performance under the Restructuring Commitment Letter is conditioned on, among other things, the Debtors realizing year-to-date consolidated EBITDA for 2005, excluding administrative fees and expenses associated with the Cases, through the latest calendar month ending at least 25 days prior to the Effective Date, in an amount that is no less than the amount specified for such calendar month on Exhibit A to the Restructuring Commitment Letter (ranging from $15,230,000 in June 2005 to $27,459,000 in December 2005).

Furthermore, the Initial Committed Purchasers may terminate the Restructuring Commitment Letter if, among other things, (i) the Plan is not Confirmed by the Bankruptcy Court within 75 days of the entry of a Bankruptcy Court order approving the Restructuring Commitment Letter, (ii) the Effective Date does not occur on or before the 20th day following Confirmation of the Plan, or (iii) upon the occurrence of a "material adverse change," or "MAC," as that phrase is used and defined in the Restructuring Commitment Letter.(11)

The Debtors may terminate the Restructuring Commitment Letter if, among other things, the Debtors receive a binding offer with respect to a financial restructuring that (a) pays the Debtors' existing secured Creditors in full in cash, and (b) delivers a dollar recovery to all unsecured Creditors in excess of the implied dollar recovery to unsecured Creditors as set forth in the Disclosure Statement.

As stated above, in the event that the Restructuring Commitment Letter is terminated prior to the Effective Date, for any reason, the Commitment Amount shall not be payable and the Initial Committed Purchasers' sole and exclusive remedy will be limited to the payment of reimburseable expenses described above, and the indemnification obligations described above.

----------
(10) The summary of terms and conditions contained herein is qualified in its entirety by reference to the Restructuring Commitment Letter.

(11) A "material adverse change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by the Debtors as of June 21, 2005, that is materially adverse to the business, financial condition or results of operation of the Debtors, taken as a whole; provided, however, that in no event will any change, effect, event, occurrence, state of facts or development that is disclosed in Intermet's Annual Report on Form 10-K for the twelve month period ended December 31, 2003, or in Intermet's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2004, June 30, 2004, and September 30, 2004, or on any filing on Form 8-K made by Intermet prior to June 21, 2005, each in the form first filed by Intermet with the SEC, or any other information delivered in writing by the Debtors to the Initial Committed Purchasers prior to June 21, 2005, be considered a "material adverse change"; and provided further, that in no event will the prosecution of the Cases on terms and conditions consistent with the terms and conditions set forth in the Restructuring Commitment Letter be considered a "material adverse change."


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

     C.   ABILITY TO PARTICIPATE IN THE RIGHTS OFFERING

Holders of General Unsecured Claims against any Debtor on the Subscription Record Date are entitled to participate in the Rights Offering solely to the extent of their Rights Participation Claim Amount set forth below. If a General Unsecured Claim is Allowed, the Holder of such Claim will be entitled to participate to the extent of the amount of such Allowed General Unsecured Claim. If a General Unsecured Claim is Disputed, the Holder of such Claim will be entitled to participate in the Rights Offering, in the amount of the Rights Participation Claim Amount, and as illustrated below.

The chart below summarizes the right of each Holder of a General Unsecured Claim on the Subscription Record Date to participate in the Rights Offering. Please see the Plan for the definition of "Rights Participation Claim Amount."

CHARACTERISTICS OF CLAIM                  RIGHTS PARTICIPATION CLAIM AMOUNT
------------------------                  ---------------------------------
Objection to Claim has been filed         The undisputed portion of the Claim,
                                          if any.

Holder has filed Proof of Claim, but no   The amount of the Proof of Claim.
corresponding  Claim listed on Debtors'
Schedules and no objection filed

Holder has filed Proof of Claim but       The lesser of the amount listed on
corresponding amount listed in            the Schedules and the Proof of Claim
Schedules is different and no             amount.
objection has been filed, and the Claim
has not been Temporarily Allowed.

Allowed Claim                             Amount of Allowed Claim

     D.   ISSUANCE OF RIGHTS

The Rights will entitle Holders of General Unsecured Claims on the Subscription Record Date the right to purchase, on a Pro Rata basis using the Rights Offering Participation Claim Amount, the Rights Offering Shares at a price of $10.00 per share pursuant to the terms and conditions set forth in Article 6.12 of the Plan, provided that the Holder executes a Subscription Form, which will be distributed to each Holder of a General Unsecured Claim together with the Ballot. The number of Rights Offering Shares will not exceed 7,500,000 shares.

Each Holder of a Rights Participation Claim Amount as of the Subscription Record Date will be able to purchase its Pro Rata portion of the Rights Offering Shares. A Subscription Form will be distributed to each Holder of a General Unsecured Claim together with the Ballot.

     E.   SUBSCRIPTION PERIOD

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Date. After the Subscription Expiration Date,


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

unexercised Rights will terminate and any purported exercise of any such unexercised Rights by any Person will be null and void and Reorganized Intermet will not honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

     F.   SUBSCRIPTION PRICE

The Subscription Price for Rights will be $10.00 per share of New Common Stock, payable in Cash.

     G.   SUBSCRIPTION RECORD DATE

The Subscription Record Date is the date that is ten (10) business days after entry of an order approving this Disclosure Statement.

     H.   SUBSCRIPTION AGENT

The Subscription Agents have been engaged by the Debtors to administer the Rights Offering, as applicable. Their addresses and phone numbers are:

                    JP Morgan Trust Company a/k/a Administar
                                       at
                         JP Morgan Trust Company, N.A.,
                                 P.O. Box 56636
                             Jacksonville, FL 32241
                                 (904) 807-3023

                                       OR

                         Financial Balloting Group LLC,
                       Attn: Intermet Balloting Tabulation
                           757 Third Avenue, 3rd Floor
                               New York, NY 10017
                                 (646) 282-1800

     I.   EXERCISE OF RIGHTS

In order to exercise the Rights, each Holder thereof on the Subscription Record Date must: (i) return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Subscription Expiration Date and make the appropriate election on its Ballot; and (ii) pay to the Subscription Agent (on behalf of the Debtors) on or before the Subscription Expiration Date immediately available funds in an amount equal to such Holder's aggregated Subscription Purchase Price, such payment to be made either by wire transfer to the Subscription Agent in accordance with the wire instructions set forth on the Subscription Form, in the case of a wire. If, on or prior to the Subscription Expiration Date, the


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Subscription Agent for any reason has not received from a given Holder of Rights both a duly completed Subscription Form and Cash, in an amount equal to such Holder's aggregate Subscription Purchase Price, such Holder will be deemed to have not exercised its Rights and to have relinquished and waived its ability to participate in the Rights Offering. By completing and submitting the Subscription Form, a Holder will be agreeing to be bound by the Stockholders' Agreement. A Subscription Form must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Rights, as well as appropriate executed representations as to ownership on the Subscription Record Date. The payments made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a trust account, escrow account, or similar segregated account or accounts which will be separate and apart from Reorganized Intermet's general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than 20 days after the Effective Date.

     J.   TRANSFER RESTRICTION; REVOCATION

The Rights may be transferred, but only on or before the Subscription Record Date. After the Subscription Record Date, the Rights are not transferable. Additionally, once a Holder of Rights has properly exercised its Rights such exercise cannot to be revoked for any reason.

     K.   DISTRIBUTION OF RIGHTS OFFERING SHARES

               A.   Distribution To Exercising Claimants

On the Effective Date, the Disbursing Agent will distribute to the exercising claimants certificates representing the Rights Offering Shares.

               B.   Distribution to Initial Committed Purchasers

On the Effective Date, Reorganized Intermet will distribute to the Initial Committed Purchasers certificates representing the Rights Offering Shares Private Placement Purchase Shares purchased by the Initial Committed Purchasers.

     L.   SUBSEQUENT ADJUSTMENTS TO THE RIGHTS PARTICIPATION CLAIM AMOUNT

Holders of Disputed Claims will be entitled to participate in the Rights Offering solely to the extent of their Rights Participation Claim Amounts. If any Holder of such Claim has obtained an order of the Bankruptcy Court estimating its General Unsecured Claim for the purpose of participating in the Rights Offering prior to the Subscription Expiration Date, such Holder will be entitled to participate in the Rights Offering. In the event that any such estimation occurs, each exercising claimant will be cut back Pro Rata and the difference between the price paid by such exercising claimant and the adjusted


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Subscription Purchase Price will be refunded to such exercising claimant, without interest, as soon as practicable after the Effective Date.

     M.   NO INTEREST

In the event any Subscription Purchase Price is repaid to any Person making such payment, no interest will be paid thereon.

     N.   VALIDITY OF EXERCISE OF RIGHTS

All questions concerning the timeliness, viability, form and eligibility of any exercise of Rights will be determined by Reorganized Intermet, with the consent of the Initial Committed Purchasers, in consultation with the Creditors' Committee. Such determinations will be final and binding. Reorganized Intermet, with the consent of the Initial Committed Purchasers, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Rights. Subscription Forms will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as Reorganized Intermet with the consent of the Initial Committed Purchasers determines. Neither Reorganized Intermet nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

     O.   USE OF PROCEEDS

On the Effective Date, the proceeds received by Reorganized Intermet from the Rights Offering will be used to fund the Cash payments required under the Plan and for general corporate purposes.

     P.   MARKETING TO OTHER POTENTIAL INVESTORS AND ALTERNATIVES

Lazard directly approached and solicited offers from 3-6 parties regarding an equity investment in the Reorganized Debtors. Potential investors who expressed an interest in the investment were provided with confidentiality agreements to facilitate their review of sensitive financial information in connection with the equity investment, and were asked to provide a proposed term sheet by a date certain. Prior to publication of the Debtors' first Disclosure Statement and Plan, none of these parties with whom the Debtors executed a confidentiality agreement and provided confidential information memoranda submitted a proposed term sheet for underwriting a new equity investment.

In addition to directly approaching these parties, Lazard responded to approximately 3 unsolicited expressions of interest from potential investors. In those instances in which such parties expressed a willingness to receive non-public information with regard to the Debtors, Lazard provided these parties a confidentiality agreement. Upon execution of a confidentiality agreement, a confidential information memorandum was provided to the parties, with a requested date by which they were asked to submit a proposed term sheet for the investment. Prior to publication of the Debtors' first Disclosure Statement and


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Plan of Reorganization, none of these parties submitted a proposed term sheet for underwriting a new equity investment in the Reorganized Debtors.

Since publication of the Debtors' first Disclosure Statement on June 27, 2005, no parties, including those that Lazard directly approached or those from whom Lazard received unsolicited expressions of interest, have provided Lazard or the Debtors any formal proposals regarding a potential investment in the Reorganized Debtors.

In addition to soliciting interest from 3rd parties regarding an equity investment in the Reorganized Debtors, the Debtors pursued other alternatives to the equity investment structure contemplated by the Plan. In conjunction with the negotiation of the Restructuring Commitment Letter, the Debtors also pursued an alternative transaction with the Creditors' Committee and the Pre-Petition Agent. In this alternative transaction there would be still be a rights offering pursuant to the Plan, but to the extent that the full $75 million was not subscribed for, the Pre-Petition Lenders would accept, in partial satisfaction of their Claims, a shortfall in the form of New Common Stock. This New Common stock would be in exchange for a commitment fee and an additional fee to the extent that the Pre-Petition Lenders had to accept any such New Common Stock in partial satisfaction of their Claims. Ultimately, the Debtors determined that pursuing the Restructuring Commitment Letter was a better alternative.

     Q.   JURISDICTION

Each Holder of Rights participating in the Rights Offering consents to the exclusive jurisdiction and venue of the Bankruptcy Court for the resolution of any dispute arising thereunder, including, without limitation, in respect of the Subscription Purchase Price and in respect of the terms of the Rights Offering set forth in the Plan and the manner of execution of the Rights Offering pursuant to those terms.

XI. VALUATION ANALYSIS

     A.   VALUATION OF THE REORGANIZED DEBTORS

THE VALUATION INFORMATION CONTAINED IN THIS SECTION WITH REGARD TO THE REORGANIZED DEBTORS IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

          1.   Overview

The Debtors have been advised by Lazard, its financial advisor, with respect to the consolidated Enterprise Value (as hereinafter defined) of the Reorganized Debtors on a going-concern basis. Lazard undertook this valuation analysis for the purpose of determining value available for Distribution to Holders of Allowed Claims pursuant to the Plan and to analyze the relative recoveries to such Holders thereunder. The estimated total value available for Distribution (the "Distributable Value") to Holders of Allowed Claims is comprised of two components: (a) an estimated value of the Reorganized


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Debtors' operations on a going concern basis (the "Enterprise Value," as identified above), and (b) the value of certain projected tax attributes such as net operating losses ("NOLs"), with which the Debtors will emerge from bankruptcy.

Based in part on information provided by the Debtors, Lazard has concluded solely for purposes of the Plan that the Distributable Value of the Reorganized Debtors ranges from approximately $307.5 to $357.5 million, with a midpoint of approximately $332.5 million as of an assumed Effective Date of August 31, 2005. Based on an assumed August 31, 2005 debt balance, net of cash, of approximately $165.0 million, Lazard's mid-point estimated Enterprise Value implies a value for the New Common Stock of $167.5 million. Assuming approximately 9,900,000 shares of New Common Stock are Distributed to the Holders of Allowed Claims pursuant to the Plan, the value of New Common Stock is equal to $16.91 per share.(12) These values do not give effect to the potentially dilutive impact of any shares issued upon exercise of any options that may be granted under a long-term incentive plan which the Board of Directors of Reorganized Intermet may authorize for management of Reorganized Intermet. Lazard's estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED DISTRIBUTABLE VALUE RANGE, AS OF THE ASSUMED EFFECTIVE DATE OF AUGUST 31, 2005, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION AVAILABLE TO LAZARD CURRENT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, NEITHER LAZARD NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

With respect to the Projections prepared by the management of the Debtors and included in this Disclosure Statement, Lazard assumed that such Projections were reasonably prepared in good faith and on a basis reflecting the Debtors' most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. Lazard's Distributable Value range assumes the Reorganized

----------
(12) As previously described, under the Plan, creditors have the option of electing an Inducement Cash Amount in lieu of a combination of stock and rights to purchase stock in the Reorganized Intermet in satisfaction of their claims against the Debtors. In making this election, creditors must release all other Debtors with respect to their claim. In the event all creditors other than Noteholders elect to receive cash under the Inducement Cash Option, approximately 100,000 of the 2,500,000 shares issuable to unsecured creditors will not be issued. To the extent, however, all such creditors elect to receive stock and rights to purchase stock in the Reorganized Intermet, in satisfaction of their claims, the total number of outstanding common shares of the Reorganized Intermet upon emergence from bankruptcy will total 10,000,000. The equity value identified above as well as the total shares outstanding (approximately 9,900,000) and value per each such share ($16.91) assume all creditors, other than noteholders, elect to receive the Inducement Cash Amount. As the actual, ultimate future election by creditors to receive cash in lieu of common stock and rights, or vice versa, cannot be known at the time of publication of the Disclosure Statement, this analysis presents a simplifying assumption.


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Debtors will achieve their Projections in all material respects, including gross profit growth and improvements in operating margins, earnings and cash flow. If the business performs at levels below those set forth in the Projections, such performance may have a materially negative impact on Enterprise Value.

In estimating the Enterprise Value and equity value of the Reorganized Debtors,
Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Projections as described in this Disclosure Statement, which data were prepared and provided to Lazard by the management of the Debtors and which relate to the Reorganized Debtors' business and its prospects; (c) met with members of senior management to discuss the Debtors' operations and future prospects; (d) reviewed extensive publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally comparable to the operating business of the Debtors; (e) considered certain economic and industry information relevant to the operating business; and (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of the Debtors' business, operating assets and liabilities and the Reorganized Debtors' business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors, as well as publicly available information.

In addition, Lazard did not independently verify management's Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to Holders of Allowed Claims thereunder.

Lazard's analysis addresses the estimated going concern Enterprise Value of the Debtors and the value of certain expected tax attributes, including NOLs. It does not address other aspects of the proposed reorganization, the Plan or any other transactions, and it does not address the Debtors' underlying business decision to effect the reorganization set forth in the Plan. Lazard's estimated Enterprise Value of the Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been asked to nor did Lazard express any view as to what the value of the Debtors' securities will be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated Enterprise Value of the Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Such estimates reflect the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are


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difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Debtors, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by pre-petition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors which generally influence the prices of securities.

          2.   Valuation Methodology

The following is a brief summary of certain financial analyses performed by Lazard to arrive at its range of estimated Enterprise Values and Distributable Values for the Reorganized Debtors. Lazard performed certain procedures, including each of the financial analyses described below, and reviewed with the management of the Debtors the assumptions on which such analyses were based. Lazard's valuation analysis must be considered as a whole and selecting just one methodology or portions of the analysis could create a misleading or incomplete conclusion as to Enterprise Value.

Under the valuation methodologies summarized below, Lazard derived a range of Enterprise Values assuming the Reorganized Debtors are full taxpayers. Lazard separately analyzed the value of the Debtors' tax attributes, including NOLs, as of the assumed Effective Date. To the extent such attributes were valued positively, they were added to the Enterprise Value range to calculate a Distributable Value range. A discussion of Lazard's analysis of such tax attributes, including the methodology used to value them, is presented below in section (ii)(d).

               A.   Comparable Company Analysis

Comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, observed Enterprise Values and equity values for selected public companies are commonly expressed as multiples of various measures of earnings, most commonly earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income. In addition, each company's operational performance, operating margins, profitability, leverage and business trends are examined. Based on these analyses, financial multiples and ratios are calculated to measure each company's relative performance and valuation. A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Debtors. Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations. The selection of truly


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comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining Enterprise Value.

Lazard selected the following publicly traded companies (the "Peer Group") on the basis of general comparability to the Debtors in one or more of the factors described above: American Axle & Manufacturing Holdings, Inc., ArvinMeritor, Inc., Dana Corporation, Hayes Lemmerz International, Inc., Linamar Corporation, Magna International Inc., Noble International Ltd., Shiloh Industries, Inc., Superior Industries International, Inc., Tenneco Automotive Inc., and TRW Automotive Holdings Corp.

Lazard calculated multiples of Enterprise Value to 2005 and 2006 EBITDA for the Peer Group by dividing the Enterprise Values of each comparable company as of June 14, 2005, by their projected 2005 EBITDA and 2006 EBITDA, as estimated in current equity and fixed income research. This analysis produced multiples of Enterprise Value to estimated 2005 EBITDA ranging from a low of approximately 4.2x to a high of approximately 7.0x, with a mean of approximately 5.5x and a mid-point or median of approximately 5.3x. Multiples of Enterprise Value as of June 14, 2005 to estimated 2006 EBITDA ranged from a low of approximately 3.9x to a high of approximately 6.3x, with a mean of approximately 5.1x and a mid-point or median of approximately 5.3x.

Having calculated these statistics, Lazard then applied a range of multiples to the Debtors' forecasted Adjusted 2005 EBITDA and Adjusted 2006 EBITDA ($63.1 million and $75.3 million, respectively) to determine a range of Enterprise Values. (To calculate Adjusted EBITDA, Lazard adjusted the Debtors' projected 2005 and 2006 earnings before interest, taxes, depreciation and amortization to exclude forecasted non-recurring expenses/charges, restructuring fees, losses from discontinued or inactive operations, plant closure costs, and KERP payments. This calculation is presented in Exhibit G - "Projected Financial Information For The Reorganized Debtors".)

In applying a range of multiples, Lazard based the range for both 2005 and 2006 EBITDA multiples on the 25th percentile and the mean, using the statistics observed for the Peer Group. These multiples specifically ranged from 4.4x to 5.5x of 2005 Adjusted EBITDA and 4.3x to 5.1x of 2006 Adjusted EBITDA. In applying these ranges, Lazard considered a variety of factors, including both qualitative attributes and quantitative measures such as historical and projected revenue and EBITDA results; historical Enterprise Value/EBITDA trading multiples; EBITDA margins; capital efficiency; size; and projected long-term earnings growth.

               B.   Precedent Transactions Analysis

Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of business to the Debtors. Transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are


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comparable to the Debtors. Lazard specifically focused on prices paid as a multiple of Revenue, EBIT, and EBITDA in determining a range of values for the Debtors. The derived multiples are then applied to the Debtors' key operating statistics to determine the Enterprise Value or value to a potential strategic buyer.

Unlike the comparable public company analysis, the valuation in this methodology reflects a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that are manifest in a precedent transaction analysis include the following: (a) circumstances surrounding a merger transaction may introduce "diffusive quantitative results" into the analysis (e.g., an additional premium may be extracted from a buyer in a case of a competitive bidding contest); (b) the market environment is not identical for transactions occurring at different periods of time; and (c) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the comparable public company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the valuation of the Debtors.

In deriving a range of Enterprise Values for Intermet under this methodology, Lazard calculated multiples of total transaction value ("Transaction Value") to the latest twelve months ("LTM") EBITDA of the acquired companies and applied these multiples to Intermet's Adjusted LTM EBITDA. The calculation of Intermet's Adjusted LTM EBITDA, as defined in the preceding section, is shown in Exhibit G
- "Projected Financial Information For The Reorganized Debtors."

Lazard evaluated various merger and acquisition transactions that have occurred in the automotive supply industry between 2002 and 2005. Lazard calculated multiples of Transaction Value to LTM EBITDA of the target companies by dividing the disclosed purchase price of the target's equity, plus any debt assumed as part of the transaction, by disclosed LTM EBITDA. This analysis produced multiples of Transaction Value to LTM EBITDA ranging from a low of approximately 3.8x to a high of approximately 7.2x, with a mean of approximately 5.6x and a mid-point or median of approximately 5.6x.


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Lazard then applied a range of multiples to the Debtors' LTM Adjusted EBITDA to determine a range of Enterprise Values. As it did in its comparable company analysis, Lazard established a range between the 25th percentile and the mean (4.9x to 5.6x) of the Transaction Value/EBITDA statistic for the observed transactions. The use of this range implies Lazard's assumption that Intermet's relative value among the target companies in this analysis is the same as was determined for Intermet relative to the Peer Group.

               C.   Discounted Cash Flow Analysis

The Discounted Cash Flow ("DCF") analysis is a forward-looking enterprise valuation methodology that relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business' weighted average cost of capital (the "Discount Rate"). The Discount Rate reflects the estimated blended rate of return debt and equity investors would require to invest in the business based on its capital structure. The value of the firm (or Enterprise Value) is determined by calculating the present value of the Reorganized Debtors' unlevered after-tax free cash flows based on in its business plan (the Projections) plus an estimate for the value of the firm beyond the period of 2005 to 2009 (the "Projection Period") known as the terminal value. The terminal value is derived by applying a multiple to the Reorganized Debtors' projected EBITDA in the final year of the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.

To estimate the Discount Rate, Lazard used the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a range of targeted long-term capital structure of 30% to 40% debt to total capital. Lazard calculated the cost of equity based on the Capital Asset Pricing Model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock's performance to the return on the broader market. To estimate the cost of debt, Lazard considered the debt financing costs for comparable companies with leverage similar to the Reorganized Debtors' target capital structure. In determining the terminal multiple, Lazard considered the fact that the projections indicated a steady rise in profitability and no cyclicality of earnings, as would commonly be encountered in the automotive industry. Lazard therefore selected an exit multiple range which reflected a peak earnings environment.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect its cost of capital and terminal multiples. Lazard calculated its DCF valuation on a range of Discount Rates between 13.5% and 14.5% and an EBITDA multiple range used to derive a terminal value of 3.75x to 4.25x.

In applying the above methodology, Lazard utilized management's detailed Projections for the period beginning September 1, 2005 and ending December 31, 2009 to derive unlevered after-tax free cash flows. Free cash flow includes sources and uses of cash not


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reflected in the income statement, such as changes in working capital and capital expenditures. For purposes of the DCF, the Reorganized Debtors are assumed to be full taxpayers; the value of their tax attributes, including NOLs, is calculated separately as described below. These cash flows, along with the terminal value, are discounted back to the assumed Effective Date using the range of Discount Rates described above to arrive at a range of Enterprise Values.

               D.   Analysis Of Post-Emergence Tax Attributes

In developing Intermet's Plan, the Debtors, with the assistance of certain tax, accounting and financial advisors conducted a detailed analysis of the impact of various (1) debt cancellation strategies and (2) alternatives for restructuring the Debtors' domestic operations (the "Domestic Restructuring"). In particular, the Debtors' reviewed alternatives for canceling certain inter-company notes owing from Intermet Holding Co. (US) to Intermet Holding BV and from Intermet Corporation to Intermet Europe KG. Tax consequences, which were identified for each such inter-company note cancellation and Domestic Restructuring strategy were numerous, and included, but were not limited to, the following: the impact of cancellation of indebtedness income on the Debtors' tax attributes, specifically NOLs and tax basis in depreciable assets; the creation of bad debt deductions in foreign jurisdictions; the ability of Intermet and its foreign subsidiaries to continue to shelter inter-company interest income by interest expense; and the impact of various inter-company debt cancellation strategies on deferred foreign currency gains.

In analyzing the tax consequences of the different debt cancellation and Domestic Restructuring strategies, the Debtors' management and its advisors focused on the impact of projected reductions in the tax basis of assets of certain Debtors. Forecasted reductions to the tax basis of depreciable assets varied with different debt cancellation and Domestic Restructuring alternatives, reflecting differing levels of cancellation of indebtedness income. Management specifically analyzed the impact of such basis reductions on projected taxable income that would result from decreases in future expected depreciation and amortization deductions. (Reduced depreciation and amortization deductions would result in lower future depreciation tax shields, thereby increasing projected taxable income).

Based on a detailed analysis of such tax consequences, the Debtors' management has elected to pursue a strategy whereby (1) the inter-company notes identified above will either be cancelled through offsetting transactions and (2) the Debtors' domestic operations will be restructured as described in Section I.B., "Summary Of Debtors' Corporate Structure." The particular strategy the Debtors are pursuing is expected to minimize reductions to the tax bases of assets of Reorganized Intermet's U.S. legal entities.

The debt cancellation strategy the Debtors' management will pursue, while minimizing expected reductions to the tax basis of assets, is also expected to reduce existing NOLs which would be available to offset expected future taxable income following the Debtors' emergence from bankruptcy. Lazard has valued those NOLs with which the Debtors expect to emerge from bankruptcy by calculating the present value of the tax savings they


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would provide relative to the taxes the Reorganized Debtors would otherwise pay absent the application of such NOLs. With regard to pre-emergence NOLs with which Intermet will emerge from bankruptcy, the NOL valuation analysis assumed that the annual limitation of such NOL utilization, per Section 382 of the Tax Code, would be approximately $7 million. The cash tax savings resulting from the application of the NOLs were discounted at the Debtors' cost of equity.

Because Lazard's calculation of Reorganized Intermet's Enterprise Value does not consider or reflect either the benefit of those NOLs which survive the Debtors' restructuring or the negative impact of reductions to asset tax bases, Lazard separately valued the impact of both of these tax consequences. Specifically, Lazard valued, as described above, the present value of post-emergence NOLs subject to limitations under Section 382 of the Tax Code. Similarly, Lazard valued the slight negative cash tax impact of minor reductions to asset tax bases and the resulting declines in projected future depreciation tax shields. Based on this analysis, Lazard estimates the value of Reorganized Intermet's NOLs exceeds any negative impact resulting from reductions to asset tax bases by approximately $7.5 million on a NPV basis. As a result, Lazard has, in its valuation analysis, added an incremental $7.5 million of value to Reorganized Intermet's Enterprise Value to calculate a total Distributable Value in a range of $307.5 to $357.5 million.

          3.   Value Allocation

As described earlier, the Plan provides for the treatment of both classified and unclassified Claims against and Equity Interests in each of the Debtors. Though the Plan is proposed jointly by all of the Debtors, it constitutes a separate Plan for each Debtor. The Estates of the Debtors have not been consolidated, substantively or otherwise. Any Claims held against one of the Debtors will be satisfied solely based on the value of the Assets of such Debtor. As a result of the deconsolidated nature of the plan, Lazard has allocated Enterprise Value for Reorganized Intermet across all of its legal entities, including the Debtors. This allocation of value will generally determine ultimate recoveries by Creditors at each of the Debtors.(13) In deriving this allocation, Lazard conducted a detailed analysis of the following factors: revenue forecasts / results of (or contribution by) each Intermet legal entity for the years ending 2005, 2006, and 2007; projected EBITDA contribution by each Intermet legal entity for the years ending 2005, 2006, and 2007; projected EBIT contribution by each Intermet legal entity for the years ending 2005, 2006, and 2007; and the book value of total assets of each Intermet legal entity at December 31, 2004. This data is presented in tabular format in Exhibit G - "Projected Financial Information For The Reorganized Debtors." In deriving an allocation of enterprise values based on this data, Lazard weighted most heavily earnings measures for the Debtors, specifically EBITDA and EBIT.

----------
(13) The allocation of value to each Debtor is implicit in the distribution schedule attached to the Disclosure Statement as Exhibit J, and attached to the Plan as Exhibit C.


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THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE
ANALYSES PERFORMED BY LAZARD. THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO
SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

XII. CERTAIN FACTORS TO BE CONSIDERED

     A.   CERTAIN BANKRUPTCY CONSIDERATIONS

Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court, which sits as a court of equity with substantial discretion, will confirm the Plan. A non-accepting Creditor of the Debtors might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to Confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation and requires, among other things, a finding by the Bankruptcy Court that the Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization (except as contemplated in the Plan) and that the value of Distributions to non-accepting Creditors will not be less than the value of Distributions such Creditors would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. SEE SECTION XIV - "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST - Chapter 7 Liquidation Analysis." There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, but the Debtors believe that the Bankruptcy Court should find that the Plan will not be followed by a need for further financial reorganization or liquidation (other than as contemplated) and that non-accepting Creditors will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code.

Additionally, even if the required acceptances of Classes are received, the Bankruptcy Court might find that the solicitation did not comply with the solicitation requirements made applicable by Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a). In such an event, the Debtors may seek to re-solicit acceptances, but Confirmation of the Plan could be substantially delayed and possibly jeopardized.


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However, the Debtors believe that their solicitation of acceptances of the Plan complies with the requirements of Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a), that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court. SEE SECTION XV -"SOLICITATION OF THE PLAN."

The consummation of the Plan also is subject to certain conditions. SEE SECTION VIII - "SUMMARY OF THE PLAN." If the Plan were not to be confirmed, it is unclear whether a reorganization could be implemented and what Holders of Claims would ultimately receive with respect to their Claims. If an alternative reorganization could not be effected, it is possible that the Debtors would have to liquidate their assets, in which case Holders of Claims would very likely receive less than they would have received pursuant to the Plan.

     B.   RISKS RELATING TO THE NEW COMMON STOCK

          1.   Variances From Projections

The assumptions and estimates underlying the Projections set forth in Exhibit G attached to this Disclosure Statement are inherently uncertain and, though considered reasonable by management as of the date hereof, are subject to a wide variety of significant business, economic, competitive and political risks and uncertainties. The Projections are not necessarily indicative of the future financial position or results of operations of the Debtors, which may vary significantly from those set forth in the Projections. Consequently, the Projections contained herein should not be regarded as a representation by the Debtors or any of their Affiliates, advisors or any other person that the projected financial position or results of operations can or will be achieved. The Projections are also "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to, those identified in the first paragraph of Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of Intermet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which are incorporated herein by reference.

          2.   Lack Of Trading Market

On the Effective Date, Reorganized Intermet will seek to terminate, or obtain an exemption from, its reporting and filing obligations under the Securities Act. Consequently, if permitted, from and after the Effective Date, Reorganized Intermet will no longer be a public company. Pursuant to the Plan, the Existing Common Stock will be cancelled and the New Common Stock will not be listed or traded on any nationally recognized market or exchange. Moreover, the Stockholders Agreement, which will become effective on the Effective Date, imposes significant restrictions with regard to the sale or transfer of the New Common Stock. Accordingly, from and after the Effective Date, the transferability of the New Common Stock will be severely limited.


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          3.   Dividend Policies

The Debtors do not anticipate that Reorganized Intermet will pay dividends on the New Common Stock in the near future.

          4.   Restrictions On Transfer

The Stockholders' Agreement imposes significant restrictions with regard to the sale or transfer of the New Common Stock. Therefore, from and after the Effective Date, the transferability of the New Common Stock will be severely limited.

In addition, holders of New Common Stock who are deemed to be "underwriters" as defined in Section 1145(b) of the Bankruptcy Code, including Holders who are deemed to be "affiliates" or "control persons" within the meaning of the Securities Act, will be unable freely to transfer or to sell their securities except pursuant to (i) "ordinary trading transactions" by a Holder that is not an "issuer" within the meaning of Section 1145(b), (ii) an effective registration of such securities under the Securities Act and under equivalent state securities or "blue sky" laws, or (iii) pursuant to the provisions of Rule 144 under the Securities Act or other available exemption from registration requirements.

          5.   Control By Initial Committed Purchasers

As a result of Confirmation and consummation of the Plan, the Initial Committed Purchasers will together initially own [between ___% and ____%] [at least ____%] of the shares of outstanding New Common Stock. In addition, the Initial Committed Purchasers will have the right to appoint certain members of the Board of Reorganized Intermet. Accordingly, the Initial Committed Purchasers will exercise a controlling influence over the business and affairs of Reorganized Intermet and the Reorganized Debtors and, although they may not have a majority of the voting rights, they are likely to have effective control over future shareholder elections of directors, and hence Reorganized Intermet and the Reorganized Debtors. Additionally, if the Initial Committed Purchasers are required to purchase Cash-Out Shares and Rights Offering Shares, the Initial Committed Purchasers could own sufficient shares of New Common Stock to have effective power to approve significant corporate transactions such as amendments to the Articles of Incorporation and Bylaws, mergers, and the sale of all or substantially all of the assets of Reorganized Intermet. The Initial Committed Purchasers' voting power could have the effect of deterring or preventing a change in control of Reorganized Intermet.

     C.   RISKS ASSOCIATED WITH THE BUSINESSES

A discussion of factors that could negatively impact the Debtors' businesses are set forth in Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," to Intermet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.


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XIII. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF THE PLAN IS CONFIRMED

The following is a summary of certain U.S. federal income tax consequences to the Debtors and to certain Holders of Claims that are expected to result from implementation of the Plan. This discussion does not address the federal income tax consequences to Holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of Section 1126 of the Bankruptcy Code (i.e., Holders of Impaired Equity Interests in the Impaired Equity Debtors) or the consequences of the Plan to Holders who are deemed to have accepted the Plan (i.e., Holders of Priority Claims, Pre-Petition Lender Claims, Secured Claims other than Secured Claims against Wagner Castings, and Unimpaired Equity Interests in the Unimpaired Equity Debtors). Additionally, this summary does not address the federal income tax consequences of the Key Employee Rights Offering.

This discussion is based on the IRC, as amended, Treasury Regulations in effect (or, in some cases, proposed) on the date of this Disclosure Statement, and administrative and judicial interpretations thereof available on or before such date. All of the foregoing are subject to change, including changes which could apply retroactively and could affect the federal income tax consequences described below. There can be no assurance that the IRS will not take a contrary view with respect to one or more of the issues discussed below. No ruling has been applied for or received from the IRS with respect to any of the tax aspects of the Plan and no opinion of counsel has been requested or received by the Debtors with respect thereto.

The following summary is for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Holder. The tax consequences to Holders may vary based upon the individual circumstances of each Holder. This summary does not address the special tax considerations that may apply to Holders that are subject to special rules, such as foreign companies, nonresident alien individuals, S corporations, banks, financial institutions, broker-dealers, dealers or traders in securities who are subject to mark-to-market taxation, mutual funds, small business investment companies, regulated investment companies, insurance companies, tax-exempt organizations, Persons holding Claims as part of a hedging or conversion transaction, straddle, or other integrated transaction, Persons who have a "functional currency" other than the U.S. dollar, Persons who acquired an Equity Interest in connection with the performance of services, certain expatriates and former long-term residents of the United States, pass-through entities, or investors in pass-through entities. In addition, this discussion does not address any aspect of state, local or foreign taxation, or any estate or gift tax consequences of the Plan.

The following discussion assumes that the Plan will be implemented as described herein, and does not address the tax consequences if the Plan is not carried out. This discussion further assumes that the various debt and other arrangements to which the Debtors are parties and any Distributions and allocations provided for under the Plan will be respected for federal income tax purposes in accordance with their form or as described below.


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THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX, AND SUBJECT TO SIGNIFICANT
UNCERTAINTIES DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF HOLDING CLAIMS OR EQUITY INTERESTS AND OF THE PLAN.

     A.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

Intermet, the other Debtors, and certain of their corporate subsidiaries are members of an affiliated group of corporations (the "Intermet Tax Group") that join in the filing of consolidated federal income tax returns. The Intermet Tax Group has reported substantial consolidated net operating loss ("NOL") carryforwards for federal income tax purposes as of December 31, 2003, and expects to report tax losses for the taxable year that ended on December 31, 2004. Consequently, the Debtors expect the Intermet Tax Group to have NOL carryforwards to the year ended December 31, 2005 and, to the extent not used or eliminated in that year, to subsequent years. The amount of such NOLs and NOL carryforwards remains subject to review and adjustment by the IRS and to limitations imposed by Sections 108 and 382 of the IRC, as discussed below.

          1.   Cancellation Of Debt Income

Although the Debtors will realize cancellation of debt ("COD") income as a result of the discharge of Allowed Claims under the Plan, they will qualify for an exception under which the Debtors will be permitted to exclude the COD income from taxable income because they are debtors in cases under the Bankruptcy Code. However, the Debtors will be required to reduce certain of their tax attributes by the amount of the COD income so excluded. COD income is generally the amount by which the adjusted issue price of indebtedness discharged exceeds the amount of cash, the issue price of any debt instrument, and the fair market value of any other property given in exchange for the debt instrument. However, certain statutory or judicial exceptions can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction or the cancellation of the debt is treated as a purchase price adjustment).

Under the general rules of Section 108 of the IRC, the excluded COD income must generally be applied to reduce the Debtors' current year's NOL and NOL carryforwards, general business credits, minimum tax credits, capital loss carryovers, and the tax basis of their property, in that order. However, the Debtors can elect under Section 108(b)(5) of the IRC to apply the tax attribute reduction first to reduce the tax basis of the Debtors'


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depreciable property and then to reduce NOLs and certain other tax attributes.
It is unlikely that the Debtors will make this election. A reduction in tax attributes under the foregoing rules does not occur until the end of the taxable year or, in the case of an asset basis reduction, the first day of the taxable year following the taxable year, in which the COD income is realized.

Recently finalized regulations address the method for applying tax attribute reduction to an affiliated group of corporations that files consolidated returns (such as the Intermet Tax Group). Under these regulations, the tax attributes of each group member that is excluding COD income is first subject to reduction. These tax attributes include (1) consolidated attributes attributable to the debtor member, (2) tax attributes that arose in separate return limitation years of the debtor member, and (3) the tax basis of property of the debtor member. To the extent the debtor member's tax basis in stock of a lower-tier member of the affiliated group is reduced, a "look through rule" requires that a corresponding reduction be made to the tax attributes of the lower-tier member. To the extent that a debtor-member's excluded COD income exceeds its tax attributes, the regulations require the excess to be applied to the reduction of the remaining consolidated tax attributes of the affiliated group, including tax attributes of members other than the debtor members that arose or are treated as arising in certain separate return limitation years.

The Debtors expect the reduction in tax attributes that result from COD income produced by the Plan to include significant reductions in NOLs and the tax basis of non-depreciable, non-amortizable assets, and smaller reductions in the tax basis of current assets and depreciable or amortizable assets. However, the amount and allocation of tax attribute reduction remain subject to review and adjustment by the IRS.

If a member of the Intermet Tax Group (the "Parent Member") owns stock in another member of the Intermet Tax Group (the "Subsidiary Member") in which it has an "excess loss account" (generally, negative tax basis reflecting the Intermet Tax Group's use of debt-financed losses of the Subsidiary Member in excess of the Parent Member's investment in the stock of the Subsidiary Member), the Parent Member is required to include the excess loss account in its taxable income if it is considered to have disposed of the stock in the Subsidiary Member. A disposition will be considered to occur if, among other things, the Subsidiary Member excludes COD income which is not fully matched by a reduction in tax attributes of the Subsidiary Member and the Intermet Tax Group. Applicable Treasury regulations may limit the amount of losses of the Subsidiary Member and the Intermet Tax Group that can be used to offset such excess loss account income.

Several members of the Intermet Tax Group currently have excess loss accounts in Subsidiary Members. The Debtors expect that most if not all of these excess loss accounts will be eliminated by recapitalizing the Subsidiary Members. To the extent that an excess loss account of any Subsidiary Member cannot be eliminated, the Debtors believe that the Parent Member will be able to avoid a disposition of the Subsidiary Member's stock.


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Under existing law, COD income arising out of the cancellation of a debt of a member of an affiliated group (such as the Intermet Tax Group) by another member of the affiliated group is not eligible for exclusion from income under the bankruptcy exception described above. Thus, COD income resulting from the discharge of Intercompany Claims will be recognized, but is expected to be offset fully by the bad debt or other losses realized by Intermet Tax Group members with respect to such Intercompany Claims. It is anticipated that Claims against Debtors that are held by foreign Non-Debtor Affiliates will be satisfied by transfers (or offsets) of notes receivable or other claims against foreign Non-Debtor Affiliates. These transactions are not expected to generate significant amounts of COD income, but they are likely to produce other types of reportable income, including taxable foreign exchange gains.

          2. Limitation On Net Operating Loss Carryforwards And Other Tax Attributes

Under Section 382 of the IRC, if a corporation (or consolidated group) undergoes an "ownership change," and the corporation does not qualify for (or elects out of) a special bankruptcy exception described below, the amount of prechange losses (NOL carryforwards from periods before the ownership change and certain "built-in" losses and deductions that are economically accrued but unrecognized as of the date of the ownership change) that may be utilized to offset future taxable income is subject to an annual limitation (the "Annual Limitation").
Section 383 of the IRC extends and applies the Annual Limitation to carryforwards of general business credits, minimum tax credits, capital losses, and foreign tax credits, so that the total reduction in tax in a post-change year from the carryover of such additional items, along with the NOLs and recognized built-in losses, from pre-change periods is, in the aggregate, limited by the Annual Limitation.

The issuance of New Common Stock to Holders of certain Claims pursuant to the Plan, the purchase of New Common Stock pursuant to the Rights Offering, and/or the Restructuring Commitment Letter, and the cancellation of Equity Interests in Intermet will together constitute an ownership change of the Intermet Tax Group for purposes of IRC Section 382. Moreover, the Debtors are investigating whether an ownership change occurred in earlier years, which could limit the availability of certain loss and credit carryforwards from periods prior to any such earlier ownership change.

In general, the amount of the Annual Limitation to which a corporation (or consolidated group) that has undergone an ownership change is subject under IRC Sections 382 and 383 is equal to the product of (a) the fair market value of stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (subject to various adjustments), multiplied by (b) the highest of the adjusted federal long-term tax-exempt rates in effect for any month in the 3-calendar months ending with the month in which the ownership change occurs. Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. For any corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the stock value is generally determined immediately after (rather than before) the ownership change by


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taking into account the increase in stock value from the surrender or cancellation of any creditors' claims, with certain adjustments.

As noted, in addition to limiting the use of NOLs carried forward from periods prior to the ownership change, IRC Section 382 limits the deductibility of "built-in losses" recognized after the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of "built-in" income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and will be subject to the Annual Limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the Annual Limitation in the year recognized, thereby permitting the loss corporation (or consolidated group) to use its pre-change losses and credits against such built-in gains (or tax thereon) in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, the loss corporation's or consolidated group's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (a) $10 million or (b) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

Section 382(1)(5) of the IRC provides an exception (the "382 Bankruptcy Exception") to the Annual Limitation where the stockholders and "historic" creditors receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, its NOL carryforwards are required to be reduced by the amount of the debtor's interest deductions during the three taxable years preceding the taxable year in which the ownership change occurs and during the portion of the taxable year prior to and including the reorganization. The ownership change of Intermet on the Effective Date that results from the issuance of New Common Stock to eligible Holders of Claims pursuant to the Plan, the purchase of New Common Stock pursuant to the Rights Offering and/or the Restructuring Commitment Letter, and the cancellation of Equity Interests in Intermet, may qualify for the 382 Bankruptcy Exception. However, Intermet does not believe that the 382 Bankruptcy Exception will be advantageous to it and is not expected to make the election. Accordingly, the Projections assume that the Debtors' pre-change tax attributes will be subject to the Annual Limitation. If the Debtors determine that the requirements of the 382 Bankruptcy Exception are met and that it provides significant tax savings as compared to the Annual Limitation, the Debtors may choose to apply the 382 Bankruptcy Exception.


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          3.   Alternative Minimum Tax

A federal alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% tax rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing alternative minimum taxable income, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though for regular tax purposes a corporation might otherwise be able to offset all of its taxable income by NOL carryovers from prior years, it is generally not allowed to offset more than 90% of its taxable income for federal AMT purposes by available NOL carryforwards (as computed for AMT purposes).

If a corporation (or consolidated group) undergoes an "ownership change" within the meaning of IRC Section 382, the Section 382 rules discussed above (i.e., the Annual Limitation with 382 Bankruptcy Exception) also apply to its NOL carryforwards for AMT purposes. In addition, if the corporation is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's (or consolidated group's) tax basis in its assets must be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Although not entirely clear, it appears that the application of this basis reduction to the Debtors would be unaffected by whether the Debtors otherwise qualify for the 382 Bankruptcy Exception to the Annual Limitation.

Any AMT tax that a corporation pays is generally allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years to the extent the corporation is no longer subject to AMT.

     B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS

The U.S. federal income tax consequences to Holders of Claims arising from the Distributions to be made under the Plan may vary depending upon, among other things, the type of consideration received by the Holder in exchange for the indebtedness it holds, the nature of the indebtedness owing to it, whether the Holder is a corporation, whether the Holder has previously claimed a bad debt or worthless security deduction in respect of its Claim, whether such Claim constitutes a "security" for purposes of the reorganization provisions or other provisions of the IRC, whether the Holder is a resident of the United States for tax purposes, whether the Holder reports income on the accrual or cash basis, and whether the Holder receives Distributions under the Plan in more than one taxable year. In some cases, the modification of a Claim may represent for tax purposes an exchange of the Claim for a modified Claim, even though no actual transfer takes place. In addition, the tax consequences will depend on the actual implementation of the Plan as a taxable or tax-free reorganization.

          1.   Recognition Of Gain Or Loss

Under the Plan certain Holders of Impaired Claims will receive New Common Stock or Cash in exchange for their Claims. In addition, certain Holders of Impaired Claims will receive the Right to purchase New Common Stock pursuant to the Rights Offering. It is unclear, as a legal and factual matter, whether the receipt of the Rights, or the acquisition


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of New Common Stock pursuant to the exercise of such Rights, will be deemed to be additional consideration received in exchange for their Claims. Accordingly, each Holder should consult its own tax advisor as to whether the Holder is required to take the Rights into account in computing any gain or loss realized from the Plan. The remainder of this discussion assumes that the Rights are treated as consideration received in the exchange.

The receipt of New Common Stock and Rights in exchange for Claims against Intermet (but not against any subsidiary) that constitute "securities" (within the meaning of the reorganization provisions of the IRC) pursuant to the Plan will constitute a recapitalization and a reorganization within the meaning of
Section 368(a)(1)(E) of the IRC. A Holder who receives New Common Stock and Rights in an exchange qualifying as a reorganization will not recognize gain or loss on such exchange, except that income or loss may be reportable in respect of unpaid interest that accrued during such Holder's holding period. See Section XIII.B.2., "Distributions in Discharge of Accrued but Unpaid Interest," for more information. The aggregate tax basis of New Common Stock and Rights that are received by a Holder in an exchange treated as a reorganization for tax purposes will equal the Holder's tax basis in his Claim (allocated between the New Common Stock and the Rights in proportion to their fair market values), and the holding period of such New Common Stock and Rights will include the period for which the Holder held the Claim surrendered in exchange therefor, provided such Claim is held as a capital asset at the time of the exchange.

There is no precise definition under the tax law of what constitutes a "security" for purposes of determining whether the receipt of New Common Stock and Rights under the Rights Offering in exchange for Claims is a "reorganization", and all facts and circumstances pertaining to the origin and character of a Claim are relevant in determining its status. A prominent factor that courts have relied upon in determining whether a debt instrument constitutes a "security" is the term of the instrument, i.e., the longer the term of the debt instrument, the more likely it is a "security." Each Holder of a Claim should consult its own tax advisor to determine whether its Claim constitutes a "security" for federal income tax purposes and whether reorganization treatment may be applicable to it.

Each Holder of a Claim who receives New Common Stock and Rights in an exchange not qualifying as a reorganization (including any Holder of a Claim against a subsidiary of Intermet), and each Holder of a Claim who receives Cash with respect to such Claim, will recognize gain or loss equal to the difference between (i) such Holder's amount realized in respect of its Claim, which is the amount of Cash and the fair market value of any property (including New Common Stock and Rights) received by the Holder in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest) and (ii) the Holder's adjusted tax basis in its Claim (other than basis attributable to any Claim for accrued but unpaid interest). See Section XIII.B.2., "Distributions in Discharge of Accrued but Unpaid Interest," for more information. The tax basis of New Common Stock and Rights received by a Holder who is required to report gain or loss under these rules will be the fair market value of such New Common Stock and Rights on


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the Effective Date, and the holding period of the New Common Stock and Rights will commence the day following the Effective Date.

Where gain or loss is recognized by a Holder of a Claim in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the Holder can claim a bad debt deduction.

Subject to certain limitations, IRC Section 166 and the regulations thereunder allow a deduction for a debt which becomes worthless, or in some cases partially worthless, during the year. The amount of the bad debt deduction is limited to the Creditor's tax basis in the indebtedness underlying the Claim. No deduction is allowed under IRC Section 166 for a debt evidenced by a "security" as defined in IRC Section 165(g)(2)(C). Instead, IRC Section 165(g) provides that if a security which is a capital asset becomes worthless during a year, the loss resulting therefrom is treated as a loss from the sale or exchange, on the last day of the taxable year, of a capital asset. For this purpose, the term "security" is defined in IRC Section 165(g)(2)(C) as a bond, debenture, note, or certificate, or other evidence of indebtedness, issued by a corporation, with interest coupons or in registered form. Holders of Claims are urged to consult their tax advisors with respect to their ability to take a bad debt deduction.

A Holder who purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC, under which gain from the disposition of the Claim may be characterized as ordinary income to the extent of the market discount that is deemed to have accrued under those rules.

Holders of General Unsecured Claims are urged to consult their tax advisors to determine the character of any gain or loss recognized in connection with the implementation of the Plan.

          2.   Distributions In Discharge Of Accrued But Unpaid Interest

In general, to the extent that money or property (including New Common Stock and Rights) received by a Holder of a General Unsecured Claim is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the Holder as interest income (if not previously included in the Holder's gross income). Conversely, such a Holder will recognize a deductible loss to the extent any accrued interest claimed or amortized OID was previously included in its gross income and is not paid in full. It is unclear whether a Holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss, rather than an ordinary loss. Holders of claims for accrued interest including amortized OID should consult their own tax advisors.

Pursuant to the Plan, all Distributions in respect of any Claim will be allocated first to the principal amount of such Claim and thereafter, to accrued but unpaid interest, if any.


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However, there is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

Each Holder of a General Unsecured Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of previously included unpaid interest and OID for tax purposes.

          3.   Exercise Of Rights

A Holder will not recognize gain or loss upon the exercise of Rights. The basis of the New Common Stock acquired through a Holder's exercise of such Rights will be equal to the price paid for the New Common Stock acquired by the exercise of the Rights, plus the basis of such Rights, if any. The holding period for the New Common Stock acquired through the exercise of Rights will begin on the day after the New Common Stock is acquired.

     C.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF NEW COMMON STOCK

          1.   U.S. Holders

The following is a description of the principal U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership, and disposition of New Common Stock. This description addresses only the U.S. federal income tax considerations of Holders that will receive New Common Stock under the Plan and that will hold such New Common Stock as capital assets. For purposes of this description, a "U.S. Holder" is a beneficial owner of New Common Stock that, for U.S, federal income tax purposes, is:

          - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States under the "substantial presence" test set forth in IRC
               Section 7701(b);

          - a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

          - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

          - a trust if (1) the trust validly elects to be treated as a United States person for U.S. federal income tax purposes or (2) a U.S. court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust.

A "Non-U.S. Holder" is a beneficial owner of New Common Stock that is not a U.S. Holder.


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If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds New Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences.

          2.   Dividends And Other Distributions

The gross amount of any distribution by Reorganized Intermet of Cash or property with respect to the New Common Stock, other than tax-free stock dividends, spin-offs, and distributions in redemption of stock or in complete or partial liquidation, will be includible in income by a U.S. Holder as dividend income when received or accrued (in accordance with the holder's method of accounting) to the extent such distributions are paid out of the current or accumulated earnings and profits of Reorganized Intermet as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any distribution by Reorganized Intermet exceeds Reorganized Intermet's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder's adjusted tax basis in the New Common Stock and thereafter as gain from an exchange of the stock (which is capital gain if the stock is held as a capital asset).

Under current law, noncorporate U.S. Holders will be taxed on dividends paid by Reorganized Intermet in taxable years beginning on or before December 31, 2008 at the lower rates applicable to long-term capital gains if such individuals satisfy certain holding period and risk requirements. Holders should consult their own tax advisors regarding the rate at which dividend income will be taxed, based on their circumstances.

Subject to certain limitations, a corporate U.S. Holder will generally be eligible for the dividends received deduction, but the benefit of such deduction may be reduced by the AMT. Corporate U.S. Holders should consult their tax advisor regarding the availability of, and limitations on, the dividends received deduction.

Distributions made on New Common Stock held by a Non-U.S. Holder (other than dividends that are effectively connected to a U.S. trade or business of the Non-U.S. Holder) will generally be subject to withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding under a treaty or by virtue of the dividend's connection with a U.S. trade or business, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to the benefits of the treaty, or W-8ECI certifying its connection with a U.S. trade or business, which forms must be updated periodically. A Non-U.S. Holder that is claiming the benefits of an income tax treaty may be required in certain circumstances to provide a taxpayer identification number or certain documentary evidence to prove residence in the treaty country.

          3.   Sale Or Exchange Of Reorganized Intermet Common Stock


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A U.S. Holder generally will recognize gain or loss on the sale or exchange of
New Common Stock equal to the difference between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in the New Common Stock. Such gain or loss will be capital gain or loss if the stock is held as a capital asset. However, in any case where a Holder claims a bad debt deduction under IRC Section 166 or other ordinary loss with respect to the Claim exchanged for the New Common Stock, or uses the cash method of accounting and does not include in taxable income the amount that would have been included had the Claim been paid in full, gain from the subsequent sale or exchange of the New Common Stock will be "recaptured" as ordinary income to the extent of the previously allowed deduction or excluded income, reduced in each case by any income recognized by the Holder on receipt of the New Common Stock in exchange for the Claim.

Under current law, the maximum marginal U.S. federal income tax rate applicable to long term capital gain of a noncorporate U.S. Holder is lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period for such New Common Stock exceeds one year.

Subject to the discussion in Section XIII.B.4., "Backup Withholding Tax and Information Reporting Requirements," a Non-U.S. Holder of New Common Stock generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such New Common Stock unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, (2) in the case of any gain realized by an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met, (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to expatriates; or (4) Reorganized Intermet is or has been a U.S. real property holding corporation within the meaning of IRC Section 897 within the shorter of the five-year period preceding the sale, exchange or other disposition of the New Common Stock or the period the Non-U.S. Holder held the New Common Stock. It is not anticipated that Reorganized Intermet will be treated as a U.S. real property holding corporation for U.S. federal income tax purposes.

If a Non-U.S. Holder of New Common Stock is engaged in a trade or business in the United States, and gain from the sale of New Common Stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder may be subject to tax on such gain in the same manner as a U.S. Holder. Non-U.S. Holders should consult their tax advisors with regard to U.S. taxation of gain from the sale of New Common Stock.

          4.   Backup Withholding Tax And Information Reporting Requirements

United States backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate Holders of Intermet common stock or Claims. Information reporting generally will apply to payments under the Plan of interest, compensation and other reportable payments to Holders of Claims, and payments of dividends on or proceeds from the sale or redemption of, New Common Stock made


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within the United States to a Holder of New Common Stock or a Holder of a Claim,
other than an exempt recipient, such as a corporation or non-United States
Person that provides an appropriate certification. A payor will be required to withhold backup withholding tax from any such payment to a Holder, if the Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for years 2003 through 2010.

In the case of such payments made within the United States to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of certain U.S. Treasury Regulations) that are not effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust, or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a United States Person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

          5.   Importance Of Obtaining Professional Tax Advice

THE FOREGOING DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED HEREIN. THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND UNCERTAIN AND MAY VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN BASED ON ITS OWN PARTICULAR CIRCUMSTANCES.


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XIV. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

     A.   FEASIBILITY OF THE PLAN

In connection with Confirmation of the Plan, Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, unless proposed by the Plan. This is the so-called "feasibility" test. The Debtors believe that with a de-leveraged capital structure their businesses will return to viability. The decrease in the amount of debt on Reorganized Intermet's balance sheet will significantly reduce interest expense and principal requirements. Based on the terms of the Plan, at emergence Reorganized Intermet will have approximately $190 million of debt, including amounts funded under the Exit Financing Facility, in contrast to more than $400 million of debt prior to the restructuring (before considering accrued interest).

As described in detail in Section IX, "Effect Of Confirmation And Implementation Of The Plan," the Reorganized Debtors will enter into, on the Effective Date, the Exit Financing Facility in order to repay in full the DIP Facility Claims and to make other payments required to be made on the Effective Date. The Debtors initiated discussions with potential exit lenders in early 2005 and received initial proposals for the financing by such exit lenders in March. As of the date of publication of this Disclosure Statement, the Debtors have either received or expect to receive shortly from one or more lenders final commitment letters with regard to the Exit Financing Facility. The Debtors are seeking commitments for approximately $260 million for the Exit Financing Facility, not all of which they expect to be drawn on the Effective Date, as indicated in the Projections.

To support their belief in the feasibility of the Plan, the Debtors have prepared the Projections for the period from 2005 through 2009. The Professionals have not performed an independent investigation of the accuracy or completeness of such financial Projections and disclaim any responsibility for or liability with respect to such Projections. SEE EXHIBIT G - "PROJECTED FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS."

The Projections indicate that Reorganized Intermet should have sufficient cash flow to make the payments required under the Plan on the Effective Date and to repay and service its post-Confirmation debt obligations and to maintain its operations during this period. Accordingly, the Debtors believe that the Plan complies with the standard of Section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Projections or as to Reorganized Intermet's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside of the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. As discussed elsewhere in this Disclosure Statement, there are


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numerous circumstances that may cause actual results to vary from the projected results, and the variations may be material and adverse. SEE SECTION XII - "CERTAIN FACTORS TO BE CONSIDERED" for a discussion of certain risk factors that may affect financial feasibility of the Plan.

THE PROJECTIONS ARE QUALIFIED BY AND SUBJECT TO THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED HEREIN. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE SEC, AICPA OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS REFERENCED IN THIS DISCLOSURE STATEMENT. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN, AND WILL NOT BE, AUDITED BY THE DEBTORS' INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED UNDER THE HEADINGS "OPERATIONS OF THE DEBTORS," AND "CERTAIN FACTORS TO BE CONSIDERED," AND THE OTHER INFORMATION CONTAINED IN EXHIBITS G & H -"PROJECTED FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS" AND "SELECTED HISTORICAL FINANCIAL INFORMATION."

     B.   BEST INTERESTS TEST

Even if the Plan is accepted by each class of Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all Classes of Creditors and Equity Interest Holders. The "best interests" test requires that the Bankruptcy Court find either that all members of an Impaired Class of Claims or Equity Interests have accepted the Plan or that the Plan will provide each member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

To calculate the Distribution to members of each Impaired Class of Holders of Claims and Interests if the Debtors were liquidated, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtors' assets if the Cases were converted to Chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a sale of the Debtors' Assets by a Chapter 7


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trustee and the cash held by the Debtors at the time of the commencement of the
Chapter 7 cases.

The amount of liquidation value generated from the liquidation of the Debtors' Assets and properties would be reduced by the amount of any Claims secured by such Assets and the costs and expenses of liquidation, as well as by other administrative expenses and costs (including any break-up or termination fees approved by the Bankruptcy Court) of both the Chapter 7 cases and the Chapter 11 Cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases and litigation costs and claims arising from the operations of the Debtors during the pendency of the Cases. The liquidation itself could trigger certain priority payments that otherwise would be due in the ordinary course of business. The priority claims which may arise in liquidation cases would be paid in full from the liquidation proceeds before the balance would be made available to pay pre-Chapter 11 priority and general Claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of any Executory Contracts and unexpired leases and thereby create higher amounts of General Unsecured Claims.

In applying the "best interests" test, it is possible that Claims and Interests in the Chapter 7 cases may not be classified according to the seniority of such Claims and Interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-Chapter 11 unsecured Claims which have the same rights upon liquidation would be treated as one Class for purposes of determining the potential distributions of the liquidation proceeds resulting from the Debtors' Chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no Class of Claims that is contractually subordinated to another Class would receive any payment on account of its Claims, unless and until such senior Class were paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of secured Creditors and priority claimants, it must determine the probable distribution to General Unsecured Creditors from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the Distributions to be received by such Creditors under the Plan, then the Plan is not in the best interests of Creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis, the Debtors currently believe that each Holder of Claims in an Impaired Class will likely receive at least as much under the Plan as they would receive if the Debtors were liquidated, and


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that the Plan should therefore meet the requirements of Section 1129(a)(7) of the Bankruptcy Code.

     C.   CHAPTER 7 LIQUIDATION ANALYSIS

As noted above, the Debtors believe that under the Plan all Claims against any of the Debtors will receive property with a value not less than the value such Holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily on:

(i) consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for Distribution to Holders of Claims and Equity Interests, including:

     - The increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, all of which take priority over Chapter 11 expenses

     - The erosion in value of assets in a Chapter 7 case in the context of the rapid liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail,

     - The adverse effects on the Debtors' businesses as a result of the likely departure of key employees and the probable loss of customers,

     - The substantial increases in Claims, such as estimated contingent Claims, which would be satisfied on a priority basis or on parity with existing Claims against the Debtors, and

     - The substantial delay in Distributions to the Holders of Claims and Equity Interests that would likely ensue in a Chapter 7 liquidation; and

(ii) the Liquidation Analysis prepared by the Debtors and described below, which is attached hereto as Exhibit F.

The Liquidation Analysis is provided solely to discuss the effects of a hypothetical Chapter 7 liquidation of the Debtors and is subject to the assumptions set forth herein. The Liquidation Analysis has not been independently audited or verified and there can be no assurance that such assumptions would be accepted by the Bankruptcy Court.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be available to Creditors if the Debtors were liquidated in Chapter 7 proceedings. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control the Debtors and their management. Accordingly, while the Liquidation Analysis is necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if the Debtors were in fact liquidated, nor can there be any assurance that the


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Bankruptcy Court would accept this analysis or concur with such assumptions in making its determinations under Section 1129(a) of the Bankruptcy Code. Because the actual proceeds from the liquidation of the Debtors could be materially lower or higher than the amounts set forth below, no representation or warranty can be or is being made with respect to the actual proceeds that could be received in a Chapter 7 liquidation of the Debtors. The Liquidation Analysis was prepared solely for purposes of estimating proceeds available in Chapter 7 liquidations of the Estates and does not represent values that may be appropriate for any other purpose. Nothing contained in these valuations is intended to or may constitute a concession or admission of the Debtors for any other purpose. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The table in Exhibit F details the computation of the Debtors' liquidation value and the estimated distributions to Holders of Impaired Claims in a Chapter 7 liquidation of the Debtors. The Liquidation Analysis was prepared by Lazard and the Debtors' management based upon the Debtors' North American unaudited balance sheets of each of the Debtors as of December 31, 2004. The Liquidation Analysis assumes that the actual December 31, 2004, balance sheets, on which the analysis is based, is a proxy for the balance sheets on the date on which a liquidation would commence. The Liquidation Analysis also assumes that the liquidation of the Debtors would be shepherded by a Bankruptcy Court-appointed trustee and would continue for approximately six to nine months (the "Liquidation Period"), during which time all of the Debtors' major Assets would either be sold or conveyed to the respective Lien Holders and the cash proceeds, net of liquidation-related costs, would be distributed to Creditors. Although some of the Debtors' assets might be liquidated during a shorter period of time, other assets may be more difficult to collect or sell, thus expanding the Liquidation Period.

During the Liquidation Period, the Debtors' receivables would be collected and other assets would be sold in a commercially reasonable manner. If the Debtors failed to perform under existing contracts, massive setoffs would ensue. In the Liquidation Analysis, the liquidation values of certain assets were determined by general classes of assets by disposition. The Liquidation Analysis was performed on the Debtors' North American operations, and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code Sections 726 and 1129(b). The Liquidation Analysis does not assume proceeds from recoveries of any Avoidance Actions or other Causes of Action. The Liquidation Analysis does not assume proceeds from recoveries resulting from bank Liens on assets held outside of the Debtors and its subsidiaries. Additionally, the Liquidation Analysis does not assume proceeds from litigation which may provide awards in favor of the Debtors. These claims could have substantial value.

In summary, subject to all of the assumptions, conditions, and limitations set forth above, the Debtors believe that Chapter 7 liquidations of the Debtors could result in a diminution in the value to be realized by the Holders of Claims and, as set forth in the table found in


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Exhibit F, the Debtors' management estimates that in a liquidation, the Holders of General Unsecured Claims would not receive distributions on such claims.

XV.  SOLICITATION OF THE PLAN

     A.   PARTIES IN INTEREST ENTITLED TO VOTE

Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of the bankruptcy); reinstates the maturity of such claim or interest as it existed before the default; compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Generally, subject to other restrictions of the Bankruptcy Code and the procedures approved by the court with respect to solicitation of confirmation of the plan, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

By signing and returning the Ballot, each Holder of a Class 3a, 4, 4a, 4b, 4c or 5 Claim will also be confirming that (i) such Holder and/or legal and financial advisors acting on its behalf has had the opportunity to ask questions of and receive answers from the Debtors concerning the terms of the Plan, the businesses of the Debtors and other related matters, (ii) the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder, (iii) except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan; and (iv) if such Creditor elects to receive New Common Stock, they agree to be bound by the Stockholders' Agreement as described in Section II.B., above.

By signing and returning the Ballot each Holder of a Class 4, 4a, 4b, 4c or 5 Claim also acknowledges that the securities being offered pursuant to the Plan are not being offered pursuant to a registration statement filed with the SEC and represents that any such securities will be acquired for its own account and not with a view to any distribution of


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such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan such securities will be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code and may be resold by the holders thereof subject to the provisions of such
Section 1145 and the Stockholders' Agreement.

     B.   CLASSES IMPAIRED UNDER THE PLAN

Pursuant to Section 1126 of the Bankruptcy Code, Classes 3a, 4, 4a, 4b, 4c, and 5 are entitled to vote to accept or reject the Plan. Further, pursuant to
Section 1126 of the Bankruptcy Code, each Unimpaired Class of Claims (Classes 1, 2, 3 and 6a) is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. In addition, because Holders of Class 6b Impaired Equity Interests will not receive or retain any property under the Plan on account of their interests, Holders of Class 6b Claims are deemed to have rejected the Plan and are not entitled to vote.

     C.   WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Balloting Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of Ballots must be delivered to the Balloting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

     D.   WITHDRAWAL OF BALLOTS; REVOCATION

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Balloting Agent in a timely manner at the address set forth below. The Debtors intend to consult with the Balloting Agent to determine whether any withdrawals of Ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Balloting Agent will not be effective to withdraw a previously cast Ballot.

Any party who has previously submitted to the Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Balloting Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date of receipt by the Balloting Agent will he counted for purposes of determining whether the requisite acceptances have been received.

     E.   FURTHER INFORMATION; ADDITIONAL COPIES

          1.   HOLDERS OF IMPAIRED CLAIMS

If you have any questions or require further information about the voting procedure or voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Balloting Agent at WWW.ADMINISTAR.NET or by telephone at (904) 807-3023.

XVI. CONCLUSION

THE DEBTORS [AND THE CREDITORS' COMMITTEE] BELIEVE THAT THE PLAN REPRESENTS THE MOST VALUE TO THE DEBTORS' CREDITORS. THEY URGE EACH CREDITOR TO VOTE IN FAVOR OF THE PLAN.

                         (signatures start on next page)

DATED: AUGUST 5, 2005

    Signature Pages For Amended Disclosure Statement Of Intermet Corporation
         And Certain Of Its Domestic Subsidiaries Dated August 5, 2005


                             INTERMET CORPORATION,
                                a Georgia corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             ALEXANDER CITY CASTING COMPANY, INC.,
                                an Alabama corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             CAST-MATIC CORPORATION,
                                a Michigan corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             COLUMBUS FOUNDRY, L.P.,
                                a Delaware limited partnership

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President, Intermet U.S. Holding, Inc.
                                     General Partner
                                    --------------------------------------------

                             DIVERSIFIED DIEMAKERS, INC.,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------


                             GANTON TECHNOLOGIES, INC.,
                                an Illinois corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

        Signature Pages For Disclosure Statement Of Intermet Corporation
          And Certain Of Its Domestic Subsidiaries Dated June 27, 2005


                             INTERMET HOLDING COMPANY,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             INTERMET ILLINOIS, INC.,
                                an Illinois corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             INTERMET INTERNATIONAL, INC.,
                                a Georgia corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             INTERMET U.S. HOLDING, INC.,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             IRONTON IRON, INC.,
                                an Ohio corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------


                             LYNCHBURG FOUNDRY COMPANY,
                                a Virginia corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

        Signature Pages For Disclosure Statement Of Intermet Corporation
          And Certain Of Its Domestic Subsidiaries Dated June 27, 2005


                             NORTHERN CASTINGS CORPORATION,
                                a Georgia corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             SUDBURY, INC.,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             SUDM, INC.,
                                a Michigan corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             TOOL PRODUCTS, INC.,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                             WAGNER CASTINGS COMPANY,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------


                             WAGNER HAVANA, INC.,
                                a Delaware corporation

                                By: /s/ Alan J. Miller
                                    -----------------------
                                Its: Vice President
                                    -----------------------

                                                                       EXHIBIT A


                    Debtors' Amended Plans of Reorganization
------------------------------------------------------------------------------

The Amended Plans of Reorganization are filed herewith as Exhibit 99.1 to this Form 8-K.

                                                                       EXHIBIT B



                           Corporate Structure Chart

          ------------------------------------------------------------

Internet Corporation - Organizational Chart





[ORGANIZATIONAL CHART]

                                                                      EXHIBIT B1


                    Post-Emergence Corporate Structure Chart
                    ----------------------------------------

                              Intermet Corporation
                       Domestic Structure - Post Emergence



                             [ORGANIZATIONAL CHART]

                                                                       EXHIBIT C


                          List of Debtors' Properties
                          ---------------------------

FERROUS METALS SEGMENT


                                       OWNED/                                          APPROXIMATE                      APPROXIMATE
          NAME           LOCATION      LEASED      TYPE OF PRODUCTS                   SQUARE FOOTAGE                     LAND AREA
          ----           --------      ------      ----------------                   --------------                    -----------
ARCHER CREEK FOUNDRY   LYNCHBURG, VA    OWNED     DUCTILE IRON CASTINGS     234,000 SQ. FT. MANUFACTURING FACILITY        184 ACRES
                                                                            19,000 SQ. FT. OFFICE SPACE
                                                                            110,000 SQ. FT. WAREHOUSE SPACE

COLUMBUS FOUNDRY       COLUMBUS, GA     LEASED    DUCTILE IRON CASTINGS     235,000 SQ. FT. MANUFACTURING FACILITY          9 ACRES

COLUMBUS MACHINING     MIDLAND, GA      OWNED     MACHINED & ASSEMBLED      109,000 SQ. FT. MANUFACTURING FACILITY         40 ACRES
                                                  COMPONENTS

DECATUR FOUNDRY        DECATUR, IL      OWNED     DUCTILE IRON CASTINGS     373,000 SQ. FT. MANUFACTURING FACILITY         30 ACRES

HIBBING FOUNDRY        HIBBING, MN      OWNED     DUCTILE IRON CASTINGS     47,000 SQ. FT. MANUFACTURING FACILITY          11 ACRES

NEUNKIRCHEN FOUNDRY    NEUNKIRCHEN,     OWNED     DUCTILE IRON CASTINGS     237,000 SQ. FT. MANUFACTURING FACILITY         16 ACRES
                       GERMANY

NEW RIVER FOUNDRY      RADFORD, VA      OWNED     DUCTILE IRON CASTINGS     176,000 SQ. FT. MANUFACTURING FACILITY         35 ACRES

PORTO FOUNDRY          MAIA, PORTUGAL   OWNED     IRON CASTINGS             217,000 SQ. FT. MANUFACTURING FACILITY         12 ACRES

UECKERMUNDE FOUNDRY    UECKERMUNDE,     OWNED     DUCTILE AND GRAY IRON     134,000 SQ. FT. MANUFACTURING FACILITY         13 ACRES
                       GERMANY                    CASTINGS

LIGHT METALS SEGMENT











                                         OWNED/                                              APPROXIMATE                APPROXIMATE
     NAME               LOCATION         LEASED       TYPE OF PRODUCTS                     SQUARE FOOTAGE                LAND AREA
     ----               --------         ------       ----------------                     --------------               -----------
HANNIBAL PLANT        HANNIBAL, MO       OWNED     MAGNESIUM DIE CASTINGS       58,000 SQ. FT. MANUFACTURING FACILITY     20 ACRES

JACKSON PLANT         JACKSON, TN        LEASED    PRECISION-ENGINEERED,        120,000 SQ. FT. MANUFACTURING             23 ACRES
                                                   CLOSE-TOLERANCE, ALUMINUM    FACILITIES (2 BUILDINGS)
                                                   DIE CASTINGS

MINNEAPOLIS           MINNEAPOLIS, MN    OWNED     PRECISION-ENGINEERED,        98,000 SQ. FT. MANUFACTURING FACILITY      9 ACRES
                                                   CLOSE-TOLERANCE, ALUMINUM
                                                   DIE CASTINGS

MONROE CITY PLANT     MONROE CITY, MO    OWNED     ALUMINUM AND ZINC DIE        140,000 SQ. FT. MANUFACTURING             23 ACRES
                                                   CASTINGS                     FACILITIES (MULTIPLE BUILDINGS)

PALMYRA PLANT         PALMYRA, MO        OWNED     MAGNESIUM DIE CASTINGS       164,000 SQ. FT. MANUFACTURING FACILITY    15 ACRES

PULASKI PLANT         PULASKI, TN        OWNED     ALUMINUM DIE CASTINGS        115,000 SQ. FT. MANUFACTURING FACILITY    25 ACRES

RACINE MACHINING      RACINE, WI         OWNED     MACHINED AND ASSEMBLED       155,000 SQ. FT. MANUFACTURING FACILITY    60 ACRES
                                                   COMPONENTS                   24,000 SQ. FT. OFFICE BUILDING (VACANT)

RACINE PLANT          RACINE, WI         OWNED     ALUMINUM DIE CASTINGS        178,000 SQ. FT. MANUFACTURING FACILITY    17 ACRES

STEVENSVILLE PLANT    STEVENSVILLE, MI   OWNED     ALUMINUM PRESSURE/           58,000 SQ. FT. MANUFACTURING FACILITY      3 ACRES
                                                   COUNTER-PRESSURE CASTINGS

OTHER


                                          OWNED/                                             APPROXIMATE                 APPROXIMATE
       NAME               LOCATION        LEASED         OPERATIONS                        SQUARE FOOTAGE                 LAND AREA
       ----               --------        ------         ----------                        --------------                 ---------
CENTRAL PATTERN SHOP    LYNCHBURG, VA     OWNED    PATTERN CONSTRUCTION AND     17,000 SQ. FT. MANUFACTURING FACILITY
                                                   MAINTENANCE

FLIGHT OPERATIONS       WATERFORD, MI     LEASED   OFFICE/HANGAR FACILITY

EXECUTIVE OFFICES       TROY, MI          LEASED   CORPORATE HEADQUARTERS       33,000 SQ. FT. OFFICE FACILITY
(UNTIL APPROXIMATELY
10/31/05)

EXECUTIVE OFFICES       TROY, MI          LEASED   CORPORATE HEADQUARTERS       35,619 SQ. FT. OFFICE FACILITY
(AFTER APPROXIMATELY
10/31/05)

EUROPE HEADQUARTERS     SAARBRUCKEN,      LEASED   EUROPEAN CORPORATE OFFICES   8,000 SQ. FT. OFFICE FACILITY
                        GERMANY

FORMER ADDISON PLANT    ADDISON, IL       OWNED    FORMER ADDISON PLANT         47,000 SQ. FT. VACANT                      2 ACRES
                                                                                MANUFACTURING FACILITY

FORMER ALEXANDER CITY   ALEXANDER CITY,   OWNED    FORMER ALEXANDER CITY        VACANT                                     9 ACRES
PLANT                   AL                         PLANT

FORMER IRONTON          IRONTON, OH       OWNED    FORMER IRONTON FOUNDRY       25,000 SQ. FT. VACANT OFFICE FACILITY     25 ACRES
FOUNDRY

FORMER RADFORD          RADFORD, VA       OWNED    FORMER RADFORD FOUNDRY       VACANT                                   113 ACRES
FOUNDRY

MANAGEMENT              COLUMBUS, GA      LEASED   OFFICES & DATA CENTER        10,000 SQ. FT. OFFICE FACILITY
INFORMATION SYSTEMS

RESEARCH FOUNDRY        LYNCHBURG, VA     OWNED    RESEARCH FACILITY            10,000 SQ. FT. RESEARCH BUILDING

                                         OWNED/                                        APPROXIMATE                      APPROXIMATE
       NAME              LOCATION        LEASED           OPERATIONS                  SQUARE FOOTAGE                     LAND AREA
       ----              --------        ------           ----------                  --------------                    -----------
TECHNICAL CENTER      LYNCHBURG, VA      LEASED      DESIGN & ENGINEERING,     22,000 SQ. FT. OFFICE/TESTING FACILITY
                                                     TECHNICAL SUPPORT

                                                                       EXHIBIT D



                           List of Pending Litigation
                           --------------------------

CASE CAPTION               DESCRIPTION                     DEBTORS
------------               -----------                     -------
Compass Bank v. Intermet   Action to recover possession    Intermet Corporation
Corporation                of machining center by a bank
Muscogee County, Georgia.  alleging a lien that has
                           priority over the purchaser.

Factory Mutual Insurance   Claim by subrogated insurer of  Intermet Corporation,
v. Intermet                a customer for damages of       Intermet International, Inc
International, Inc.,       approximately $2.2 million for
et al.                     breach of contract for failure
U.S. District Court for    to deliver product.
the Western District of
Virginia

Intermet v. American       Complaint for declaratory       Intermet Corporation,
Axle, et al.               judgment that no amounts are    Intermet International, Inc.
Oakland County, Mi.        owing in the above-described
                           case titled Factory Mutual
                           Insurance v. Intermet
                           International, Inc.

Lemelson Foundation v.     Claim for patent infringement   Intermet Corporation
Butler Mfg. et al.         of bar coding and machine
U.S. District Court        vision patents.
for the District
of Arizona.

Parrish, Inc. v.           Complaint to recover alleged    Intermet Corporation
Intermet Corporation       transportation costs of
St. Clair County,          approximately $65,000
Illinois                   incurred by plaintiff
                           trucking company.

Spanhook v. Intermet       Injury claim by employee of     Intermet Corporation,
Corporation                contractor due to condition     Wagner-Havana, Inc.
Macon County, Illinois     of premises.

Merchut v. Frisby          Complaint alleging age and      Intermet Corporation,
P.M.C., Inc.               national origin                 Intermet Illinois, Inc.
U.S. District Court for    discrimination.
the Northern District
of Illinois

CASE CAPTION               DESCRIPTION                     DEBTORS
------------               -----------                     -------

Ramos v.                   Complaint alleging sexual       Intermet Corporation,
Intermet Corporation       harassment.                     Northern Castings
et al.                                                     Corporation
U.S. District Court for
the District
of Minnesota

Moore, et al. v.           Complaint alleging injury       Lynchburg Foundry
Airco, Inc.                due to asbestos exposure.       Company
et al.
Fulton County, Ga.

Colopy, et al. v.          Age discrimination complaint    Intermet Corporation,
Intermet Corporation       brought by two employees.       Intermet
U.S. District Court for                                    International, Inc.
the Middle District of
Georgia

Huffman v. Frisby          Complaint for alleged           Intermet Corporation,
P.M.C., Incorporated,      wrongful termination.           Intermet Illinois,
et al.                                                     Inc.
Cook County, Illinois

UAW v. Cast-Matic          Appeal to National Labor        Cast-Matic
National Labor             Relations Board from            Corporation
Relations Board            administrative law judge
                           decision granting bargaining
                           order in favor of UAW.

UAW v. Cast-Matic          Unfair labor practice           Cast-Matic
National Labor             charges.                        Corporation
Relations Board

Edwards, et al. v.         Alleged injury due to           Intermet Corporation,
Air Products and           exposure to benzene.            Wagner Castings
Chemicals. Inc., et al.                                    Company
Madison County, Illinois

Johnson v. Air Products    Alleged injury due to           Intermet Corporation,
and Chemicals. Inc.,       exposure to benzene.            Wagner Castings
et al.                                                     Company
Madison County, Illinois

CASE CAPTION               DESCRIPTION                     DEBTORS
------------               -----------                     -------

McDonald, et al. v. Air    Alleged injury due to           Intermet Corporation,
Products and Chemicals.    exposure to benzene.            Wagner Castings
Inc. et al,                                                Company
Madison County, Illinois

O'Brien, et al. v.         Alleged injury due to           Intermet Corporation,
Air Products and           exposure to benzene.            Wagner Castings
Chemicals, Inc.. et al.                                    Company
Madison County, Illinois

Rose, et al. v.            Alleged injury due to           Intermet Corporation,
Air Products and           exposure to benzene.            Wagner Castings
Chemicals. Inc., et al.                                    Company
Madison County, Illinois

Financial Federal          Alleged damages for quantum     Intermet Corporation
Credit, Inc. v.            meriut, unjust enrichment
Intermet Corporation       etc. arising from use of
U.S. District Court for    machining center at Columbus
the Northern District of   Machining plan.
Georgia

Huffman v. Frisby P.M.C.,  Alleged wrongful                Intermet Corporation,
Incorporated, et al.       termination.                    Intermet Illinois,
Cook County, Illinois                                      Inc.

Fitch v. Waste             Wrongful death action           SUDM, Inc.,
Management. Inc., et al.   against SDB, Inc./Accurate      successor to
Orange County, Florida     Industries.                     SDB, Inc.

                                                                       EXHIBIT E



                            List of First Day Motions
                            -------------------------

                                                                         DATE
                                                                         ORDER
FIRST DAY MOTION                                                         ENTERED
----------------                                                         -------
Debtors' Ex Parte Motion for Immediate and Expedited Hearings on         9/29/04
First Day Motions

Ex Parte Motion for Expedited Hearing on Emergency Motion for            9/29/04
Approval and Entry of Stipulated Interim Order (I) Authorizing Use
of Cash Collateral of the Pre-Petition Lenders Pursuant to 11 U.S.C.
Section 363 and Grant of Adequate Protection Pursuant to 11 U.S.C.
Sections 363 and 364; and (II) Scheduling a Final Hearing Pursuant
to Bankruptcy Rule 4001(B)

Emergency Motion for Approval and Entry of Stipulated Interim Order      10/1/04
(I) Authorizing Use of Cash Collateral of the Pre-Petition Lenders
Pursuant to 11 U.S.C. Section 363 and Grant of Adequate Protection
Pursuant to 11 U.S.C. Sections 363 and 364, and (II) Scheduling a
Final Hearing Pursuant to Bankruptcy Rule 400l(b)


Debtors' Motion for Order Directing the Joint Administration of the      10/1/04
Debtors' Chapter 11 Cases Pursuant to Rule 1015(b) of the Federal
Rules of Bankruptcy Procedure

Debtors' Motion for Entry of an Order Authorizing Payment of             10/1/04
Pre-Petition Wages, Salaries, Payroll Taxes, and Other Compensation,
Employee Benefits and Reimburseable Employee Expenses and Certain
Other Relief

Debtors' Motion for an Order Authorizing Limited Notice Procedures       10/1/04
with Respect to All Proceedings

Debtors' Motion for Order (I) Authorizing Continued Use of Existing      10/1/04
(A) Bank Accounts, (B) Business Forms and Checks, and (C) Cash
Management System; (II) Authorizing the Continuation of Intercompany
Transactions and According Administrative Expense Status to Claims
for Such Transactions; and (III) Waiving the Investment and Deposit
Requirements of Section 345(b) of the Bankruptcy Code

Debtors' Application to Employ Foley & Lardner LLP as General Counsel    10/8/04
Pursuant to 11 U.S.C. Sections 327(a), 328(a), 329 and 1107, Rules
2014(a) and 2016(b) of the Federal Rules of Bankruptcy Procedure and
Local Bankruptcy Rule 2014-1

Application for Order Authorizing Employment and Retention of            10/8/04
JPMorgan Trust Company, National Association, as the Official Claims
and Noticing Agent of the Bankruptcy Court Pursuant to 28 U.S.C.
Section 156(c)

                                                                         DATE
                                                                         ORDER
FIRST DAY MOTION                                                         ENTERED
----------------                                                         -------

Debtors' Motion for an Order Under 11 U.S.C. Sections 105, 503(b),       10/8/04
507(a), and 366 (I) Prohibiting Utilities From Altering, Refusing or
Discontinuing Services on Account of Pre-Petition Claims; (II)
Deeming Utilities Adequately Assured of Future Performance; and (III)
Establishing Procedures for Determining Requests for Additional
Adequate Assurance

Debtors' Motion for an Order Under 11 U.S.C. Sections 105(a) and 541     10/8/04
Confirming Authority to Pay Pre-Petition Use, Employment, Single
Business, Property and Other Taxes


Application of the Debtors to Employ Conway MacKenzie & Dunleavy as      10/13/04
Financial Advisors and Investment Bankers Nunc Pro Tune to the
Petition Date

Motion for Entry of an Order Authorizing the Debtors to Obtain           10/19/04
Post-Petition, Debtor-in-Possession Financing Pursuant to 11 USC 363
and 364, Granting Priming Liens and Superpriority Claims to the DIP
Lenders, Approving and Confirming the Grant of Adequate Protection to
the Pre-Petition Lenders and Setting a Hearing for Entry of a Final
Order

                                                                       EXHIBIT F


                              Liquidation Analysis
                              --------------------

                              LIQUIDATION ANALYSIS

Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), Holders of Allowed Claims must either (a) accept the Plan or
(b) receive or retain under the Plan property of value, as of the Plan's assumed Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors' Assets under Chapter 7. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' Assets and the cash held by the Debtors at the commencement of their Chapter 7 cases. Prior to delivering any proceeds to General Unsecured Creditors, available cash and asset liquidation proceeds would first be applied to DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims and amounts necessary to satisfy any Chapter 7 fees, other professional fees and wind-down costs (including any incremental Administrative Claims that may result from the termination of the Debtors' business and the liquidation of the Debtors' Assets). Any remaining cash and asset liquidation proceeds after satisfaction of DP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims and Priority Claims would be available for distribution to General Unsecured Creditors and Holders of Equity Interests in accordance with the distribution hierarchy established by Section 726 of the Bankruptcy Code.

Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors' management, Lazard and the Debtors' legal advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and management. ACCORDINGLY, WHILE THE LIQUIDATION ANALYSIS IS NECESSARILY PRESENTED WITH NUMERICAL SPECFICITY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION; ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

Lazard prepared the Liquidation Analysis with the assistance of the Debtors' management, based upon the Debtors' unaudited actual balance sheets as of December 31, 2004. The Liquidation Analysis assumes these unaudited actual balance sheets are a proxy for the balance sheets on the date on which a liquidation would commence. The Liquidation Analysis also assumes that the liquidation of the Debtors would commence under the direction of a Bankruptcy Court-appointed trustee and would continue for six to nine months (the "Liquidation Period"), during which time all of the Debtors' major Assets would either be sold or conveyed to the respective Lien Holders and the cash proceeds or surplus, if any, net of liquidation-related costs, would be distributed to Creditors in order of priority. Additionally, the Liquidation Analysis assumes a distressed sale of the Debtors' equity ownership in its European business with such cash proceeds, net of liquidation-related costs, being distributed to the Creditors of the Debtor owning equity interests in the European operations. Although some of the Debtors' Assets might be liquidated during a shorter period of time, other Assets may be more difficult to collect or sell, thus expanding the Liquidation Period.

During the Liquidation Period, the Debtors' receivables would be collected and other Assets would be sold in a commercially reasonable manner. In the Liquidation Analysis, liquidation values for certain Assets were determined by general classes of Assets. The Liquidation Analysis was performed on a Debtor-by-Debtor basis and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code Sections 726 and 1129(b). The Liquidation Analysis does not assume proceeds from recoveries of any Avoidance Actions or other Causes of Action. The Liquidation Analysis does not assume proceeds from recoveries resulting from bank Liens on assets held outside of the Debtors and its subsidiaries. Additionally, the Liquidation Analysis does not assume proceeds from litigation which may provide awards in favor of the Debtors. These claims could have substantial value.

The Liquidation Analysis is prepared on a Debtor-by-Debtor basis consistent with the deconsolidated structure of the Plan. Therefore, certain Claims not already allocated to a specific Debtor, including DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims, and Priority Claims, have been allocated proportionally to each Debtor based on the net liquidation proceeds available to satisfy those Claims at each Debtor.

Subject to all of the assumptions, conditions, and limitations set forth above, the Debtors believe that Chapter 7 liquidations of the Debtors could result in a diminution in the value to be realized by the Holders of Claims and, as set forth below, the Debtors' management estimates mat in a liquidation, the Pre-Petition Lender Claims, Holders of Secured Claims, Administrative Claims and Priority Claims would be Impaired. Furthermore, Holders of General Unsecured Claims would not receive distributions on such Claims.

I. IMPORTANT CONSIDERATIONS AND ASSUMPTIONS

A. ESTIMATE OF NET PROCEEDS

The Liquidation Analysis assumes that a liquidation of the Debtors' assets would occur under the direction of a Bankruptcy Court-appointed Chapter 7 trustee. Liquidation values were generally assessed for classes of Assets by estimating the percentage recoveries that a Chapter 7 might achieve through the Assets' disposition. In the cases of machinery/equipment and inventory, Lazard utilized appraisals produced by a third party appraiser as of December 31, 2004 to determine liquidation values at some of the Debtors. The proceeds of these sale transactions would be conveyed to the Debtors' Creditors in order of priority. Proceeds from the sale of stock of foreign subsidiaries owned by one Debtor were also estimated. Such sales are assumed to occur on a going concern basis, based on Transaction Value-to-EBITDA multiples which reflect a distressed sale.

The Liquidation Period, estimated to be a minimum of six months to a maximum of twelve months, would allow for an expedited sale process and the documentation and closing of such sale transactions.

B. ESTIMATES OF COSTS

The Debtors' liquidation costs under Chapter 7 would include fees payable to a Chapter 7 trustee as well as those that might be payable to attorneys, financial advisors, appraisers, accountants, and other professionals in connection with the Chapter 7 liquidation. Additionally, the Debtors would incur certain costs of winding down operations during the Liquidation Period.

C. ALLOCATION OF CLAIMS AND DISTRIBUTION OF NET PROCEEDS BY DEBTOR

The Liquidation Analysis is prepared on a Debtor-by-Debtor basis consistent with the deconsolidated structure of the Plan. Consequently, certain Claims not already allocated to a specific Debtor, including certain DIP Facility Claims, Pre-Petition Lender Claims, Secured Claims, Administrative Claims, and Priority Claims, have been allocated proportionally to each Debtor based on the net liquidation proceeds available to satisfy those Claims at each Debtor. This allocation methodology allows Claims to maximize their recovery across all of the Debtors.

DIP Facility Claims, Pre-Petition Lender Claims, and Secured Claims have security interests in the North American Assets being liquidated and therefore receive recovery from each Debtor before Administrative Claims, Priority Claims, or General Unsecured Claims. Similarly, the DIP Lenders and the Pre-Petition Lenders have security interests in two-thirds of me equity ownership of the Debtors' European operations, the sole asset of Intermet International, Inc. Therefore, DIP Facility Claims and Pre-Petition Lender Claims are allocated to Intermet International, Inc. in an amount equal to two-thirds of the assumed purchase price of the equity of the European operations, net of transaction fees, relative to all proceeds available to DIP Facility Claims and Pre-Petition Lender Claims. Administrative Claims and Priority Claims not already allocated to specific Debtors are allocated proportionally to Debtors with the highest net proceeds available for distribution, after payments to DIP Facility Claims, Pre-Petition Lender Claims and Secured Claims. Lastly, General Unsecured Claims not already allocated to specific Debtors, including mainly Noteholder Claims, are granted claims in their full amount at every Debtor, except Intermet International, Inc. and Intermet Holding Company, based on guarantees provided by all other Debtors. It is assumed that any deficiency claim is treated as pan passu with General Unsecured Claims at each entity.

The liquidation analysis should be analyzed in conjunction with the footnotes that follow it. Footnotes (a) through (k) refer to the same items in each schedule of individual Debtors' buildup to net liquidation proceeds.

II.  CLAIMS BY DEBTOR

In preparing the Liquidation Analysis, Lazard, the Debtors and the Debtors' legal advisors estimated the amount of allowed Claims by Debtor on the commencement of a hypothetical Chapter 7 liquidation. The following schedule contains these estimated Claims by Debtor and by class. In the event of an actual Chapter 7 liquidation, allowed claims may vary materially from those presented below.





                        ESTIMATED CLAIMS UNDER HYPOTHETICAL LIQUIDATION AS OF JUNE 2005
-------------------------------------------------------------------------------------------------------------------
($ in 000s)

                                        Administrative       Priority       Secured       Unsecured         Total
                                        --------------       --------       -------       ---------         -----
INTERMET CORPORATION ET AL.               $39,622             $534          $200,382(a)   $180,544         $421,082
ALEXANDER CITY CASTING COMPANY, INC.            0               95                 0             0               95
CAST-MATIC                                    413              127                 7         4,436            4,984
COLUMBUS FOUNDRY                            2,138              374               202        13,215           15,929
DIVERSIFIED DIEMAKERS                         349              606                51         6,186            7,192
GANTON                                      7,029              430             2,841        11,523           21,824
INTERMET CORPORATION                        2,361            1,487               322        12,281           16,451
INTERMET HOLDING CO                             0                0                 0             0                0
INTERMET ILLINOIS                               0                0                 0         1,400            1,400
INTERMET INTERNATIONAL                          0                7                 0             7               14
INTERMET U.S. HOLDING, INC.                 1,695              433                23         8,321           10,472
IRONTON                                         0                9                 0         2,807            2,816
LYNCHBURG                                     416              466               158        12,377           13,416
NORTHERN CASTINGS                             259               40                 1         2,669            2,968
SUDBURY                                         0               27                 0         2,880            2,907
SUDM                                            0                0                 0             0                0
TOOL PRODUCTS                                 389              194               618         9,304           10,505
WAGNER CASTINGS                            26,559               15               331        27,599           54,504
WAGNER HAVANA                                   8                0                 0         1,691            1,699
                                          -------           ------          --------      --------         --------
  TOTAL                                   $81,238           $4,845          $204,935      $297,242         $588,268


----------

(a) Includes dip facility claim as of the anticipated commencement of the liquidation period equal to $45.3 million.



III.  CONCLUSIONS

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors at each Debtor, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of Assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7, and (iii) potential increases in claims which may arise in a liquidation, the Debtors have determined, as summarized on the charts below, that Confirmation of the Plan will provide Creditors with a recovery that is not less than they would receive pursuant to a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

IV.  RECOVERIES UNDER A HYPOTHETICAL CHAPTER 7 LIQUIDATION

DISTRIBUTIONS OF LIQUIDATION PROCEEDS (LOW - HIGH)
------------------------------------------------------------------------------------------------------------------------------------
($ in 000s)
                           ALEXANDER CITY
                              CASTINGS         CAST-MATIC         COLUMBUS         DIVERSIFIED        GANTON            INTERMET
                              CO., INC.        CORPORATION      FOUNDRY, L.P.    DIEMAKERS, INC.     TECH, INC.        CORPORATION
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
                            Low     High      Low     High      Low     High      Low     High      Low     High      Low     High
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Estimated Proceeds       $215     $333   $6,577   $8,366  $17,981  $24,747  $19,457  $25,433  $11,015  $14,558   $4,180   $8,651
Net Estimated Proceeds
  from Subsidiary(1)            0        0        0        0        0        0        0        0        0        0   19,927   23,735
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Total Net Estimated
    Proceeds                 $215     $333   $6,577   $8,366  $17,981  $24,747  $19,457  $25,433  $11,015  $14,558  $24,107  $32,386

DIP Facility Claims(TM)        67       77    2,056    1,940    5,621    5,739    6,082    5,898    3,443    3,376    1,307    2,006
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Recovery ($)                 67       77    2,056    1,940    5,621    5,739    6,082    5,898    3,443    3,376    1,307    2,006
  Recovery (%)             100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

Secured Claims(TM)            241      273    7,372    6,850   20,037   20,251   21,788   20,822   10,958   11,733    4,484    7,062
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Recovery ($)                148      256    4,521    6,425   12,360   19,008   13,375   19,535    7,572   11,182    2,874    6,644
  Recovery (%)              61.3%    93.8%    61.3%    93.8%    61.7%    93.9%    61.4%    93.8%    71.7%    95.3%    64.1%    94.1%

Admin Claims                    0        0      413      413    2,138    2,138      349      349    7,029    7,029   41,983   41,983
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Recovery ($)                  0        0        0        0        0        0        0        0        0        0   19,927   23,735
  Recovery (%)               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    47.5%    56.5%

Priority Claims                95       95      127      127      374      374      606      606      430      430    2,022    2,022
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Recovery ($)                  0        0        0        0        0        0        0        0        0        0        0        0
  Recovery (%)               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%

Unsecured Claims          180,544  180,544  184,980  184,980  193,759  193,759  186,730  186,730  192,067  192,067  192,825  192,825
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
  Recovery ($)                  0        0        0        0        0        0        0        0        0        0        0        0
  Recovery (%)               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%

Residual Value                  0        0        0        0        0        0        0        0        0        0        0        0

Distribution of Liquidation Proceeds (Low - High)
---------------------------------------------------------------------------------------------------------------------------------
($ in 000s)
                                                                 Intermet
                            Intermet          Intermet        International     Intermet U.S.       Ironton         Lynchburg
                         Holding Company   Illinois, Inc.         Inc.          Holding, Inc.      Iron, Inc.     Foundry Company
                         ---------------  ----------------  ----------------  ----------------  ----------------  ---------------
                           Low    High      Low     High      Low     High      Low     High      Low     High      Low    High
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
Net Estimated Proceeds        $0      $0       $0       $0  $59,823  $71,248  $14,444  $22,114       $0       $0  $8,343  $11,046
Net Estimated Proceeds
  from Subsidiary(1)           0       0        0        0        0        0        0        0        0        0       0        0
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  TOTAL NET ESTIMATED
      PROCEEDS                $0      $0       $0       $0  $59,823  $71,248  $14,444  $22,114      $0        $0  $8,343  $11,046

DIP Facility Claims(a)         0       0        0        0   12,467   11,016    4,515    5,129        0        0   2,608    2,562
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  Recovery($)                  0       0        0        0   12,467   11,016    4,515    5,129        0        0   2,608    2,562
  Recovery(%)               0.0%    0.0%     0.0%     0.0%   100.0%   100.0%   100.0%   100.0%     0.0%     0.0%  100.0%   100.0%

Secured Claims(a)              0       0        0        0   44,726   38,894   16,184   18,106        0        0   9,257    9,035
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  Recovery($)                  0       0        0        0   27,415   36,483    9,929   16,986        0        0   5,735    8,484
  Recovery(%)               0.0%    0.0%     0.0%     0.0%    61.3%    93.8%    61.4%    93.8%     0.0%     0.0%   62.0%    93.9%


Admin Claims                   0       0        0        0        0        0    1,695    1,695        0        0     416      416
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  Recovery($)                  0       0        0        0        0        0        0        0        0        0       0        0
  Recovery(%)               0.0%    0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%     0.0%

Priority Claims                0       0        0        0        7        7      433      433        9        9     466      466
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  Recovery($)                  0       0        0        0        7        7        0        0        0        0       0        0
  Recovery(%)               0.0%    0.0%     0.0%     0.0%   100.0%   100.0%     0.0%     0.0%     0.0%     0.0%    0.0%     0.0%

Unsecured Claims               0       0  181,944  181,944        7        7  188,865  188,865  183,351  183,351  192,921 192,921
                         ------- -------  -------  -------  -------  -------  -------  -------  -------  -------  ------  -------
  Recovery($)                  0       0        0        0        7        7        0        0        0        0       0        0
  Recovery(%)               0.0%    0.0%     0.0%     0.0%   100.0%   100.0%     0.0%     0.0%     0.0%     0.0%    0.0%     0.0%


Residual Value                 0       0        0        0   19,927   23,735        0        0        0        0       0        0

DISTRIBUTION OF LIQUIDATION PROCEEDS (LOW - HIGH)
--------------------------------------------------------------------------------
($ in 000s)


                NORTHERN CASTINGS                                          TOOL PRODUCTS,    WAGNER CASTINGS     WAGNER HAVANA,
                   CORPORATION       SUDBURY, INC.       SUDM, INC.             INC.             COMPANY              INC.
               ------------------  -----------------  -----------------  -----------------  -----------------  ------------------
                 LOW       HIGH      LOW      HIGH      LOW      HIGH      LOW      HIGH      LOW      HIGH      LOW      HIGH
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- ---------
NET
 ESTIMATED
 PROCEEDS      $  1,706  $  2,548  $      4 $      5  $      0 $      0  $ 12,085 $ 16,808  $  8,328 $ 11,948  $    693 $  1,267
NET
 ESTIMATED
 PROCEEDS
 FROM
 SUBSIDIARY(1)        0         0         0        0         0        0         0        0         0        0         0        0
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
  TOTAL NET
   ESTIMATED
   PROCEEDS    $  1,706  $  2,548  $      4 $      5  $      0 $      0  $ 12,085 $ 16,808  $  8,328 $ 11,948  $    693 $  1,267


DIP FACILITY
 CLAIMS(M)          533       591         1        1         0        0     3,778    3,898     2,603    2,771       217      294
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
 RECOVERY ($)       533       591         1        1         0        0     3,778    3,898     2,603    2,771       217      294
 RECOVERY (%)    100.0%    100.0%    100.0%   100.0%      0.0%     0.0%    100.0%   100.0%    100.0%   100.0%    100.0%   100.0%

SECURED
 CLAIMS(N)        1,913     2,086         4        4         0        0    13,163   13,722     9,131    9,762       777    1,038
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
 RECOVERY ($)     1,173     1,957         3        4         0        0     8,307   12,910     5,725    9,177       476      973
 RECOVERY (%)     61.3%     93.8%     61.3%    93.8%      0.0%     0.0%     63.1%    94.1%     62.7%    94.0%     61.3%    93.8%

ADMIN CLAIMS        259       259         0        0         0        0       389      389    26,559   26,559         8        8
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
 RECOVERY ($)         0         0         0        0         0        0         0        0         0        0         0        0
 RECOVERY (%)      0.0%      0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%

PRIORITY
 CLAIMS              40        40        27       27         0        0       194      194        15       15         0        0
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
 RECOVERY ($)         0         0         0        0         0        0         0        0         0        0         0        0
 RECOVERY (%)      0.0%      0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%

UNSECURED
 CLAIMS         183,212   183,212   183,424  183,424   180,544  180,544   189,848  189,848   208,143  208,143   182,235  182,235
               --------  --------  -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
 RECOVERY ($)         0         0         0        0         0        0         0        0         0        0         0        0
 RECOVERY (%)      0.0%      0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%      0.0%     0.0%

RESIDUAL
 VALUE                0         0         0        0         0        0         0        0         0        0        0        0

V.       NET LIQUIDATION PROCEEDS DETAIL BY DEBTOR


                HYPOTHETICAL LIQUIDATION ANALYSIS ALEXANDER CITY

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (X)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------      ------------------
                                                                                          LOW         HIGH        LOW         HIGH
                                                                                         ------     -------      ------      ------
CASH AND EQUIVALENTS (b)                                                    $0           100.0%      100.0%        $0            $0
Accounts Receivable, Net (a)                                                 0            65.0%       75.0%         0             0
Inventory (d)                                                              134            40.0%       50.0%        54            67
Land (e)                                                                    37           100.0%      100.0%        37            37
Building and Improvements (net) (l)                                        500            30.0%       50.0%       150           250
Machinery and Equipment (net) (g)                                           20            20.0%       40.0%         4             8
Construction in Progress (h)                                                 0             0.0%       25.0%         0             0
Other Assets (i)                                                             0             0.0%        0.0%         0             0
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                         -----                                  -----         -----
  TOTAL                                                                   $691                                   $245          $362
                                                                         =====                                  =====         =====

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%      ($29)         ($29)
                                                                                                                -----         -----
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                                $215          $333
                                                                                                                =====         =====


                  HYPOTHETICAL LIQUIDATION ANALYSIS CAST-MATIC


ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (a)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------      ------------------
                                                                                          LOW         HIGH        LOW         HIGH
                                                                                         ------     -------      ------      ------
CASH AND EQUIVALENTS (b)                                                    $0           100.0%      100.0%        $0            $0
Accounts Receivable, Net (a)                                             5,601            65.0%       75.0%     3,641         4,201
Inventory (d)                                                            2,436            30.0%       30.0%       731           731
Land (e)                                                                    42           100.0%      100.0%        42            42
Building and Improvements (net) (f)                                      1,876            30.0%       50.0%       563           938
Machinery and Equipment (net) (g)                                       11,806            21.2%       26.7%     2,498         3,149
Construction in Progress (h)                                               128             0.0%       25.0%         0            32
Other Assets (i)                                                             0             0.0%        0.0%         0             0
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                       -------                                 ------        ------
  TOTAL                                                                $21,889                                 $7,474        $9,093
                                                                       =======                                 ======        ======

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%     ($897)        ($727)
                                                                                                               ------        ------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $6,577        $8,366
                                                                                                               ======        ======

              HYPOTHETICAL LIQUIDATION ANALYSIS: COLUMBUS FOUNDRY

ESTIMATED LIQUIDATION PROCEEDS

                                                                                      HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                    BOOK VALUE       --------------------------------------
                                                                    12/31/2004(a)       RECOVERY %             AMOUNT
                                                                    -------------    ----------------    ------------------
                                                                                      LOW       HIGH       LOW       HIGH
                                                                                     ------    ------    -------    -------
Cash and Equivalents(b)                                                $     1       100.0%    100.0%    $     1    $     1
Accounts Receivable, Net(c)                                             19,253        65.0%     75.0%    $12,514    $14,440
Inventory(d)                                                             7,279        45.9%     48.4%      3,341      3,524
Land(e)                                                                    345       100.0%    100.0%        345        345
Building and Improvements (net)(f)                                       3,609        30.0%     50.0%      1,083      1,805
Machinery and Equipment (net)(g)                                        27,054        11.6%     25.0%      3,149      6,773
Construction in Progress(h)                                                 51         0.0%     25.0%          0         13
Other Assets(i)                                                            635         0.0%      0.0%          0          0
Investment in Subsidiaries(j)                                                0         0.0%      0.0%          0          0
                                                                       -------                           -------    -------
     Total                                                             $58,227                           $20,432    $26,899
                                                                       =======                           =======    =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                      12.0%      8.0%    ($2,452)   ($2,152)

NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                        $17,981    $24,747



            HYPOTHETICAL LIQUIDATION ANALYSIS: DIVERSIFIED DIEMAKERS

ESTIMATED LIQUIDATION PROCEEDS

                                                                                      HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                    BOOK VALUE       --------------------------------------
                                                                    12/31/2004(a)       RECOVERY %             AMOUNT
                                                                    -------------    ----------------    ------------------
                                                                                      LOW       HIGH       LOW       HIGH
                                                                                     ------    ------    -------    -------
Cash and Equivalents(b)                                                $    30       100.0%    100.0%    $    30    $    30
Accounts Receivable, Net(c)                                             10,702        65.0%     75.0%    $ 6,956    $ 8,027
Inventory(d)                                                            11,432        43.7%     45.8%      4,999      5,240
Land(e)                                                                    890       100.0%    100.0%        890        890
Building and Improvements (net)(f)                                      10,197        30.0%     50.0%      3,059      5,099
Machinery and Equipment (net)(g)                                        23,211        26.6%     34.9%      6,176      8,110
Construction in Progress(h)                                              1,000         0.0%     25.0%          0        250
Other Assets(i)                                                            430         0.0%      0.0%          0          0
Investment in Subsidiaries(j)                                                0         0.0%      0.0%          0          0
                                                                       -------                           -------    -------
     Total                                                             $57,892                           $12,110    $27,645
                                                                       =======                           =======    =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                      12.0%      8.0%   ($ 2,653)  ($ 2,212)

NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                        $19,457    $25,433


             HYPOTHETICAL LIQUIDATION ANALYSIS: GANTON TECHNOLOGIES

ESTIMATED LIQUIDATION PROCEEDS

                                                                                      HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                    BOOK VALUE       --------------------------------------
                                                                    12/31/2004(a)       RECOVERY %             AMOUNT
                                                                    -------------    ----------------    ------------------
                                                                                      LOW       HIGH       LOW       HIGH
                                                                                     ------    ------    -------    -------
Cash and Equivalents(b)                                                $   185       100.0%    100.0%    $   185    $   185
Accounts Receivable, Net(c)                                              9,897        65.0%     75.0%      6,433      7,423
Inventory(d)                                                             5,329        14.2%     16.1%        758        859
Land(e)                                                                    630       100.0%    100.0%        630        630
Building and Improvements (net)(f)                                       7,595        30.0%     50.0%      2,279      3,798
Machinery and Equipment (net)(g)                                        11,674        19.1%     23.3%      2,232      2,721
Construction in Progress(h)                                                831         0.0%     25.0%          0        208
Other Assets(i)                                                            784         0.0%      0.0%          0          0
Investment in Subsidiaries(j)                                                0         0.0%      0.0%          0          0
                                                                       -------                           -------    -------
     Total                                                             $36,925                           $12,517    $15,824
                                                                       =======                           =======    =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                      12.0%      8.0%   ($ 1,502)  ($ 1,266)

NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                        $11,015    $14,558

            HYPOTHETICAL LIQUIDATION ANALYSIS: INTERMET CORPORATION

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (a)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH      LOW           HIGH
                                                                                         ------     -------    ------        ------
Cash and Equivalents (b)                                               $ 1,477           100.0%      100.0%    $1,477        $1,477
Accounts Receivable, Net (c)                                             1,579            65.0%       75.0%     1,026         1,184
Inventory (d)                                                                0             0.0%        0.0%         0             0
Land (e)                                                                     0           100.0%      100.0%         0             0
Building and Improvements (net) (f)                                          0            30.0%       50.0%         0             0
Machinery and Equipment (net) (g)                                            0             0.0%        0.0%         0             0
Construction in Progress (h)                                                 0             0.0%       25.0%         0             0
Other Assets (i)                                                        22,474            10.0%       30.0%     2,247         6,742
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                       -------                                 ------        ------
  TOTAL                                                                $25,529                                 $4,750        $9,403
                                                                       =======                                 ======        ======

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%     ($570)        ($752)
                                                                                                               ------        ------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $4,180        $8,651
                                                                                                               ======        ======




            HYPOTHETICAL LIQUIDATION ANALYSIS: INTERMET HOLDING CO.

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (a)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH      LOW           HIGH
                                                                                         ------     -------    ------        ------
Cash and Equivalents (b)                                               $     0           100.0%      100.0%    $    0        $    0
Accounts Receivable, Net (c)                                                 0            65.0%       75.0%         0             0
Inventory (d)                                                                0             0.0%        0.0%         0             0
Land (e)                                                                     0           100.0%      100.0%         0             0
Building and Improvements (net) (f)                                          0            30.0%       50.0%         0             0
Machinery and Equipment (net) (g)                                            0             0.0%        0.0%         0             0
Construction in Progress (h)                                                 0             0.0%       25.0%         0             0
Other Assets (i)                                                             0             0.0%        0.0%         0             0
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                       -------                                 ------        ------
  TOTAL                                                                $     0                                 $    0        $    0
                                                                       =======                                 ======        ======

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%    $    0        $    0
                                                                                                               ------        ------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $    0        $    0
                                                                                                               ======        ======


              HYPOTHETICAL LIQUIDATION ANALYSIS: INTERMET ILLINOIS

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (a)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH      LOW           HIGH
                                                                                         ------     -------    ------        ------
Cash and Equivalents (b)                                               $     0           100.0%      100.0%    $    0        $    0
Accounts Receivable, Net (c)                                                 0            65.0%       75.0%         0             0
Inventory (d)                                                                0             0.0%        0.0%         0             0
Land (e)                                                                     0           100.0%      100.0%         0             0
Building and Improvements (net) (f)                                          0            30.0%       50.0%         0             0
Machinery and Equipment (net) (g)                                            0             0.0%        0.0%         0             0
Construction in Progress (h)                                                 0             0.0%       25.0%         0             0
Other Assets (i)                                                             0             0.0%        0.0%         0             0
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                       -------                                 ------        ------
  TOTAL                                                                $     0                                 $    0        $    0
                                                                       =======                                 ======        ======

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%    $    0        $    0
                                                                                                               ------        ------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $    0        $    0
                                                                                                               ======        ======

           HYPOTHETICAL LIQUIDATION ANALYSIS: INTERMET INTERNATIONAL

ESTIMATED LIQUIDATION PROCEEDS

                                                       HYPOTHETICAL LIQUIDATION VALUE RANGE
                                     BOOK VALUE        ------------------------------------
                                     12/31/2004(a)        RECOVERY %          AMOUNT
                                     ----------        ---------------   -----------------
                                                         LOW     HIGH      LOW       HIGH
                                                       ------   ------   -------   -------
Cash and Equivalents(b)                     $0         100.0%   100.0%        $0        $0
Accounts Receivable, Net(c)                  0          65.0%    75.0%         0         0
Inventory(d)                                 0           0.0%     0.0%         0         0
Land(e)                                      0         100.0%   100.0%         0         0
Building and Improvements(f)                 0          30.0%    50.0%         0         0
Machinery and Equipment (net)(g)             0           0.0%     0.0%         0         0
Construction in Progress(h)                  0           0.0%     0.0%         0         0
Other Assets(i)                              0           0.0%     0.0%         0         0
Investment in Subsidiaries(j)           30,144         206.7%   241.2%    62,316    72,702
                                       -------                           -------   -------
  Total                                $30,144                           $62,316   $72,702
                                       =======                           =======   =======

Liquidation Fees, Expenses and
  Wind Down Costs(k)                                     4.0%     2.0%   ($2,493)  ($1,454)

Net Estimated Proceeds Available
  for Distribution to Stakeholders                                       $59,823   $71,248


             HYPOTHETICAL LIQUIDATION ANALYSIS: INTERMET S. HOLDINGS

ESTIMATED LIQUIDATION PROCEEDS

                                                       HYPOTHETICAL LIQUIDATION VALUE RANGE
                                     BOOK VALUE        ------------------------------------
                                     12/31/2004(a)        RECOVERY %          AMOUNT
                                     ----------        ---------------   -----------------
                                                         LOW     HIGH      LOW       HIGH
                                                       ------   ------   -------   -------
Cash and Equivalents(b)                     $1         100.0%   100.0%        $1        $1
Accounts Receivable, Net(c)              8,667          65.0%    75.0%     5,634     6,500
Inventory(d)                             6,120          15.5%    16.8%       948     1,026
Land(e)                                    862         100.0%   100.0%       862       862
Building and Improvements(f)            23,381          30.0%    50,0%     7,014    11,691
Machinery and Equipment (net)(g)        20,381           9.6%    19.4%     1,955     3,950
Construction in Progress(h)                 29           0.0%    25.0%         0         7
Other Assets(i)                          1,438           0.0%     0.0%         0         0
Investment in Subsidiaries(j)                0           0,0%     0.0%         0         0
                                       -------                           -------   -------
  Total                                $60,879                           $16,414   $24,037
                                       =======                           =======   =======

Liquidation Fees, Expenses and
  Wind Down Costs(k)                                    12.0%     8.0%   ($1,970)  ($1,923)

Net Estimated Proceeds Available
  for Distribution to Stakeholders                                       $14,444   $22,114


                 HYPOTHETICAL LIQUIDATION ANALYSIS: IRONTON IRON

ESTIMATED LIQUIDATION PROCEEDS

                                                       HYPOTHETICAL LIQUIDATION VALUE RANGE
                                     BOOK VALUE        ------------------------------------
                                     12/31/2004(a)        RECOVERY %          AMOUNT
                                     ----------        ---------------   -----------------
                                                         LOW     HIGH      LOW       HIGH
                                                       ------   ------   -------   -------
Cash and Equivalents(b)                     $0         100.0%   100.0%        $0        $0
Accounts Receivable, Net(c)                  0          65.0%    75.0%         0         0
Inventory(d)                                 0           0.0%     0.0%         0         0
Land(e)                                      0         100.0%   100.0%         0         0
Building and Improvements(f)                 0          30.0%    50.0%         0         0
Machinery and Equipment (net)(g)             0           0.0%     0.0%         0         0
Construction in Progress(h)                  0           0.0%    25.0%         0         0
Other Assets(i)                              0           0.0%     0.0%         0         0
Investment in Subsidiaries(j)                0           0.0%     0.0%         0         0
                                       -------                           -------   -------
  Total                                     $0                                $0        $0
                                       =======                           =======   =======

Liquidation Fees, Expenses and
  Wind Down Costs(k)                                    12.0%     8.0%        $0        $0

Net Estimated Proceeds Available
  for Distribution to Stakeholders                                            $0        $0

              HYPOTHETICAL LIQUIDATION ANALYSIS: LYNCHBURG FOUNDRY

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                       12/31/2004(a)          RECOVERY %               AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH        LOW         HIGH
                                                                                         ------     -------    --------      ------
CASH AND EQUIVALENTS(b)                                                     $0           100.0%      100.0%        $0            $0
Accounts Receivable, Net(c)                                              6,540            65.0%       75.0%     4,251         4,905
Inventory(d)                                                             3,722            66.7%       74.5%     2,481         2,774
Land(e)                                                                    670           100.0%      100.0%       670           670
Building and Improvements (net)(f)                                       2,348            30.0%       50.0%       704         1,174
Machinery and Equipment (net)(g)                                        11,705            11.7%       20.7%     1,375         2,419
Construction in Progress(h)                                                261             0.0%       25.0%         0            65
Other Assets(i)                                                            495             0.0%        0.0%         0             0
Investment in Subsidiaries(j)                                                0             0.0%        0.0%         0             0
                                                                       -------                                 ------       -------
  TOTAL                                                                $25,741                                 $9,481       $12,007
                                                                       =======                                 ======       =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                         12.0%        8.0%   ($1,138)        ($961)
                                                                                                              -------       -------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $8,343       $11,046
                                                                                                              =======       =======


              HYPOTHETICAL LIQUIDATION ANALYSIS: NORTHERN CASTINGS

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                       12/31/2004(a)          RECOVERY %               AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH        LOW         HIGH
                                                                                         ------     -------    --------      ------
CASH AND EQUIVALENTS(b)                                                     $0           100.0%      100.0%        $0            $0
Accounts Receivable, Net(c)                                              1,723            65.0%       75.0%     1,120         1,292
Inventory(d)                                                               536            61.4%       71.6%       329           384
Land(e)                                                                     12           100.0%      100.0%        12            12
Building and Improvements (net)(f)                                         706            30.0%       50.0%       212           353
Machinery and Equipment (net)(g)                                         1,037            25.7%       70.3%       266           729
Construction in Progress(h)                                                  0             0.0%       25.0%         0             0
Other Assets(i)                                                            129             0.0%        0.0%         0             0
Investment in Subsidiaries(j)                                                0             0.0%        0.0%         0             0
                                                                       -------                                 ------       -------
  TOTAL                                                                $ 4,143                                 $1,939       $ 2,770
                                                                       =======                                 ======       =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                         12.0%        8.0%     ($233)        ($222)
                                                                                                              -------       -------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $1,706       $ 2,548
                                                                                                              =======       =======


                   HYPOTHETICAL LIQUIDATION ANALYSIS: SUDBURY

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                       12/31/2004(a)          RECOVERY %               AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH        LOW         HIGH
                                                                                         ------     -------    --------      ------
CASH AND EQUIVALENTS(b)                                                     $0           100.0%      100.0%        $0            $0
Accounts Receivable, Net(c)                                                  7            65.0%       75.0%         5             5
Inventory(d)                                                                 0             0.0%        0.0%         0             0
Land(e)                                                                      0           100.0%      100.0%         0             0
Building and Improvements (net)(f)                                           0            30.0%       50.0%         0             0
Machinery and Equipment (net)(g)                                             0             0.0%        0.0%         0             0
Construction in Progress(h)                                                  0             0.0%       25.0%         0             0
Other Assets(i)                                                             77             0.0%        0.0%         0             0
Investment in Subsidiaries(j)                                                0             0.0%        0.0%         0             0
                                                                       -------                                 ------       -------
  TOTAL                                                                $    84                                 $    5       $     5
                                                                       =======                                 ======       =======

Liquidation Fees, Expenses and Wind Down Costs(k)                                         12.0%        8.0%       ($1)          ($0)
                                                                                                              -------       -------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                             $     4       $     5
                                                                                                              =======       =======

                 HYPOTHETICAL LIQUIDATION ANALYSIS: SUDM INC.

Estimated Liquidation Proceeds
--------------------------------------------------------------------------------

                                                           HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                         ---------------------------------------
                                                              RECOVERY %              AMOUNT
                                      BOOK VALUE         --------------------      -------------
                                     12/31/2004(a)       LOW             HIGH      LOW      HIGH
                                     -------------      ------         ------      ---      ----
Cash and Equivalents(b)                   $0            100.0%         100.0%      $0        $0
Accounts Receivable, Net(c)                0             65.0%          75.0%       0         0
Inventory(d)                               0              0.0%           0.0%       0         0
Land(e)                                    0            100.0%         100.0%       0         0
Building and Improvements (net)(f)         0             30.0%          50.0%       0         0
Machinery and Equipment (net)(g)           0              0.0%           0.0%       0         0
Construction in Progress(h)                0              0.0%          25.0%       0         0
Other Assets(i)                            0              0.0%           0.0%       0         0
Investment in Subsidiaries(j)              0              0.0%           0.0%       0         0
                                       -----                                    -----     -----
     TOTAL                                $0                                       $0        $0
                                       =====                                    =====     =====
Liquidation Fees, Expenses and
  Wind Down Costs(k)                                     12.0%           8.0%      $0        $0
NET ESTIMATED PROCEEDS AVAILABLE
  FOR DISTRIBUTION TO STAKEHOLDERS                                                 $0        $0

                HYPOTHETICAL LIQUIDATION ANALYSIS: TOOL PRODUCTS

Estimated Liquidation Proceeds
--------------------------------------------------------------------------------

                                                              HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                         -----------------------------------------------
                                                              RECOVERY %                    AMOUNT
                                      BOOK VALUE        ---------------------        -------------------
                                     12/31/2004(a)       LOW            HIGH          LOW         HIGH
                                     -------------      ------         ------        ------     --------
Cash and Equivalents(b)                      $3         100.0%         100.0%            $3           $3
Accounts Receivable, Net(c)               7,316          65.0%          75.0%         4,755        5,487
Inventory(d)                              3,908          41.5%          62.8%         1,624        2,456
Land(e)                                     356         100.0%         100.0%           356          356
Building and Improvements (net)(f)        8,041          30.0%          50.0%         2,412        4,021
Machinery and Equipment (net)(g)         13,414          34.2%          43.0%         4,582        5,765
Construction in Progress(h)                 729           0.0%          25.0%             0          182
Other Assets(i)                             590           0.0%           0.0%             0            0
Investment in Subsidiaries(j)                 0           0.0%           0.0%             0            0
                                       --------                                    --------     --------
     TOTAL                              $34,357                                     $13,733      $18,269
                                       ========                                    ========     ========
Liquidation Fees, Expenses and
  Wind Down Costs(k)                                     12.0%           8.0%       $(1,648)     $(1,462)
NET ESTIMATED PROCEEDS AVAILABLE
  FOR DISTRIBUTION TO STAKEHOLDERS                                                  $12,085      $16,808



               HYPOTHETICAL LIQUIDATION ANALYSIS: WAGNER CASTINGS

Estimated Liquidation Proceeds
--------------------------------------------------------------------------------

                                                                    HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                             --------------------------------------------------
                                                                   RECOVERY %                    AMOUNT
                                      BOOK VALUE             ----------------------     -----------------------
                                     12/31/2004(a)             LOW            HIGH        LOW            HIGH
                                     -------------           ------          ------     --------       --------
Cash and Equivalents(b)                      $32             100.0%          100.0%          $32            $32
Accounts Receivable, Net(c)                8,041              65.0%           75.0%        5,227          6,031
Inventory(d)                               5,096              33.3%           38.6%        1,699          1,965
Land(e)                                      343             100.0%          100.0%          343            343
Building and Improvements (net)(f)           816              30.0%           50.0%          245            408
Machinery and Equipment (net)(g)          12,203              15.7%           32.6%        1,919          3,984
Construction in Progress(h)                  899               0.0%           25.0%            0            225
Other Assets(i)                            1,264               0.0%            0.0%            0              0
Investment in Subsidiaries(j)                  0               0.0%            0.0%            0              0
                                        --------                                        --------       --------
     TOTAL                               $28,694                                          $9,464        $12,987
                                        ========                                        ========       ========
Liquidation Fees, Expenses and
  Wind Down Costs(k)                                          12.0%            8.0%      $(1,136)       $(1,039)
NET ESTIMATED PROCEEDS AVAILABLE
  FOR DISTRIBUTION TO STAKEHOLDERS                                                        $8,328        $11,948

           HYPOTHETICAL LIQUIDATION ANALYSIS: WAGNER HAVANA

ESTIMATED LIQUIDATION PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL LIQUIDATION VALUE RANGE
                                                                        BOOK VALUE        -----------------------------------------
                                                                      12/31/2004 (a)         RECOVERY (%)              AMOUNT
                                                                      --------------     ------------------    --------------------
                                                                                          LOW         HIGH      LOW           HIGH
                                                                                         ------     -------    ------        ------
Cash and Equivalents (b)                                               $     0           100.0%      100.0%    $    0        $    0
Accounts Receivable, Net (a)                                                68            65.0%       75.0%        44            51
Inventory (d)                                                              248            40.0%       50.0%        99           124
Land (e)                                                                     6           100.0%      100.0%         6             6
Building and Improvements (net) (f)                                        793            30.0%       50.0%       238           397
Machinery and Equipment (net) (g)                                        2,000            20.0%       40.0%       400           800
Construction in Progress (h)                                                 0             0.0%       25.0%         0             0
Other Assets (i)                                                             0             0.0%        0.0%         0             0
Investment in Subsidiaries (j)                                               0             0.0%        0.0%         0             0
                                                                        ------                                 ------        ------
  TOTAL                                                                 $3,115                                 $  787        $1,378
                                                                        ======                                 ======        ======

Liquidation Fees, Expenses and Wind Down Costs (k)                                        12.0%        8.0%      ($94)        ($110)
                                                                                                               ------        ------
NET ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO STAKEHOLDERS                                              $  693        $1,267
                                                                                                               ======        ======

NOTES TO LIQUIDATION ANALYSIS

(a) BOOK VALUES AS OF DECEMBER 31, 2004. Unless otherwise stated, the book values contained/presented in the Liquidation Analysis are book values as of December 31, 2004, These actual balances are used as a reference point for the analysis and, as described in the introduction to the Liquidation Analysis, are used as the value for which percentage recoveries for the liquidation of certain assets (e.g., accounts receivable) are based. Management of the Debtors provided all December 31, 2004 book values.

(b) CASH AND EQUIVALENTS. Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable.

(c) ACCOUNTS RECEIVABLE. Estimated proceeds realizable from short-term and long-term accounts receivable under a liquidation are based on management's assessment of the ability of the Debtors to collect on their accounts, taking into consideration the credit quality and aging of the accounts. The liquidation range of 65%-75% of book value is an estimate of the proceeds that would be available in a "forced sale" or liquidation scenario. This range conservatively takes into account the inevitable difficulty in collecting receivables and any concessions or off-sets which might be required to facilitate the collection of certain accounts.

(d) INVENTORY. Inventory includes finished goods, work-in-progress and raw materials. The range of liquidation values is derived from an inventory appraisal recently produced by a third party appraiser for the following Debtors based on December 31, 2004 account balances: Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Tool Products, Inc. and Wagner Castings Company. The low point of the range reflects the forced sale of all inventory including work-in-progress in "as is" condition. The high point of the range reflects the conversion of certain work-in-progress inventory into finished goods. For the remaining entities for which appraisals were not available, estimates were based on the average range of liquidation values/recoveries at the Debtors listed above. Those Debtors for which inventory appraisals were unavailable include Alexander City Casting Company, Inc., Intermet Corporation, Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Ironton Iron, Inc., Sudbury, Inc., SUDM, Inc., and Wagner Havana, Inc.

(e) LAND. Estimated proceeds realizable from the liquidation of land/real estate reflect 100% of book value. No appraisals of land/real estate assets were available for use in the liquidation analysis, and no provision for environmental costs related to, for example, remediation were taken into account.

(f) BUILDINGS AND IMPROVEMENTS. Estimated proceeds realizable from the sale of building and improvements reflect a range of 30% - 50%.

(g) MACHINERY AND EQUIPMENT. Machinery and equipment includes machinery, equipment and inventory of spare parts and safety equipment. The range of liquidation proceeds is derived from machinery and equipment appraisals recently produced by a third party appraiser for the following Debtors based on December 31, 2004 account balances: Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet U.S. Holding, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Tool Products, Inc. and Wagner Castings Company. The low range reflects a forced liquidation over an abbreviated period whereas the high range reflects an orderly liquidation over a longer timeframe. For the remaining entities for which appraisals were not available, estimates were based on the average range of liquidation values/recoveries at the debtors listed above. Those Debtors for which appraisals were unavailable include Alexander City Casting Company, Inc., Intermet Corporation, Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., fronton Iron, Inc., Sudbury, Inc., SUDM, Inc., and Wagner Havana, Inc.

(h) CONSTRUCTION IN PROGRESS. Management estimates that fixed assets under construction would yield limited to no value in a forced liquidation scenario, resulting in a recovery range of 0%-25%.

(i) OTHER ASSETS. Management estimates that other assets, which include tooling intangibles, prepaid assets, deposits, and unamortized bank fees would not yield significant value in a forced liquidation scenario, and accordingly have been ascribed 0% recovery. Other assets at Intermet Corporation, however, do include items, such as cash deposits, which have some tangible value. Consequently, the recoveries for other assets at Intermet Corporation ranges from 10%-30%.

(j) INVESTMENTS IN SUBSIDIARIES. Reflects the book value of the equity ownership in the Debtors' European operations at Intermet International, Inc.

(k) LIQUIDATION FEES AND EXPENSES. Chapter 7 trustee fees, other professional fees and wind-down costs are estimated to be 8%-12% of gross sales proceeds. In the case of Intermet International, liquidation fees and expenses reflect professional fees that would be incurred in the sale of the European operations, which are estimated at 2%-4% of gross sales proceeds.

(l) NET ESTIMATED PROCEEDS FROM SUBSIDIARY. Applies only to Intermet Corporation's recovery of value from its stock ownership in Intermet International which, in turn, recovers value from its stock ownership in Intermet's European subsidiaries. The Liquidation Analysis assumes a distressed sale of these European subsidiaries, with proceeds, after payment of net debt and transaction fees, going to Intermet International.

(m) DIP FACILITY CLAIMS. Reflects the projected DIP balance as of the anticipated commencement of the Liquidation Period.

(n) SECURED CLAIMS. Pre-Petition Lender Claims and Secured Claims have security interests in the domestic entities as well as two-thirds of the equity value of the European operations. These Claims are allocated proportionally by Debtor based on the net proceeds available at each Debtor to satisfy Secured Claims.

                                                                       EXHIBIT G


          Projected Financial Information for the Reorganized Debtors
          -----------------------------------------------------------

I.   PRINCIPAL ASSUMPTIONS FOR THE PROJECTIONS

A.   GENERAL

     1. Methodology. The Projections are based upon detailed operating budgets for the Debtors for the three-year period ending December 31, 2007, which were developed by management of the Debtors and CMD at the plant level in North America and on a consolidated basis in Europe. The projections for the calendar years 2008 through 2009 were developed by management of the Debtors and Lazard and were prepared on the same basis as 2005 through 2007, but through trending analysis using key top-down assumptions. Sales for all periods were developed by management of the Debtors on a part-by-part buildup at each plant based on current booked business as well as estimates for future business opportunities.

     2. Plan Consummation. The operating assumptions assume the Plan will be confirmed and consummated by August 31, 2005.

     3. Macroeconomic and Industry Environment. The Projections reflect currently forecasted build volumes per recent OEM estimates, steel prices consistent with current levels experienced by the Debtors and a rising interest rate environment.

B.   PROJECTED STATEMENTS OF OPERATIONS

     1. Net Sales. Consolidated revenues, estimated to be $837.2 million in 2004, are projected to increase by 0.8% in 2005 to $844.2 million, and then to continue to grow through the projection period, peaking in 2009 at $1,050.7 million. Sales for all periods were developed on a part-by-part buildup at each plant based on current booked business as well as estimates for future business opportunities.

     2. Gross Margin. Gross margin is projected to be 4.1% in 2005, increasing to 10.9% in 2009 based on more efficient production as unprofitable facilities are closed or sold and optimum capacities and efficiencies are realized at the continuing facilities. Gross margin also improves as a larger sales base absorbs fixed costs.

     3. Selling, General and Administrative Expenses ("SG&A"). SG&A includes corporate, research and development and customer support expenses. These expenses decrease from $43.4 million in 2005 to $40.2 million in 2006, reflecting cost savings relating to the closure of multiple facilities in 2005. By 2009, selling, general and administrative expenses grow to $43.7 million, consistent with the increase in sales experienced during the 2006-2009 period.

     4. Other Operating Costs. Reflects legacy costs at the Debtors' inactive and discontinued operations including property taxes, utility expense, insurance premiums, and general maintenance expense.

     5. Interest Expense. Interest expense reflects the accrual and payment of interest on the Debtors' Pre-Petition Credit Facility and DIP Facility until the Effective Date; and on a $170 million floating-rate term loan, a $90 million floating-rate revolving credit facility after the Effective Date, and on various credit facilities in Europe. The European debt is assumed to be paid down with European cash in excess of $20 million and interest expense is affected accordingly, Interest expense also includes letters of credit fees and agency fees.

     6. Other Expense. Reflects interest expense and interest income on certain intercompany obligations, charges to and from affiliates and gains and losses on foreign exchange transactions.

     7. Restructuring Costs. Includes fees paid to professionals advising the Debtors, fees paid to DIP Lenders and Exit Lenders, fees paid to the Initial Committed Purchasers, payments pursuant to the KERP and other one-time charges/expenses. Cancellation of indebtedness income which is incurred on the Effective Date is also included as income in this line item.

     8. Income Tax Provision. Income taxes in North America and Europe were prepared by management of the Debtors, with the assistance of tax and financial advisors. North American taxes reflect the impact of cancellation of debt income on the Effective Date and differences between tax and book pretax income are adjusted accordingly. Taxes presented in North America reflect these differences as well as the application of pre-petition tax attributes to offset taxable income subject to Section 382(1)(6) limitations. Income taxes in Europe were approximated by the Debtors' tax advisors. Book taxes in Europe are assumed to equal cash taxes.

C.   PROJECTED STATEMENTS OF CASH FLOW

     1. Working Capital. Accounts receivable are projected to be outstanding for 50-60 days during the projection period, reflecting historical trends. Accounts payable are projected to be outstanding for 5 days in 2005 in North America. The days outstanding in North America increases thereafter to 30 days by 2007 and remains constant through 2009. Inventory days-on-hand are based on historical trends of approximately 20 days in North America and 45 days in Europe.

     2. Capital Expenditures. Capital expenditures are expected to total $43.6 million for 2005. This figure is projected to increase to $50.5 million in 2006 reflecting certain catch-up expenditures and continue in a normalized range of $40-$50 million per year in 2007-2009. Capital expenditure projections were developed by management of the Debtors based on specific capital projects and planned improvements at specific facilities.

     3. Proceeds from Asset Sales. Reflects the estimated sale proceeds from certain property, machinery and equipment and other assets related to discontinued or inactive facilities.

     4. Increase/(Decrease) in Borrowings. Reflects seasonal borrowings and repayments on the DIP and post-emergence revolving credit facility as well as repayments of debt in Europe based on a $20 million minimum cash balance in Europe.

     5. Changes in Other Financing. Reflects the $75 million Rights Offering on the Effective Date and some miscellaneous debt borrowing and repayments in Europe.

II.  PROJECTED BALANCE SHEET STATEMENT

     Fresh Start Accounting

     The American Institute of Certified Public Accountants ("AICPA") has issued Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). The Projections have been prepared in accordance with the fresh-start reporting principles set forth in the SOP 90-7, giving effect thereto as of August 31, 2005, subject to significant simplifying assumptions.

     The Pro Forma Reorganized Balance Sheet ("Reorganized Balance Sheet") is based on an Estimated Pre-Reorganization Balance Sheet, as modified by "Reorganization" and "Fresh-Start" adjustments. The Pre-Reorganization Balance Sheet provides estimates of assets and liabilities just prior to confirmation, including liabilities subject to compromise recorded in accordance with the SOP 90-7. The Reorganization Adjustments adjust the Pre-Reorganization Balance Sheet for the discharge of administrative claims and of estimated claims allowed by the Court upon confirmation. The Fresh-Start Adjustments further adjusts the Pre-Reorganization Balance Sheet of the emerging entity to:

     1.  Reflect the reorganization value of the assets;

     2.  Allocate the reorganization value among the assets; and

     3.  Reflect each liability at the plan confirmation date at its fair value.

     Reorganization value approximates the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets immediately after restructuring. Determination of the reorganization value requires a detailed valuation of all of the Reorganized Debtors' identifiable assets as of the Effective Date, including working capital assets, fixed assets and identifiable intangible assets such as third-party contracts. Allocation of the reorganization value among assets involves revaluing each of these assets at its fair value. Each liability of the emerging entity is reflected at its fair value.

     The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtors' will be required to determine their reorganization value as of the Effective Date. Reorganization value may change depending on the amount of cash retained upon emergence. The actual reorganization and fresh start adjustments will depend on the balance sheet as of the actual confirmation date and a final determination of the fair value appraisals. Such fair value appraisals could be materially higher or lower than the values assumed in the foregoing computations. In all events, the determination of reorganization value and the fair value of Reorganized Debtors' assets, as well as the determination of their actual liabilities, will be made as of the Effective Date. Furthermore, the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

PRO FORMA PROJECTED BALANCE SHEET (UNAUDITED)
(AS OF AUGUST 31, 2005)

INTERMET CORPORATION
($ in millions)

                                              ESTIMATED                                             PRO FORMA
                                          PRE-REORGANIZATION                                       REORGANIZED
                                               BALANCE          REORGANIZATION    "FRESH START"      BALANCE
                                               SHEET                 ADJ.              ADJ.          SHEET(a)
                                          ------------------    --------------    -------------    -----------
ASSETS
  CURRENT ASSETS
    Cash and Equivalents                       $ 19.4                $6.3 (b)            -             $ 25.6
    Total Receivables                           125.9                   -                -              125.9
    Inventory                                    64.5                   -                -               64.5
    Other Current Assets                          9.1                   -                -                9.1
                                              -------             -------            -----             ------
      Total Current Assets                     $218.8                $6.3            $ 0.0             $225.1

  NON CURRENT ASSETS
    Fixed Assets, Net                           271.9                   -                -              271.9
    Other Assets                                 23.5                   -             53.3 (c)           76.8
                                              -------             -------            -----             ------
       TOTAL Assets                            $514.2                $6.3            $53.3             $573.8
                                              =======             =======            =====             ======


LIABILITIES & SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts Payable                            $22.1                   -                -             $ 22.1
    Accrued Liabilities                          62.0                (1.7)(d)            -               60.2
    Accrued Interest                              1.2                   _                -                1.2
                                              -------             -------            -----             ------
      Total Current Liabilities                 $85.2               ($1.7)           $ 0.0              $83.5

  NON-CURRENT LIABILITIES
    DIP                                         $45.3              ($45.3)(e)            -                  -
    Exit Revolver                                 0.0                   -                -                  -
    Long Term Debt                               20.2               170.0 (f)            -              190.2
    Pre-Petition Liabilities                    166.5              (166.5)(g)         39.3 (k)              -
    Retirement Benefits                          88.7                (5.2)(h)            -              122.8
    Other Long-Term Liabilities                   9.9                   -                -                9.9
                                              -------             -------            -----             ------
      Total Non-Current Liabilities             330.6               (47.0)            39.3              322.9
  Liabilities Subject To Compromise             248.3              (248.3)(i)            -                  -
                                              -------             -------            -----             ------
    TOTAL LIABILITIES                          $664.1             ($297.1)           $39.3             $406.3
  Shareholders' Equity                        ($149.8)             $303.3 (j)        $14.0 (1)         $167.5
                                              -------             -------            -----             ------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY   $514.2              $  6.3            $53.3             $573.8
                                              =======             =======            =====             ======

         NOTES TO PRO FORMA PROJECTED BALANCE SHEET

(a)      The pro forma balance sheet adjustments contained herein account for
         (i) the reorganization and related transactions pursuant to the Plan and (ii) the implementation of "fresh start" accounting pursuant to SOP 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, as issued by the AICPA. The fresh start adjustments are based on a total equity value of $167.5 million consistent with the mid-point of Lazard's Enterprise Valuation.

(b) Reflects $6.3 million in cash created in North America by proceeds received from the Exit Facility financing and the Rights Offering, partially offset by the repayment of the DIP facility, Pre-Petition Credit Facility, Pre-Petition Senior Bonds, payments made to unsecured creditors, fees paid to various professionals, lenders and the Backstop Parties, KERP payments and pension payments.

(c) Reflects a $53.3 million increase in intangible assets due to the excess value of the Reorganized Intermet over the fair value of its assets.

(d)      Reflects a $ 1.7 million KERP cash payment.

(e)      Reflects repayment of the DIP Facility in cash.

(f)      Reflects issuance of a $170 million Exit Term Loan.

(g) Reflects repayment of the Pre-Petition Credit Facility and associated post-petition interest in cash.

(h)      Reflects a $5.2 million cash pension payment.

(i) Reflects extinguishment of pre-petition accounts payable and pre-petition Senior Notes and pre-petition accrued interest.

(j) Reflects cancellation of indebtedness income, the issuance of the New Common Stock, Rights Offering, and various cash payments.

(k) Increase in pension liability due to unrealized actuarial loss and prior service costs/benefits.

(1) Reflects adjustments to shareholders' equity based on the estimated equity value of the Reorganized Intermet ($167.5 million) in accordance with "fresh start" accounting provisions of SOP 90-7.

1.   PROJECTED STATEMENTS OF OPERATIONS


INTERMET CORPORATION

($ in millions)

                                                            FISCAL YEAR ENDING DECEMBER 31,
                                              -------------------------------------------------------------
                                               2005E         2006E        2007E        2008E         2009E
                                              -------       -------      -------      -------       -------
NET SALES
  North America                                $626.3        $606.6       $663.0       $728.4        $745.8
  Europe                                        217.9         252.2        265.5        291.7         304.9
                                              -------       -------      -------      -------       -------
     Total Sales                                844.2         858.8        928.5      1,020.2       1,050.7

Cost of Sales                                   809.8         783.5        838.6        909.9         936.3
                                              -------       -------      -------      -------       -------
  GROSS MARGIN                                  $34.4         $75.3        $89.9       $110.3        $114.4

Selling, General and Administrative Expense      43.4          40.2         40.3         42.2          43.7

Other Operating Expense                           1.2           0.4          0.4          0.4           0.4
                                              -------       -------      -------      -------       -------
  OPERATING INCOME                             $(10.2)        $34.7        $49.2        $67.7         $70.3

Interest Expense, Net                            20.7          20.5         20.2         19.5          19.2
Other Expense                                     3.7           0.5          0,6          0.6           0.6
Restructuring Expense (a)                      (111.2)          0.0          0.0          0.0           0.0
                                              -------       -------      -------      -------       -------
  Pre-Tax Income                                 76.6          13.7         28.4         47.6          50.5
Income Taxes - Current                            4.4           4.4          9.9         18.5          16.3
Income Taxes - Deferred                           0.0           0.0          0.0         (1.9)          0.6
                                              -------       -------      -------      -------       -------
  Total Income Taxes                              4.4           4.4          9.9         16.7          16.9
Minority Interest                                 0.1           0.0          0.0          0.0           0.0
                                              -------       -------      -------      -------       -------
  NET INCOME (LOSS)                             $72.3          $9.3        $18.6        $30.9         $33.6
                                              =======       =======      =======      =======       =======





(a)  Includes cancellation of indebtedness income in 2005 of $145.8 million.

2.  PROJECTED BALANCE SHEETS

INTERMET CORPORATION
($ in millions)



                                                                            FISCAL YEAR ENDING DECEMBER 31,
                                                    -------------------------------------------------------------------------------
                                                      2005E            2006E             2007E              2008E           2009E
                                                     -------          -------           -------            -------         --------

ASSETS
  CURRENT ASSETS
    Cash and Equivalents                             $ 22.0           $ 28.5             $ 33.4             $ 42.4          $ 67.6
    Total Receivables                                 120.3            121.1              125.0              137.3           141.4
    Inventory                                          67.4             67.3               68.8               67.3            67.7
    Other Current Assets                                8.2              7.8                7.5                7.5             7.5
                                                     ------           ------             ------             ------          ------
      Total Current Assets                           $217.9           $224.7             $234.7             $254.6          $284.2

  NON CURRENT ASSETS
    Fixed Assets, Net                                 269.6            274.1              271.3              276.9           278.2
    Other Assets                                       76.2             74.2               72.2               72.0            69.4
                                                     ------           ------             ------             ------          ------
      TOTAL ASSETS                                   $563.7           $573.0             $578.1             $603.4          $631.8
                                                     ======           ======             ======             ======          ======


LIABILITIES & SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts Payable                                 $ 28.2           $ 47.3             $ 50.5             $ 61.1          $ 63.4
    Accrued Liabilities                                64.1             56.5               55.0               55.0            55.0
    Accrued Interest                                    0.9              0.9                0.9                0.9             0.9
                                                     ------           ------             ------             ------          ------
      Total Current Liabilities                      $ 93.2           $104.7             $106.4             $117.0          $119.3
    Long Term Debt                                    188.2            184.7              175.7              164.6           162.6
    Retirement Benefits                               120.6            112.5              106.4              101.3            95.9
    Other Long-Term Liabilities                         9.9              9.9                9.9                9.9             9.9
                                                     ------           ------             ------             ------          ------
      Total Liabilities                               411.8            411.8              398.4              392.8           387.7
    Shareholders' Equity                              151.8            161.1              179.7              210.6           244.2
                                                     ------           ------             ------             ------          ------
      TOTAL LIABILITIES & SHAREHOLDERS' EQUITY       $563.7           $573.0             $578.1             $603.4          $631.8
                                                     ======           ======             ======             ======          ======




2.

2. 3.   PROJECTED STATEMENTS OF CASH FLOW

                                                             FISCAL YEAR ENDING DECEMBER 31,
INTERMET CORPORATION                             --------------------------------------------------------
($ in millions)                                    2005E       2006E       2007E      2008E        2009E
                                                 --------     -------     -------     -------     -------
FUNDS FROM OPERATIONS:
   Net Income                                     $  72.3     $  9.3      $ 18.6      $ 30.9      $ 33.6
   Depreciation                                      45.6       41.1        42.7        43.4        44.0
   Deferred Taxes                                     0.0        0.0         0.0        (1.9)        0.6
   COD Income                                      (145.8)       0.0         0.0         0.0         0.0
   Cash Payment to Unsecured Creditors              (10.0)       0.0         0.0         0.0         0.0

WORKING CAPITAL
 (Increase)/Decrease in Net A/R                      (4.1)      (0.7)       (3.9)      (12.3)       (4.1)
 (Increase)/Decrease in Net Inventory                 4.4        0.1        (1.4)        1.5        (0.4)
 (Increase)/Decrease in Other Assets                  5.6        2.3         2.3         2.0         2.0
   Increase/(Decrease) in Accounts Payable            3.1       19.1         3.1        10.6         2.4
   Increase/(Decrease) in Accrued Liabilities         3.9       (7.6)       (1.5)        0.0         0.0
   Increase/(Decrease) in Other LT Liabilities       (3.6)      (8.0)       (6.1)       (5.1)       (5.5)
   Changes in Working Capital                         9.4        5.2        (7.5)       (3.3)       (5.6)
                                                 --------     ------      ------      ------      ------
      Total                                      ($  28.5)    $ 55.6      $ 53.8      $ 69.1      $ 72.6

FUNDS PROVIDED BY INVESTING ACTIVITIES:
   Capital Expenditures                             (43.6)     (50.5)      (39.9)      (49.0)      (45.4)
   Proceeds from Asset Sales                          8.0        5.0         0.0         0.0         0.0
   Other Changes in Investing                         4.3        0.0         0.0         0.0         0.0
                                                 --------     ------      ------      ------      ------
      Total                                      ($  31.3)   ($ 45.5)    ($ 39.9)    ($ 49.0)    ($ 45.4)

FUNDS PROVIDED BY FINANCING ACTIVITIES:
   Increase/(Decrease) in Borrowings                 (2.0)      (3.5)       (9.0)      (11.0)       (2.1)
   Changes in Other Financing(a)                     72.6        0.0         0.0         0.0         0.0
                                                 --------     ------      ------      ------      ------
      Total                                      $   70.5    ($  3.5)    ($  9.0)    ($ 11.0)    ($  2.1)

CHANGES IN CASH AND EQUIVALENTS                  $   10.7     $  6.6      $  4.9      $  9.0      $ 25.1
   Beginning Cash                                    11.2       22.0        28.5        33.4        42.4
                                                 --------     ------      ------      ------      ------
      ENDING CASH                                $   22.0     $ 28.5      $ 33.4      $ 42.4      $ 67.6
                                                 ========     ======      ======      ======      ======

------------
(a)  Reflects new equity investments of $75 million via a rights offering.

4.   ADJUSTED EBITDA CALCULATION

                                                        INTERMET ADJUSTED EBITDA BUILD-UP
INTERMET CORPORATION                                 --------------------------------------
($ in millions)                                         LTM           2005E          2006E
                                                     --------       --------       --------
EBIT                                                 ($ 234.4)     ($   10.2)      $   34.7
Plus: Depreciation & Amortization                        47.9           45.6           41.1
Less: Other Expense(a)                                    0.0           (2.9)          (0.5)
                                                     --------       --------       --------
   EBITDA                                            ($ 186.4)      $   32.5       $   75.3
                                                     ========       ========       ========
Plus: Pro-Forma Adjustments                             209.5(b)         0.0            0.0
Plus: KERP Charge                                         2.7            3.8            0.0
Less: Impairment Adjustment                              (1.7)           0.0            0.0
Plus: Pricing and Surcharge Related Adjustments(c)       23.2            0.0            0.0
Plus: Plant Closure/Restructuring Costs                   9.8(d)        26.8(e)         0.0
                                                     --------       --------       --------
   Adjusted EBITDA                                   $   56.9       $   63.1       $   75.3
                                                     ========       ========       ========

------------
(a) Reflects interest expense and interest income on intercompany obligations, charges to and from affiliates and gains and losses on foreign exchange transactions.
(b)  Includes goodwill and asset impairment charges and reorganization costs.
(c)  Includes both North American and European surcharge adjustments.
(d) Includes charges for the closure of the Havana and Decatur facilities and adjustments related to the Radford and Racine operations.
(e) Includes charges for the closure of the Decatur facilities and adjustments related to the Columbus Machining, Radford and Racine operations.

5.       SUMMARY DEBTOR OPERATING/FINANCIAL STATISTICS

         Below are key income statement items by Debtor for the periods 2005-2007 as well as the book value of assets by Debtor entity based on unaudited balance sheets as of 12/31/04. The value of Intermet Corporation is attributable to the equity value of Intermet International, the parent of Intermet's foreign. Revenue, EBITDA and EBIT totals do not include corporate expenses, corporate eliminations, or any other items not allocated on an entity-by-entity basis.



                                                                         CONTRIBUTION ANALYSIS
                                 --------------------------------------------------------------------------------------------------
                                           REVENUE                       EBITDA                       EBIT
                                 ----------------------------  ---------------------------   ---------------------------  BOOK VALUE
DEBTOR                             2005      2006      2007      2005      2006     2007       2005      2006     2007     12/31/04
-------------------------------  --------  --------  --------  -------   -------   -------   -------   -------   -------  ----------
Intermet Corporation             $  217.9  $  252.2  $  265.5  $  20.8   $  30.4   $  33.2   $  11.3   $  19.5   $  21.4   $  155.6
Columbus Foundry, L.P.              147.1     166.6     180.0     22.5      23.6      26.3      17.4      18.5      21.2       84.2
Diversified Diemakers, Inc.          87.3      78.1      84.6     11.8      11.5      13.3       3.4       3.0       4.4      100.7
Tool Products, Inc.                  78.2      80.5      98.5      3.2       8.8      13.3       0.4       5.6       9.4       44.1
Northern Castings Corporation        28.4      33.0      33.1      5.3       6.3       6.1       4.7       5.6       5.4       15.8
Cast-Matic Corporation               47.4      36.3      37.2      4.6       6.7       6.8       2.7       4.7       4.6       21.9
Intermet U.S. Holding, Inc.          79.4     103.6     111.7      1.5       4.1       4.7      (4.6)     (1.3)     (0.2)      61.5
Ganton Technologies, Inc.            44.1      36.6      44.7    (12.9)      1.3       3.0     (16.6)     (0.0)      1.5       43.5
Lynchburg Foundry Company            88.5      73.0      73.9     (0.4)     (3.0)     (2.8)     (3.0)     (5.7)     (5.4)      29.8
Sudbury, Inc.                         0.0       0.0       0.0      0.0       0.0       0.0       0.0       0.0       0.0       12.9
Wagner Havana, Inc.                   0.0       0.0       0.0     (1.0)     (0.8)     (0.7)     (1.0)     (0.8)     (0.7)       3.1
Alexander City Castings Company,
  Inc.                                0.0       0.0       0.0     (0.2)     (0.1)     (0.1)     (0.2)     (0.1)     (0.1)       0.7
Intermet Illinois, Inc.               0.0       0.0       0.0      0.0       0.0       0.0       0.0       0.0       0.0        0.0
SUDM, Inc.                            0.0       0.0       0.0      0.0       0.0       0.0       0.0       0.0       0.0        0.0
Intermet Holding Company              0.0       0.0       0.0      0.0       0.0       0.0       0.0       0.0       0.0        0.0
Ironton Iron, Inc.                    0.0       0.0       0.0     (0.5)     (0.1)     (0.1)     (0.5)     (0.1)     (0.1)       0.0
Wagner Castings Company              47.8       0.0       0.0    (14.2)     (4.7)     (3.3)    (17.9)     (4.7)     (3.3)      28.8
                                 --------  --------  --------  -------   -------   -------   -------   -------   -------   --------
  TOTAL                          $  866.0  $  859.8  $  929.0  $  40.6   $  84.1   $  99.8   ($  3.8)  $  44.2   $  58.2   $  602.6

                                                                       EXHIBIT H


                   Selected Historical Financial Information
                   -----------------------------------------

                                                                       EXHIBIT I


                             Distribution Schedule
                             ---------------------

                                                  DISTRIBUTION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
($)
                                                                                                  Cash                   Convenience
                              Cash      Shares                 Rights                          Inducement                   Class
                               per       per       $/Share      per       $/Right    Recovery    Recovery  Inducement    Recovery
Debtor                        $1000     $1000        Per       $1000        Per     as a % of   as a % of     Cash        as a % of
                              Claim     Claim     Valuation    Claim     Valuation    Claim       Claim     Pool (a)         Claim
----------------------------  ------    -----    ----------    -----     ---------  ---------  ---------- -----------   ------------
Intermet Corporation (b)       $0.00     3.77      $16.91      11.31        $6.91     14.2%       15.0%   $1,389,878         22.5%
Columbus Foundry, L.P.          0.00     3.54       16.91      10.63         6.91     13.3%       14.0%    1,325,213         21.0%
Diversified Diemakers, Inc.     0.00     1.40       16.91       4.19         6.91      5.3%        6.0%      201,586          9.0%
Tool Products, Inc.             0.00     1.08       16.91       3.23         6.91      4.1%        5.0%      310,379          7.5%
Northern Castings Corporation   0.00     0.94       16.91       2.81         6.91      3.5%        5.0%       77,550          7.5%
Cast-Matic Corporation          0.00     0.83       16.91       2.48         6.91      3.1%        5.0%      163,326          7.5%
Intermet U.S. Holding, Inc.     0.00     0.45       16.91       1.36         6.91      1.7%        5.0%      297,900          7.5%
Ganton Technologies, Inc.       0.00     0.26       16.91       0.77         6.91      1.0%        5.0%      354,250          7.5%
Lynchburg Foundry Company       0.00     0.17       16.91       0.51         6.91      0.6%        5.0%      470,572          7.5%
Sudbury, Inc.                   0.00     0.13       16.91       0.40         6.91      0.5%        5.0%      143,679          7.5%
Wagner Havana, Inc.             0.00     0.14       16.91       0.41         6.91      0.5%        5.0%       71,921          7.5%
Intermet Illinois, Inc.         0.00     0.14       16.91       0.41         6.91      0.5%        5.0%       70,000          7.5%
Ironton Iron, Inc.              0.00     0.13       16.91       0.40         6.91      0.5%        5.0%      140,243          7.5%
Wagner Castings Company (c)     0.00     0.13       16.91       0.40         6.91      0.5%        5.0%      232,445          7,5%
SUDM, Inc. (d)                  2.78     0.14       16.91       0.41         6.91      0.8%         N/A          N/A           N/A
Alexander City Castings
  Company, Inc.                 0.00     0.14       16.91       0.41         6.91      0.5%         N/A          N/A           N/A
Intermet International          0.00      N/A       16.91        N/A         6.91    100.0%         N/A          N/A        100.0%
Intermet Holding Company        0.00      N/A       16,91        N/A         6.91       N/A         N/A          N/A           N/A
Intermet et. al. (e)            0.00     3.77       16.91      11.31         6.91     14.2%       15.0%       35,355         22.5%
                                                                                                          ----------
                                                                                                          $5,284,298

Noteholders (d)                         13.38      $16.91      40.14        $6.91     50.6%         N/A          N/A           N/A


Note: The allocation of shares and rights set forth above reflects current estimates of claims at each Debtor. Actual distributions may be higher or lower based on the resolution of disputed claims and actual allowed claims at each Debtor.

Note: To the extent general unsecured creditors elect to receive shares and rights in lieu of the Cash Inducement, the Reorganized Company's equity value per share will increase.

Note: Claims are estimated based on data from Administar as of June 2, 2005.

(a) If outstanding allowed claims increase, claimants' pro rata portion of the Inducement Cash Pool may be lower than the indicated recovery, provided that the inducement cash pool may be increased according to the Plan to ensure a percentage recovery that is at a minimum equal to the recovery that would otherwise be realized through the issuance of common stock and rights.


(b) Recoveries reflect the equity value of Intermet International, the holding company for Intermet's European operations. Assumes net debt of zero at Intermet International.

(c) Recovery analyses for Wagner Castings Company, Inc. reflect no retiree medical claims. Proposed percentage recoveries available under the Plan of Reorganization to general unsecured creditors and convenience class claimants at the entity will be adjusted downward based on the filing of any such claims in the future.

(d) Recovery includes $500,000 of fees assumed paid to the Indentured Trustee at SUDM, Inc.

(e) These claims are assumed to have only a single obligor; this presentation assumes these claims receive treatment equal to the most favorable recovery of claimants at any of the Debtors (i.e., Intermet Corp.).

                                                                       EXHIBIT J


                            Stockholders' Agreement
                            -----------------------


     The Stockholders' Agreement is filed herewith as Exhibit 10.1 Annex A Exhibit B.